As filed with the Securities and Exchange Commission on October 2, 2026.

Registration No. 333-[______]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

__________________________________________

Arca Nova Acquisition Corp
(Exact name of registrant as specified in its constitutional documents)

British Virgin Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

301 S McDowell Street Suite 125, Charlotte, NC 28204 United States
Telephone: +852-6583-3556
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________

Copies to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 10100 Santa Monica Boulevard Suite 2200 Los Angeles, CA 90067 Telephone: +1 (310) 728-5129	Arila Zhou, Esq. Joy Hui, Esq. Robinson & Cole LLP Chrysler East Building 666 Third Avenue, 20th Floor New York, NY 10017 Tel: (212) 451-2908

__________________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED OCTOBER 2, 2026

$100,000,000

Arca Nova Acquisition Corp

10,000,000 Units

Arca Nova Acquisition Corp (“Arca Nova” or the “Company”) is a blank check company incorporated in the British Virgin Islands as a business company with limited liability for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. We have not selected any business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. Our efforts to identify a prospective target business will not be limited to a particular geographic region. We intend to pursue an initial business combination with one or more businesses that operate within the digital asset ecosystem. While we may consider opportunities in a broad range of industries and geographic regions, our primary focus will be on companies that are positioned to benefit from the structural expansion of digital infrastructure and financial rails supporting blockchain and artificial intelligence technologies.

This is an initial public offering of our securities. We are offering 10,000,000 units at an offering price of $10.00. Each unit that we are offering consists of one ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as described herein. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will become exercisable on the later of (i) the completion of our initial business combination and (ii) 12 months from the closing of this offering, and will expire five years after the completion of our initial business combination or earlier upon redemption or our liquidation, as described herein. We refer to the warrants included in the units as “warrants” or the “public warrants.”

We have granted Maxim Group LLC (“Maxim”), the representative of the underwriters, a 45-day option to purchase up to an additional 1,500,000 units (over and above the 10,000,000 units referred to above) solely to cover over-allotments, if any.

We will provide the holders of our outstanding ordinary shares that were sold in this offering with the opportunity to redeem their shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below, including interest (net of taxes payable on the income earned on the trust account and funds previously released to the company to pay our taxes), as of two business days prior to the consummation of the initial business combination, divided by the number of then outstanding ordinary shares that were sold in this offering, which we refer to as our “public shares” throughout this prospectus, subject to the limitations described herein.

We have 21 months from the closing of this offering to consummate our initial business combination. However, we may hold a shareholder vote at any time to amend our memorandum and articles of association, to modify the amount of time we will have to consummate an initial business combination (as well as to modify the substance or timing of our obligation to redeem 100% of our public shares or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity). If we are unable to complete our initial business combination within the above time period, we will distribute the aggregate amount then on deposit in the trust account, including interest (net of taxes payable on the income earned on the trust account and funds previously released to the company to pay our taxes), pro rata to our public shareholders, by way of the redemption of their shares and thereafter cease all operations except for the purposes of winding up of our affairs, as further described herein.

Prior to the offering, our insiders collectively own 3,833,333 ordinary shares or “insider shares” (up to 500,000 shares of which are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised), including 3,233,334 insider shares owned by our sponsor, DDC Acquisition Corp and, 599,999 insider shares owned by our directors and officers. See “Principal Shareholders.” Upon the consummation of this offering, our insiders will own approximately 25.0% of our issued and outstanding ordinary shares (without giving effect to the sale of the private units, and assuming our insiders do not purchase units in this offering). If we increase or decrease the size of this offering, we will effect a share capitalization or a compulsory redemption or redemption or other appropriate mechanism, as applicable, with respect to our insider shares immediately prior to the consummation of this offering in such amount so as to maintain the number of insider shares, on an as-converted basis, at approximately 25.0% of our issued and outstanding ordinary shares upon the consummation of this offering (without giving effect to the sale of the private units, and assuming our insiders do not purchase units in this offering).

The insider shares are identical to the ordinary shares included in the units being sold in this offering, except that (a) they are subject to certain transfer restrictions; and (b) our sponsor and each member of our management team have entered into a letter agreement with us to waive their redemption rights, rights to liquidating distributions from the trust account and other shareholder rights enjoyed by holders of the ordinary shares. For further information on the transfer restrictions, see “Principal Shareholders” on page 152 of the prospectus.

Because our insiders acquired in aggregated amount of 3,833,333 insider shares at an average nominal price of $0.007 per share, upon the closing of this offering, your public shares will be significantly diluted. To illustrate, the table below shows material probable transactions or sources of dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the closing of this offering. The table below assumes: Scenario A) 25% of maximum redemption of our public shares are redeemed, Scenario B) 50% of maximum redemption of our public shares are redeemed, Scenario C) 75% of maximum redemption of our public shares are redeemed, and Scenario D) maximum redemptions that would permit us to maintain net tangible assets of $5,000,001 are redeemed.

	Without Over-Allotment Option Exercised
	Scenario A 25% of maximum redemptions(1)	Scenario B 50% of maximum redemptions(2)	Scenario C 75% of maximum redemptions(3)	Scenario D maximum redemptions(4)
Offering price of $10.00 included in the units	$10.00	$10.00	$10.00	$10.00
Pro forma net tangible book value per share, as adjusted	6.81	5.95	4.46	1.23
Dilution to public shareholders	$3.19	$4.05	$5.54	$8.77

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(1)      The numbers set forth in this column assume that 2,362,438 public shares, or 25%, of the 9,449,750 public shares are redeemed.

(2)      The numbers set forth in this column assume that 4,724,875 public shares, or 50%, of the 9,449,750 public shares are redeemed.

(3)      The numbers set forth in this column assume that 7,087,313 public shares, or 75%, of the 9,449,750 public shares are redeemed.

(4)      The numbers set forth in this column assume that 9,449,750 public shares, or maximum redemptions that would permit us to maintain net tangible assets of $5,000,001 are redeemed.

	With Over-Allotment Option Exercised
	Scenario A 25% of maximum redemptions(5)	Scenario B 50% of maximum redemptions(6)	Scenario C 75% of maximum redemptions(7)	Scenario D maximum redemptions(8)
Offering price of $10.00 included in the units	$10.00	$10.00	$10.00	$10.00
Pro forma net tangible book value per share, as adjusted	6.81	5.94	4.42	1.09
Dilution to public shareholders	$3.19	$4.06	$5.58	$8.91

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(5)      The numbers set forth in this column assume that 2,733,688 public shares, or 25%, of the 10,934,750 public shares are redeemed.

(6)      The numbers set forth in this column assume that 5,467,375 public shares, or 50%, of the 10,934,750 public shares are redeemed.

(7)      The numbers set forth in this column assume that 8,201,063 public shares, or 75%, of the 10,934,750 public shares are redeemed.

(8)      The numbers set forth in this column assume that 10,934,750 public shares, or maximum redemptions that would permit us to maintain net tangible assets of $5,000,001 are redeemed.

For further information on the dilutive effect of the insider shares and private units on the value of public shares, see “Dilution” and “Risk Factor — Our initial shareholders paid an aggregate of $25,000, or approximately $0.007 per share, for the insider shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.” on pages 109 and 64 of this prospectus.

Our sponsor, DDC Acquisition Corp, has also committed to purchase from us an aggregate of 176,500 units (or up to 184,000 units if the underwriters’ over-allotment option is exercised in full) or “private units,” at $10.00 per private unit for a total purchase price of $1,765,000 (or $1,840,000, if the underwriters’ over-allotment option is exercised in full).

These purchases will take place on a private placement basis simultaneously with the consummation of this offering. These private units are identical to the units sold as part of the units in this offering, subject to limited exceptions as further described herein. A portion of the proceeds we receive from these purchases will be placed in the trust account described below.

Our sponsor is wholly-owned by DDC Enterprise Limited (NYSE AMERICAN: DDC). DDC Enterprise Limited (“DDC”) is a publicly listed company that has repositioned its corporate strategy toward building operating platforms in the digital asset and AI ecosystem. Through this affiliation, Arca Nova will have access to DDC’s capital markets profile, sector expertise, and Asia-focused advisor network, while Arca Nova will operate as an independent special purpose acquisition company with its own board and governance.

Each of our sponsor, any affiliate of our sponsor, our directors or officers, may have interests that may be different from, in addition to or in conflict with yours. Potential investors should note that our officers and directors may face conflicts of interest arising from their ownership of founder shares, private units, and related securities, which could incentivize them to pursue a business combination regardless of its value to public shareholders. Their low acquisition cost of founder shares may allow substantial personal profit even if the target business underperforms, while failure to complete a transaction within the required timeframe would render these holdings worthless. In addition, management is not required to devote full time to our affairs and may have competing fiduciary duties or affiliations with other entities, including blank check companies, which could influence the allocation of opportunities. Certain business combinations may also involve conditions tied to the retention or resignation of directors. We reimburse our sponsor for administrative services, and insider shares remain subject to escrow and transfer restrictions, creating further incentives to complete a transaction. Finally, our initial shareholders have waived redemption rights on their founder and private shares, meaning only public shares will be redeemed if no business combination occurs, reinforcing the potential divergence between management’s interests and those of public investors. For details, see “Management — Conflicts of Interest.”

Prior to this offering, there has been no public market for our units, ordinary shares or warrants. We have applied to have our units listed on the NYSE LLC, or NYSE, under the symbol “[ANAC]U” on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading on the 52nd day after the date of this prospectus or, if such 52nd day is not on a day, other than a Saturday, Sunday or federal holiday, on which banks in New York City are generally open for normal business (a “Business Day”), then on the immediately succeeding Business Day following such date, unless Maxim informs us of its decision to allow earlier separate trading, subject to our satisfaction of certain conditions. Once the securities comprising the units begin separate trading, the ordinary shares and warrant will be traded on NYSE under the symbols “[ANAC],” and “[ANAC]W”, respectively.

We are a British Virgin Islands holding company with no material operations of our own.    Our sponsor is predominantly controlled by a Hong Kong national, Norma Ka Yin Chu, our Chairwoman and Chief Executive Officer, who is deemed to have sole voting and investment discretion with respect to the insider shares held by our sponsor. As a result, we may be considered a “foreign person” under rules promulgated by the Committee on Foreign Investment in the United States (CFIUS), and may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as CFIUS), or ultimately prohibited. As a result, the pool of potential targets with which we could complete an initial business combination may be limited. For further information, see “Risk Factor — We may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity, such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.” on page 51 of this prospectus.

Because our sponsor and two of our six officers and directors are based in or have significant ties to China, we are currently subject to various legal and operational risks and uncertainties associated with being based in China. Specifically, Norma Ka Yin Chu, our Chairwoman and Chief Executive Officer, is located in Hong Kong, and Ethan Yong Kang Yu, our Chief Financial Officer, is located in mainland China. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon them or our sponsor, to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on them under United States securities laws. For further information, see “Risk Factors — Because we are incorporated under the laws of the British Virgin Islands, and most of our executive officers and directors are located outside the United States, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal or state courts may be limited.” on page 67 of this prospectus.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which took effect on March 31, 2023. The Trial Administrative Measures further clarified and emphasized several aspects, including: (i) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (ii) exemptions from immediate filing requirements for issuers that a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, and b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, c) whose such overseas securities offering or listing shall be completed before September 30, 2023, provided however that such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (iii) a negative list of types of issuers banned from listing overseas, such as issuers under investigation for bribery and corruption; (iv) regulation of issuers in specific industries; (v) issuers’ compliance with national security measures and the personal data protection laws; and (vi) certain other matters such as: an issuer must file with the CSRC within three business days after it submits an application for initial public offering to competent overseas regulators; and subsequent reports shall be filed with the CSRC on material events, including change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

Our company is a blank check company incorporated under the laws of the British Virgin Islands. We currently do not hold any equity interest in any PRC company or operate any business in China. Therefore, we believe we are not required to obtain permissions or approvals from any PRC government authorities, including the CSRC or the Cyberspace Administration of China, or any other government entity, to issue our securities to foreign investors and to list on a U.S. exchange or operate our business. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or any other PRC governmental authorities. However, if we do not maintain applicable permissions or approvals, or if we inadvertently concluded that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, and we are denied permission and/or approvals, the relevant PRC government agencies could subject us to a stringent approval process from the relevant government entities in connection with this offering, continued listing on a U.S. exchange, the potential business combination, the issuance of shares or the maintenance of our status as a publicly listed company outside China, and the post business combination entity’s PRC operations if our business combination target is a PRC target company. We may also be subject to registration with the CSRC following this offering pursuant to the Trial Administrative Measures. It is uncertain when and whether we will be required to obtain permission from the PRC government to continue to list on a U.S. exchange in the future and offer our securities to foreign investors. If we do not maintain applicable permissions or approvals, if we inadvertently concluded that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, including pursuant to the Trial Administrative Measures, and we are denied permission and/or approvals from Chinese authorities to list on U.S. exchanges or offer our securities to foreign investors, we may not be able to continue listing on a U.S. exchange or be subject to other severe consequences, which would materially affect the interest of the investors. In addition, any changes in PRC law, regulations, or interpretations may severely affect our operations after this offering. The use of the term “operate” and “operations” includes the process of searching for a target business and conducting related activities. To that extent, we may not be able to conduct the process of searching for a potential target company in China.

If we decide to consummate our initial business combination with a target business based in and primarily operating in China, the target company and/or combined company will be required to go through the filing procedure to satisfy the filing requirements. We cannot assure you that we will be able to complete such process and receive clearance from CSRC on time, if at all, which could adversely affect our potential business combination with a PRC operating business and the business, financial condition and results of operations of the combined company.

In addition, we may pursue or consummate an initial business combination with a company located or doing business in the PRC (including Hong Kong and Macau), in which event we will continue to be subject to such legal and operational risks, including, without limitation, regulatory review of overseas listings of PRC companies. We are also subject to risks and uncertainties relating to future actions of the PRC government in this regard. Furthermore, if our target company is a PRC-incorporated company, or a PRC Target Company, that fails to comply with PRC rules and regulations, which could be vague or uncertain, it may require us to seek a different target company, or could materially adversely affect the PRC Target Company’s business operations, our financial performance, our results of operations and/or the value of our ordinary shares we are registering for sale either before or after the business combination, which could cause the value of such securities to significantly decline or become worthless. It could also significantly limit or completely hinder the post-combination company’s ability to offer or continue to offer securities to investors. In recent years, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity, or VIE, structure, adopting new measures to extend the scope of data security and cybersecurity reviews, and expanding anti-monopoly enforcement activities. These actions and statements have impacted or may impact our ability to identify and complete a business combination with a PRC Target Company, the operation of the post-combination company, and its ability to accept foreign investments or to list on a U.S. or other foreign exchange. Since some of these statements and regulatory actions are new, it is highly uncertain how soon legislative or regulatory bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on the PRC Target Company’s business operations, its ability to accept foreign investments and its ability to list on a U.S. or other foreign exchange. Given the PRC government’s significant oversight and discretion over the conduct of business of any China-based company that we may target for an initial business combination, the PRC government may intervene or influence the operations of our target at any time, which could result in a material change in our operations and/or value of the securities we are registering for sale.

As required under the Holding Foreign Companies Accountable Act (“HFCAA”), the U.S. Public Company Accounting Oversight Board (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China (the “PRC”) because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, Audit Alliance LLP (“Audit Alliance”), headquartered in Singapore, is an independent registered public accounting firm registered with the PCAOB and is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess Audit Alliance’s compliance with applicable professional standards. As such, Audit Alliance was not identified in this report as a firm subject to the PCAOB’s determination. The PCAOB currently has access to inspect the working papers of our auditor. Our auditor is not headquartered in China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determinations. Notwithstanding the foregoing, in the event that we complete a business combination with a company with substantial operations in China or Hong Kong and the PCAOB is not able to fully conduct inspections of our auditor’s work papers in China or Hong Kong, it could cause us to fail to be in compliance with U.S. securities laws and regulations, we could cease to be listed on a U.S. securities exchange, and U.S. trading of our shares could be prohibited under the HFCAA. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the People’s Republic of China, governing inspections and investigations of audit firms based in mainland China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB announced in its 2022 HFCAA Determination Report (the “2022 Determination”) its determination that the PCAOB was able to secure complete access to inspect and investigate accounting firms headquartered in mainland China and Hong Kong, and the PCAOB Board voted to vacate previous determinations to the contrary. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, including by the CSRC or the Ministry of Finance (the “MOF”), the PCAOB will make determinations under the HFCAA as and when appropriate. On December 23, 2022 the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022 legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years. As a result, the time period before an issuer’s securities may be prohibited from trading or delisted has been decreased accordingly. However, the HFCAA and related regulations currently do not affect the Company as the Company’s auditor is subject to PCAOB’s inspections and investigations. See “Risk Factors — Risks Associated with Acquiring and Operating a Target Business with its Primary Operations in China — U.S. laws and regulations, including the HFCAA and AHFCAA, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China or Hong Kong.”

If we decide to consummate our initial business combination with a target business based in and primarily operating in China, the combined company whose securities will be listed on a U.S. stock exchange may make capital contributions or extend loans to its PRC subsidiaries through intermediate holding companies subject to compliance with relevant PRC foreign exchange control regulations. As a blank check company, we have not made any transfers, dividends, or distributions as of the date of this prospectus. After the business combination, the combined company’s ability to pay dividends, if any, to the shareholders and to service any debt it may incur will depend upon dividends paid by its PRC subsidiaries. Under PRC laws and regulations, PRC companies are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to offshore entities. In particular, under the current PRC laws and regulations, dividends may be paid only out of distributable profits. Distributable profits are the net profit as determined under Chinese accounting standards and regulations, less any recovery of accumulated losses and appropriations to statutory and other reserves required to be made. A PRC company is required to set aside at least 10% of its after-tax profits each year to fund certain statutory reserve funds (up to an aggregate amount equal to half of its registered capital). As a result, the combined company’s PRC subsidiaries may not have sufficient distributable profits to pay dividends to the combined company. Furthermore, if certain procedural requirements are satisfied, the payment in foreign currencies on current account items, including profit distributions and trade and service related foreign exchange transactions, can be made without prior approval from State Administration of Foreign Exchange (the “SAFE”) or its local branches. However, where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with competent government authorities or its authorized banks is required.

We do not believe we are currently subject to PRC law or regulation, including those PRC laws and regulation which affect our cash flow, including our ability to effect the redemption rights of our shareholders in connection with a business combination. We note that the funds held in trust to effect any such redemption are held in the United States and, in any event, we are not aware of any PRC law or regulation that would prevent us from making redemption payments to our shareholders.

Due to (i) the risks of doing business in the PRC and/or Hong Kong, and (ii) the fact that our sponsor is predominantly controlled by a Hong Kong national, we may be a less attractive partner to non-PRC or non-Hong Kong-based target companies as compared to a non-PRC or non-Hong Kong-based special purpose acquisition company, or SPAC, which may therefore make it harder for us to complete an initial business combination with a target company that is based outside of the PRC or Hong Kong and which may therefore make it more likely that we will need to target a business combination with a target company located in the PRC or Hong Kong. For further risk factors relating to this offering and our company, please see “Risks Factors” beginning on page 46.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 46 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation to subscribe for units may be made to the public in the British Virgin Islands.

	Price to Public	Underwriting Discounts and Commissions(1)(2)	Proceeds, Before Expenses, to us
Per Unit	$10.00	$0.15	$9.85
Total	$100,000,000	$1,500,000	$98,500,000

____________

(1)      Includes (a) $0.05 per unit, or $500,000 (or up to $575,000 if the underwriters’ over-allotment option is exercised in full) in the aggregate payable in cash to the underwriters upon the closing of this offering, (b) $0.10 per unit, or $1,000,000 (or up to $1,150,000 if the underwriters’ over-allotment option is exercised in full) in the aggregate payable in cash to the underwriters for deferred underwriting fees and commissions that will be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriters in cash only upon completion of an initial business combination as described in this prospectus.

(2)      In addition, the Company will issue to Maxim 100,000 ordinary shares (or 115,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) as part of the deferred representative compensation (the “Deferred Representative Shares”) upon the completion of an initial business combination as described in this prospectus. See also “Underwriting” for a description of compensation and other items of value payable to the underwriters. See “Underwriting” on page 184 of this prospectus for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private units described in this prospectus, $100,000,000, or $115,000,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per unit or 100.0% of the gross proceeds of the offering in either case), will be deposited into a United States-based account at [Morgan Stanley] maintained by Continental Stock Transfer & Trust Company acting as trustee. Such amount includes up to $1,000,000 (or up to $1,150,000 if the underwriters’ over-allotment option is exercised in full) as deferred underwriting fees and commissions only on the completion of an initial business combination. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of our initial business combination and our liquidation upon our failure to consummate a business combination within the required time period. The majority of our assets may be located outside the United States after we consummate our first business combination.

Because our sponsor and directors acquired the founder shares at a nominal price of $25,000, or approximately $0.007 per share, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering.

The following table illustrates the difference between the public offering price per unit and our net tangible book value per share (“NTBV”), as adjusted to give effect to this offering and assuming the redemption of our public shares at varying levels and the exercise in full and no exercise of the over-allotment option. See the section titled “Dilution” for more information.

As of May 31, 2026
Offering Price of $10.00 in the Unit	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming No Exercise of Over-Allotment Option
$7.36	$6.81	$3.19	$5.95	$4.05	$4.46	$5.54	$1.23	$8.77
Assuming Full Exercise of Over-Allotment Option
$7.37	$6.81	$3.19	$5.94	$4.06	$4.42	$5.58	$1.09	$8.91

The underwriters are offering the units for sale on a firm-commitment basis. Delivery of the units will be made on or about __________, 2026.

Sole Book-Running Manager

Maxim Group LLC

The date of this prospectus is _______________, 2026

Arca Nova Acquisition Corp

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to:

•        “we,” “us” or “our company” refers to Arca Nova Acquisition Corp;

•        “amended and restated memorandum and articles of association” refers to our Second Amended and Restated Memorandum and Articles of Association, to be adopted by the Company with effect on or prior to the effectiveness of this registration statement;

•        “BVI” refers to the British Virgin Islands;

•        “Companies Act” and the “Insolvency Act” refer to the BVI Business Companies Act, 2004 and the Insolvency Act, 2003 of the British Virgin Islands, respectively and in each case as the same may be amended and supplemented from time to time;

•        “initial shareholders” refers to all of our shareholders immediately prior to the date of this prospectus, including all of our officers and directors to the extent they hold such shares;

•        “insider shares” refers to the 3,833,333 ordinary shares held by our initial shareholders prior to this offering (including up to an aggregate of 500,000 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part);

•        “letter agreements” refer to the agreements to be executed among us, the underwriters, our officers, directors and other initial shareholders on the date of this prospectus;

•        “ordinary shares” are to our ordinary shares, no par value;

•        “PRC” or “China” refers to the People’s Republic of China, including, for the purposes of this prospectus, Macau and Hong Kong.

•        “private units” refers to the units issued in a private placement simultaneously with the closing of this offering;

•        “private warrants” refers to the warrants included in the private units;

•        “US Dollars” and “$” refer to the legal currency of the United States;

•        “public shares” refers to ordinary shares which are being sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•        “sponsor” refers to DDC Acquisition Corp;

•        “public shareholders” means the holders of the public shares, whether they are purchased in the public offering or in the aftermarket, including any of our initial shareholders to the extent that they purchase such public shares (except that our initial shareholders will not have conversion or tender rights with respect to any public shares they own);

•        “trust account” are to a trust account maintained by Continental Stock Transfer & Trust Company, as trustee, in the U.S. for the benefits of the public shareholders;

•        “warrants” or “public warrants” refer to the warrants which are being sold as part of the units in this offering; and

•        “working capital units” refer to the units issuable upon conversion of the working capital loans, evidenced by promissory note(s), that may be provided by the Company’s initial shareholders, officers and directors or their affiliates, at $10.00 per unit upon consummation of the Company’s initial business combination.

Except as specifically provided otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

All references in this prospectus to our insider shares being forfeited shall take effect as surrenders for no consideration of such shares as a matter of the British Virgin Islands law. All references to the conversion of ordinary shares into pro-rata share of the amount in trust account shall take effect as a redemption of ordinary shares as a matter of the British Virgin Islands law.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

As a blank check company incorporated in the British Virgin Islands, we do not have any subsidiaries as of the date of this prospectus, and no transfers, dividends, or distributions of any earnings or settlement of any amounts have been made by us to date.

General

We are a blank check company incorporated in the British Virgin Islands on April 8, 2026 as a business company with limited liability (meaning that our public shareholders have no liability, as shareholders of our company, for the liabilities of our company over and above the amount paid for their shares). We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” Our efforts to identify a prospective target business will not be limited to a particular geographic region. We intend to pursue an initial business combination with one or more businesses that operate within the digital asset ecosystem. While we may consider opportunities in a broad range of industries and geographic regions, our primary focus will be on companies that are positioned to benefit from the structural expansion of digital infrastructure and financial rails supporting blockchain and artificial intelligence technologies.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Industries Overview

We intend to pursue our initial business combination within the digital asset ecosystem, focusing on three structurally distinct but converging sectors: Agentic AI platforms, stablecoin payment rails, and institutional digital yield platforms. We believe each of these industries is cash-flow generative, amplified by Bitcoin adoption, and positioned to benefit from increasing regulatory clarity and enterprise demand. These three industries — Agentic AI, stablecoin rails, and digital yield — are converging at the same balance sheet moment. Enterprises deploying agentic AI require efficient settlement infrastructure; stablecoin rails benefit from yield-generating collateral pools; and digital yield platforms are strengthened by AI-driven risk management. Arca Nova is designed to stand at this convergence point, leveraging sponsor credibility, sector expertise, and capital-markets access to identify and scale businesses that will define the next decade of digital infrastructure.

Agentic AI Platforms

Agentic AI refers to autonomous software agents capable of executing multi-step workflows with minimal human oversight, increasingly deployed in enterprise environments for customer support, trading, and IT operations. According to the Agentic Artificial Intelligence Market Report published by Fortune Business Insights last updated in April 20261, the global agentic AI market was valued at USD 7.29 billion in 2025 and is projected to grow from USD 9.14 billion in 2026 to USD 139.19 billion by 2034, exhibiting a compound annual growth rate (CAGR) of 40.50% during the forecast period. This growth reflects the proliferation of large language models, orchestration frameworks, and enterprise adoption of autonomous decision-making. For us, this sector represents a high-growth opportunity to acquire platforms that can scale into enterprise procurement channels and generate recurring subscription or transaction-based revenues.

The U.S. Department of the Treasury administers the Outbound Investment Security Program under Executive Order 14105. The rules prohibit or require notification of certain outbound investments by U.S. persons, and in certain cases their controlled foreign entities, involving covered foreign persons engaged in specified activities relating to

____________

1        https://www.fortunebusinessinsights.com/agentic-ai-market-114233 semiconductors and microelectronics, quantum information technologies and certain artificial intelligence systems, with the People’s Republic of China, Hong Kong and Macau identified as countries of concern. The rules became effective on January 2, 2025, and Treasury has stated that notifications required must be filed through the Outbound Notification System.

Although the Company may pursue an initial business combination in the broader AI industry, it does not intend to complete a business combination with a target business if the proposed transaction, the target’s activities, the post-combination group’s structure, or any related financing, governance or commercial arrangements would cause the transaction to be prohibited under the U.S. Outbound Investment Security Program or otherwise create material risk under those rules. The Company expects to evaluate potential targets for exposure to the Outbound Investment Security Program as part of its legal, regulatory and commercial due diligence, including the target’s jurisdictional nexus, beneficial ownership, principal place of business, research and development activities, product roadmap, model training activities, customer base, use cases, compute thresholds, strategic partnerships, licensing arrangements and relationships with persons in countries of concern.

However, the Outbound Investment Security Program is complex, recently implemented and subject to interpretation, and its application may depend on highly fact-specific inquiries, including whether a target business is a “covered foreign person,” whether the relevant AI systems are designed for or intended for covered end uses, whether applicable training thresholds are met, whether any exception is available, and whether any investor, sponsor, financing source or other relevant party is a U.S. person or controlled foreign entity for purposes of the rules. As a result, no assurance can be given that a potential initial business combination that the Company may determine to be commercially attractive will fall outside the scope of the Outbound Investment Security Program, or that U.S. governmental authorities would agree with the company’s interpretation of the rules, the facts or the availability of any exception. If a proposed business combination were to fall within the scope of the Outbound Investment Security Program, the transaction could be prohibited, could require notification to the U.S. Department of the Treasury, could be delayed while the parties assess the applicability of the rules or seek to restructure the transaction, and could require the company to abandon an otherwise attractive transaction, materially revise valuation, governance, financing or operational arrangements, or seek stockholder approval for alternative terms. Any such development could materially and adversely affect the company’s ability to identify and consummate an initial business combination within the required time period. See “Risk Factors — The U.S. Outbound Investment Security Program may limit the universe of potential target businesses in the artificial intelligence sector, may delay or prevent the consummation of an initial business combination, and may materially adversely affect the value of your investment.” and “Risk Factors — If an initial business combination is deemed to be a notifiable transaction under the Outbound Investment Security Program, the company or other relevant U.S. persons may be required to submit a notification to the U.S. Department of the Treasury, and failure to comply could result in penalties, governmental scrutiny and other adverse consequences.”

Stablecoin Payment Rails

Stablecoins are blockchain-based digital tokens pegged to fiat currencies, increasingly used for cross-border settlement and treasury management. According to market data published by FXC Intelligence in January 20252, the cross-border payments market in its entirety had a total addressable market of $194.6 trillion in 2024 and is forecast to reach $320.2 trillion by 2032. According to FXC Intelligence, growth will be aided by innovations in digital payments to cut costs and reduce processing times, incentivising greater flows. The B2B market (business-to-business payments) covers the payments made between businesses in different countries that facilitate the flow of goods and services across international borders. According to FXC Intelligence, in 2024, the B2B cross-border payments market had a total global size of $31.6 trillion, and is set to grow by 58% to $50 trillion in 2032, with a 5.9% CAGR. According to an article titled “Asia Is Creating A Blueprint For The Future Of Cross-Border Payments” published by Forbes in May 20253, Asia-Pacific’s cross-border payments market is expected to outgrow global averages, accounting for more than a third of the world’s international payments volume. Arca Nova’s sponsor network in Asia positions the company to capitalize on this trend.

____________

2        https://www.fxcintel.com/research/press-releases/new-data-cross-border-payments-market-now-worth-over-194tn-and-is-
forecast-to-reach-320tn-by-2032

3        https://www.forbes.com/sites/danielwebber/2025/05/13/asia-is-creating-a-blueprint-for-the-future-of-cross-border-payments/

Digital Yield Platforms

Digital yield platforms provide institutional lending and structured credit solutions backed by digital assets, particularly Bitcoin. According to the Crypto-Backed Lending Market research report published by Data Intelo and last updated in April 20264, global crypto-backed lending market was valued at $14.8 billion in 2025, driven by rising institutional adoption and DeFi protocol expansion, and is expected to reach $82.6 billion by 2034 at a CAGR of 21.1% over the forecast period 2026 to 2034. Bitcoin collateral dominated with 44.7% share of total collateral value locked in lending protocols. Institutional custodians and regulated lending desks are re-emerging as credible providers, offering BTC-backed loans with transparent risk models and compliance frameworks. For Arca Nova, this sector offers opportunities to acquire platforms that convert static digital asset holdings into recurring cash flows, aligning with investor demand for yield and risk-managed exposure.

Competitive Strengths

The following competitive strengths summarize the attributes we expect will enable Arca Nova to identify, execute, and grow attractive business combinations:

Experienced Management Team

Our leadership combines public-company operating experience, capital-markets execution, digital-asset domain expertise, and a proven SPAC track record, providing the operational credibility and execution capability necessary to source, diligence, and integrate high-quality business combinations.

Norma Ka Yin Chu, our Chairwoman and Chief Executive Officer, is the founder and long-time CEO of DDC Enterprise Limited (NYSE American: DDC). Ms. Chu brings executive experience running a listed operating company, a demonstrated ability to raise institutional capital, and direct experience implementing a corporate Bitcoin treasury strategy. We believe her capabilities can strengthen Arca Nova’s sponsor relationships, PIPE origination, and post-combination commercial channels. Ethan Yong Kang Yu, our Chief Financial Officer, has led DDC’s finance function and been responsible for regulatory reporting, capital raises and treasury management. Mr. Yu’s background in audit and IPO advisory work supports rigorous financial controls, SEC reporting readiness, and transaction execution. Duknam Ohnuki, our Chief Operating Officer, is an experienced equities professional with deep institutional client coverage and trading desk leadership in Asia. His market relationships and execution experience enhance Arca Nova’s ability to structure commercial partnerships, execute cross-border diligence, and support portfolio company go-to-market efforts.

Our independent directors also have extensive SPAC and sector experience. Christopher Bradley brings extensive SPAC transaction and board experience, having served in senior roles across multiple acquisition vehicles and public combinations. Jaime Leverton contributes executive leadership in digital-asset operations and data-center/infra businesses, with direct experience scaling public companies in the crypto and infrastructure sectors. Albert Park offers principal investing and multi-strategy asset management experience, including prior SPAC investing and board service, which supports capital allocation and investor relations.

Our management team’s mix of capital markets credibility, operational know-how in Asia and global markets, and hands-on experience with digital assets and enterprise technology creates a practical advantage in sourcing proprietary deal flow, conducting technical and regulatory diligence, and structuring transactions that align sponsor, public investor, and target management incentives.

Affiliation with DDC Enterprise Limited and Capital Markets Credibility

Our affiliation with DDC Enterprise Limited, a publicly listed company with demonstrated capital-markets access and an established advisor network across Asia, provides Arca Nova with immediate credibility in conversations with target management teams, institutional PIPE investors and commercial partners. That affiliation enhances our ability to originate proprietary deal flow in the three priority verticals identified in our sponsor’s strategic roadmap — agentic AI platforms, stablecoin payments rails and digital yield businesses — while the SPAC vehicle preserves the sponsor’s balance sheet and concentrates execution risk at the acquisition level.

____________

4        https://dataintelo.com/report/crypto-backed-lending-market

Proven Track Record in SPAC Transactions and Public Company Leadership.

Arca Nova’s board and management team include individuals who have repeatedly executed successful SPAC transactions and guided companies through the transition to public markets. For example, Norma Chu’s experience as CEO of DDC Enterprise Limited, a NYSE American-listed company, demonstrates her ability to raise institutional capital, manage regulatory obligations, and deliver shareholder value in a public company environment. Christopher Bradley has held senior executive roles across multiple SPACs that completed business combinations with operating companies now listed on NYSE, giving Arca Nova direct insight into structuring, negotiating, and closing complex de-SPAC transactions. Jaime Leverton’s leadership of Hut 8 Mining Corp. and her current role in digital infrastructure companies provide operational credibility in scaling public digital-asset businesses. Together, this blend of SPAC execution experience and public company leadership ensures that Arca Nova can navigate the regulatory, financial, and operational complexities of a business combination with confidence, while also supporting target companies in achieving sustainable growth as newly listed entities.

Sector-Specialist Strategy and Deal Flow

Our sector-specialist strategy further enhances our competitive positioning. Unlike generalist SPACs that cast a wide net across industries, Arca Nova is deliberately focused on capital-intensive and technically complex businesses that are often mispriced by public markets. By concentrating on companies with proprietary technology, regulatory positioning, or defensible data moats, and by insisting on clear paths to contracted fiat cash flows, we increase the probability of identifying businesses that can scale profitably and sustain durable valuations in public markets. The sponsor’s custody, treasury, and trading relationships, combined with our management team’s institutional distribution capabilities, create natural channels for pilot customers, commercial partnerships, and follow-on capital. These channels are critical in accelerating revenue growth and improving post-combination financing optionality, allowing our targets to transition seamlessly into the public market environment.

Geographic Reach and Cross-Border Positioning.

Arca Nova benefits from DDC’s established presence in Asia and its global capital-markets profile, which together create a distinctive advantage in sourcing and scaling cross-border transactions. Many of the most promising opportunities in agentic AI, stablecoin payments, and digital yield platforms are emerging in Asian markets, where regulatory frameworks, consumer adoption, and institutional demand are evolving rapidly. By combining local market knowledge with access to U.S. public capital, Arca Nova is uniquely positioned to bridge these ecosystems. This geographic reach not only expands the pool of potential targets but also enhances the ability to support portfolio companies in entering new markets, building international partnerships, and accessing diverse investor bases. The ability to operate credibly across jurisdictions strengthens Arca Nova’s competitive positioning and increases the likelihood of identifying businesses that can achieve durable global scale.

Other SPAC Experience

Norma Ka Yin Chu, our Chief Executive Officer and director, brings extensive experience in business leadership and capital markets. She is the Founder, Chairwoman, and Chief Executive Officer of DDC Enterprise Limited (NYSE American: DDC), a global Asian food platform and corporate Bitcoin treasury company, positions she has held since founding the company in 2012. Ms. Chu currently serves as an Independent Director of Oxley Bridge Acquisition Limited (NASDAQ: OBA), a special purpose acquisition company, a position she has held since 2025.

Christopher Bradley has extensive experience in special purpose acquisition company transactions, having served in executive and board roles across multiple SPACs. He served as Chief Executive Officer, Chief Financial Officer, and Chairman of Haymaker Acquisition Corp. 4 until its business combination with Concrete Partners Holdings, LLC in April 2026, following which the combined company became Suncrete, Inc. (NASDAQ: RMIX). He served as Chief Financial Officer of Haymaker Acquisition Corp. III until its business combination with BioTE Holdings, LLC in May 2022, and as an advisor to the resulting public company, biote Corp. (NASDAQ: BTMD), in 2025. He served as Chief Financial Officer and Secretary of Haymaker Acquisition Corp. II from 2019 until its business combination with ARKO Corp. (NASDAQ: ARKO) in December 2020, and of Haymaker Acquisition Corp. from 2017 until its business combination with OneSpaWorld Holdings Ltd. (NASDAQ: OSW) in March 2019.

Mr. Bradley currently serves on the boards of directors of SUMA Acquisition Corp. (NASDAQ: SUMAU) since March 2026, Cambridge Acquisition Corp. (NASDAQ: CAQ) since February 2026, and CSLM Acquisition Corp. III (NASDAQ: KOYN) since August 2025. He previously served on the board of Roth CH Acquisition Corp. from September 2023 until its business combination with SharonAI Inc. in December 2025 (NASDAQ: SHAZ).

Albert Park has experience in special purpose acquisition company investments. As Chief Executive Officer of Wnw Capital, a private investment firm he founded in 2010, he oversees investments across special purpose acquisition companies, blockchain, real estate, and venture capital. Prior to founding Wnw Capital, Mr. Park was a founding member of Centrecourt Asset Management, LLC from 2005 to 2007, where he was an active investor in special purpose acquisition companies.

Potential Conflicts of Interest with DDC

To the best of our and our management’s knowledge and belief, and based on publicly available information, DDC currently operates as a global Asian food platform that has adopted Bitcoin as a core treasury asset and is developing an AI-driven treasury intelligence platform primarily for the management of its corporate Bitcoin reserve, rather than as a standalone commercial agentic AI platform, stablecoin payment rail or institutional digital yield business of the type we intend to target for our initial business combination. DDC has described itself as a digital asset treasury company spearheading a corporate Bitcoin treasury strategy and has disclosed that it is building the DDC Treasury Intelligence Platform, an AI-driven operating system designed to optimize DDC’s Bitcoin treasury management and that may in the future support broader internal decision systems across DDC. As of the date of this prospectus, and to the best of our and our management’s knowledge and belief, DDC does not directly operate agentic AI platforms deployed as multi-tenant enterprise products, stablecoin payment rail businesses or institutional digital yield platforms that provide lending and structured credit products to third-party institutional clients in the manner described under “Proposed Business” beginning on page 119 of this prospectus.

However, DDC’s public disclosures indicate that it is actively expanding its Bitcoin treasury strategy, including through partnerships with regulated digital-asset service providers, and that it may explore yield-generating opportunities linked to its Bitcoin holdings, as well as potential commercialization of elements of its treasury intelligence platform over time. As a result, although DDC’s current core operations differ from our target business profile, there is no guarantee that DDC, its subsidiaries or its affiliates will not in the future pursue operating businesses, strategic investments, joint ventures, partnerships or technology commercialization initiatives that compete or overlap, in whole or in part, with the sectors we intend to focus on, including agentic AI platforms, stablecoin payment rails and digital yield platforms.

Because certain of our directors and officers, including our Chairwoman and Chief Executive Officer, also hold senior management positions and equity interests in DDC, and because DDC wholly owns our sponsor, potential conflicts of interest may arise in connection with the identification, evaluation and pursuit of business opportunities. These conflicts may relate to, among other things, the allocation of management time and attention between our company and DDC, the allocation of digital-asset- and AI-related opportunities between us and DDC, and the prioritization of capital-markets, strategic and commercial relationships that could benefit either us or DDC. We do not have a formal non-competition or exclusivity agreement with DDC that prohibits DDC from pursuing opportunities in our target sectors, and any conflicts of interest that arise will be addressed in accordance with our amended and restated memorandum and articles of association, our corporate governance policies and applicable law; however, these arrangements may not fully eliminate the potential for overlapping opportunities or ensure that any conflict will be resolved in our favor. For more details, see “Risk Factors — DDC Enterprise Limited’s evolving digital asset and AI strategy may create actual or potential conflicts of interest with our business, which could adversely affect our ability to identify and consummate an initial business combination.” and “Risk Factors — Because certain of our directors and officers also play key roles at DDC Enterprise Limited, their fiduciary or contractual duties to DDC may conflict with their duties to us.”

Our Sponsor

Our sponsor, DDC Acquisition Corp, is a British Virgin Islands business company incorporated as the sponsor of this offering and as an investment vehicle holding the insider shares and private units of the Company. Our sponsor is wholly-owned by DDC Enterprise Limited (NYSE AMERICAN: DDC). DDC Enterprise Limited (“DDC”) is a publicly listed company that has repositioned its corporate strategy toward building operating platforms in the digital asset and AI ecosystem. Through this affiliation, Arca Nova will have access to DDC’s capital markets profile, sector expertise, and Asia-focused advisor network, while Arca Nova will operate as an independent special purpose acquisition company with its own board and governance. Ms. Norma Ka Yin Chu, our Chairwoman and Chief Executive Officer, is the controlling individual of our sponsor by virtue of her position as the Chief Executive Officer and Chairwoman of DDC, her ownership of more than 30% of the voting power of DDC, and her role as the sole director of the sponsor.

In July 2026, we issued an aggregate of 3,833,333 insider shares to our sponsor and management team for a purchase price of $25,000, or approximately $0.007 per share, of which 3,233,334 insider shares are held by our sponsor. The insider shares held by our sponsor include an aggregate of up to 500,000 insider shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part. Our sponsor is not expected to effect any direct transfer of the insider shares it held prior to the offering, and DDC is not expected to effect any indirect transfer of such insider shares by transferring any securities of the sponsor prior to the offering. As a result, immediately prior to the offering, the sponsor holds 3,233,334 insider shares, or 84.35% of our issued and outstanding shares. Immediately after the offering, the sponsor will hold 2,733,334 insider shares, representing 82.00% of the issued and outstanding insider shares (without the exercise of the over-allotment option and assuming 500,000 insider shares forfeited as a result thereof). Upon the consummation of this offering, our insiders will own approximately 25.0% of our issued and outstanding ordinary shares (without giving effect to the sale of the private units, and assuming our insiders do not purchase units in this offering). If we increase or decrease the size of this offering, we will effect a share capitalization or a compulsory redemption or redemption or other appropriate mechanism, as applicable, with respect to our insider shares immediately prior to the consummation of this offering in such amount so as to maintain the number of insider shares, on an as-converted basis, at approximately 25.0% of our issued and outstanding ordinary shares upon the consummation of this offering (without giving effect to the sale of the private units, and assuming our insiders do not purchase units in this offering).

The insider shares are identical to the ordinary shares included in the units being sold in this offering, except that our initial shareholders (including our sponsor) have agreed, pursuant to written letter agreements with us (A) to vote their insider shares and any public shares acquired in or after this offering (other than shares acquired outside the redemption process in connection with our initial business combination, in compliance with Rule 14e-5 of the Exchange Act) in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association that would stop our public shareholders from converting or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 21 months from the closing of this offering unless we provide public shareholders with the opportunity to redeem their public shares from the trust account in connection with any such vote, (C) not to convert any insider shares (as well as any other shares acquired in or after this offering) into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the insider shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. Additionally, our initial shareholders have agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until 180 days after the date of the consummation of our initial business combination. Notwithstanding the foregoing, the insider shares will be released from the Lock-Up on the earlier of (1) after the date of the consummation of our initial business combination if the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination or (2) after the date of the consummation of our initial business combination, and subsequently, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Our sponsor has also committed to purchase from us an aggregate of 176,500 units (or up to 184,000 units if the underwriters’ over-allotment option is exercised in full) or “private units,” at $10.00 per private unit for a total purchase price of $1,765,000 (or $1,840,000, if the underwriters’ over-allotment option is exercised in full). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. These private units are identical to the units sold as part of the units in this offering, subject to limited exceptions as further described herein. A portion of the proceeds we receive from these purchases will be placed in the trust account described below. The private units (including the underlying securities) will not be transferable, assignable or saleable until after the completion of our initial business combination.

Although our sponsor is not expected to effect any transfer of the insider shares or private units its holds during the relevant lock-up terms, certain transfers prior to the completion of our initial business combination are permitted for the insider shares and private units (including the underlying securities):

•        The permitted transferees, with respect to the insider shares, shall mean (i) the initial shareholders or our officers, directors, advisors and employees, (ii) if the initial shareholder is an entity, as a distribution to partners, members or shareholders of the initial shareholder upon the liquidation and dissolution of the initial shareholder, (iii) by bona fide gift to a member of the initial shareholder’s immediate family or to a trust, the beneficiary of which is the initial shareholder or a member of the initial shareholder’s immediate family for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death of the initial shareholder, (v) pursuant to a qualified domestic relations order, (vi) by certain pledges to secure obligations incurred in connection with purchases of our securities, (vii) by private sales made in connection with the consummation of our business combination at prices no greater than the price at which the shares were originally purchased or (viii) to us for cancellation if the underwriter does not exercise the over-allotment option in full or in connection with the consummation of a business combination, in each case, except for (viii), on the condition that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the escrow agreement and of the letter agreement signed by the initial shareholder transferring the insider shares.

•        The permitted transferees, with respect to the private units, shall mean (i) the initial shareholders or our officers, directors, advisors and employees, (ii) transfers to the sponsor’s affiliates or its members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) by certain pledges to secure obligations incurred in connection with purchases of our securities, (vii) by private sales made in connection with the consummation of our business combination at prices no greater than the price at which the private units were originally purchased or (viii) to us for cancellation in connection with the consummation of our business combination, in each case (except for (viii)) where the transferee agrees to the terms of the transfer restrictions.

Except for the contractual restriction of the lock-up, there is no other restriction on the sponsor or their beneficial owner’s ability to share, sell or otherwise dispose of part or all of the interests in our sponsor. Some permissible transactions, such as the transfer of insider shares from our sponsor to an officer or consultant of the Company, or the transfer of the securities of the sponsor by DDC to a third party, or the issuance of new securities of the sponsor to a third party, may change the ownership structure or control among the sponsor and the management, or result in the control of the Company by another party. In such scenarios, the public shareholders may have very limited influence over the management of the Company. For further information, see “Risk Factor — Before a prospective target business is identified or the initial business combination is consummated, our sponsor or management may change or divest their ownership interests in us. Such change or divestment could deprive us of key personnel and advisors, and the public shareholders may have very limited influence over the management of the Company as a result.” on page 63 of this prospectus.

We have agreed to pay our sponsor (or its affiliate) a monthly fee of $10,000 for general and administrative services such as office space, utilities and secretarial and administrative services. However, we may delay payment of such monthly fee upon a determination by our board of directors that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination. We believe that the fee charged by our sponsor (or its affiliate) is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon the earlier of (i) the completion of our initial business combination or, (ii) our liquidation.

Further, in order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our initial shareholders (including our sponsor), officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The promissory notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the promissory notes may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit. Such working capital units would be identical to the private units sold in the private placement. As such, such promissory notes will result in the issuance of up to 50,000 working capital units that will result in the issuance of up to an additional 50,000 ordinary shares and, upon exercise of the warrants comprising the units, a further 25,000 ordinary shares.

Following this offering, assuming the over-allotment option is not exercised, our sponsor will own a total of 2,733,334 insider shares and 176,500 private units, representing 21.54% of the issued and outstanding shares following this offering. In total, the sponsor will pay for an aggregate purchase price of $1,786,087 for an aggregate of 2,909,834 shares and 88,250 private warrants (which will result in the issuance of 88,250 shares upon exercise). However, other than the foregoing, our sponsor or its affiliates have not received and will not receive any other form of compensation.

For a summary of the securities owned by the sponsor and the relevant terms, see illustration below:

Types of Securities	Number of Securities Before Offering Held	Number of Securities After Offering Held (assuming no over-allotment option exercised)	Purchase Price To be Paid
Insider Shares(1)	3,233,334	2,733,334	$0.01 per share
Private Units(2)	0	176,500	$10.00 per unit (including one private share and one-half of one redeemable private warrant)
Working Capital Units	0	Up to 50,000	$10 per working capital unit (including one share and one-half of one redeemable warrant)

____________

(1)      The insider shares are subject to transfer restrictions as described above.

(2)      The private units are subject to transfer restrictions as described above.

On July 6, 2026, we issued an unsecured promissory note to the Sponsor, pursuant to which we may borrow up to an aggregate principal amount of $500,000 (the “Promissory Note”). The Promissory Note is non-interest bearing and payable on the earlier of consummation of an initial public offering of our securities or the date on which we determine not to conduct an initial public offering of our securities. As of May 31, 2026, DDC Acquisition Corp, our sponsor, loaned to us an aggregate of $4,000, on a non-interest-bearing and due on demand basis for payment of formation expenses and offering expenses associated with this offering on our behalf. The loans will be repaid out of the proceeds of this offering not being placed in the trust account.

Except as disclosed under this section, the sponsor does not have any agreement, arrangement, or understanding with the Company regarding any compensation, reimbursement, or transfer of interests in relation to our initial business combination, nor is there any agreement between the sponsor and any unaffiliated shareholders of the Company regarding redemptions, payments, compensation, reimbursement, or transfer of interests.

In addition to the insider shares, the compensation received or to be received and the amount of securities issued or to be issued to our insiders, including the issuance of working capital units that may be converted from the working capital notes will have dilutive effect on the public shares you hold. However, the extent of such dilutive effect is uncertain. For further information, see “Risk Factor — Our initial shareholders paid an aggregate of $25,000, or approximately $0.007 per share, for the insider shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.” and “Risk Factor — Our outstanding warrants or the conversion of the promissory notes upon consummation of our business combination into working capital units may have an adverse effect on the market price of our ordinary shares and make it more difficult to effect a business combination.” on pages 64 and 64 of the prospectus.

We are a British Virgin Islands holding company with no material operations of our own. Our sponsor is predominantly controlled by a Hong Kong national, Norma Ka Yin Chu, our Chairwoman and Chief Executive Officer, who is deemed to have sole voting and investment discretion with respect to the insider shares held by our sponsor. As a result, we may be considered a “foreign person” under rules promulgated by the Committee on Foreign Investment in the United States (CFIUS), and may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as CFIUS), or ultimately prohibited. As a result, the pool of potential targets with which we could complete an initial business combination may be limited. For further information, see “Risk Factor — We may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity, such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.” on page 51 of this prospectus.

Acquisition Strategy and Investment Criteria

Our acquisition strategy is to identify and complete business combinations with companies that sit at the intersection of digital-asset infrastructure and enterprise artificial intelligence, where capital intensity, technical complexity and regulatory specialization create opportunities for a sector-specialist public sponsor to add value. We intend to look for target company by applying the following criteria:

•        We apply financial and operational criteria designed to identify businesses that can scale as public companies. Target companies should exhibit clear unit economics, defensible margins at scale, and a realistic three- to five-year plan to achieve positive operating cash flow; while early-stage technology companies may be considered, we will favor those with demonstrable customer traction, meaningful annual recurring revenue or transaction volume, and disciplined capital efficiency. We will evaluate historical and projected financials for revenue quality, customer concentration, churn, and the degree to which revenue is contractually committed versus transactional or speculative.

•        Technology, regulatory and governance readiness are core investment filters. We will prioritize targets with proprietary technology, defensible data moats, or regulatory positioning that creates barriers to entry, including formal compliance programs, licensing where required, and demonstrable engagement with relevant regulators. For payments and stablecoin businesses, we will require robust AML/KYC controls, custody arrangements, and legal opinions addressing token classification and settlement risk; for agentic AI and infrastructure targets, we will require enterprise-grade security, auditability, and governance frameworks that meet large institutional procurement standards.

•        Our deal structure and capitalization approach emphasizes alignment and optionality. We will seek combinations that permit sponsor and management rollover equity, performance-based earn-outs where appropriate, and a PIPE syndication that secures committed capital at closing to support growth plans. We will maintain valuation discipline by benchmarking against comparable public and private transactions, insisting on conservative pro forma leverage and liquidity profiles, and structuring protections for public shareholders, including clear redemption mechanics and transparent disclosure of related-party arrangements.

•        Finally, our post-combination value creation plan focuses on rapid operational support and market access. Following closing, we will deploy the sponsor’s commercial channels, custody and treasury relationships, and institutional distribution capabilities to accelerate customer pilots, strategic partnerships and follow-on financings. We will work with target management to implement public-company governance, strengthen financial controls and execute scalable go-to-market strategies so that the combined company can realize durable, risk-adjusted growth in the public markets.

Our sponsor believes that conducting comprehensive due diligence on prospective investments is particularly important within the digital asset and enterprise technology sectors, where regulatory readiness, technical differentiation, and governance frameworks are critical to long-term success. In evaluating a prospective initial business combination, we expect to conduct a thorough diligence review that will encompass, among other things, meetings with incumbent management and employees, review of financial statements and operating metrics, inspection of facilities and technology infrastructure, assessment of regulatory compliance and licensing, and detailed analysis of proprietary technology, data assets, and governance systems. We will also leverage our sponsor’s advisor network in custody, trading, and macro research to validate market positioning and risk management practices. This multi-layered diligence process is designed to ensure that any target we pursue not only meets our financial and operational criteria but also demonstrates the regulatory, technological, and governance readiness necessary to succeed as a publicly listed company.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, our officers, or our directors, subject to certain approvals and consents. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers, or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm that our initial business combination is fair to our shareholders from a financial point of view. We are not required to obtain such an opinion in any other context.

Members of our management team may directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

We currently do not have any specific targets for an initial business combination selected. None of our officers and directors, nor has anyone on their behalf contacted or had any discussions with possible target businesses in which they directly or indirectly proposed or encouraged a potential target to consider a possible combination with us.

As described in “Management — Conflicts of Interest,” each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Our amended and restated memorandum and articles of association will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless (i) such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company, (ii) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue and (iii) the director or officer is permitted to refer the opportunity to us without violating another legal obligation. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she will honor his or her obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us. We do not believe, however, that the fiduciary, contractual or other obligations or duties of our officers or directors will materially affect our ability to complete our initial business combination.

PRC Limitation on Overseas Listing and Share Issuances (Post Business Combination)

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which took effect on March 31, 2023. The Trial Measures supersede prior rules and clarified and emphasized several aspects, which include but are not limited to: (1) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Measures if the following criteria are met at the same time: (a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year comes from PRC domestic companies, and (b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (2) exemptions from immediate filing requirements for issuers that (a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Measures, (b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and (c) whose such overseas securities offering or listing shall be completed before September 30, 2023, provided however that such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (3) a negative list of types of issuers banned from listing or offering overseas, such as (a) issuers whose listing or offering overseas has been recognized by the State Council of the PRC as a possible threat to national security, (b) issuers whose affiliates have been recently convicted of bribery and corruption, (c) issuers under ongoing criminal investigations, and (d) issuers under major disputes regarding equity ownership; (4) issuers’ compliance with web security, data security, and other national security laws and regulations; (5) issuers’ filing and reporting obligations, such as the obligation to file with the CSRC after it submits an application for initial public offering to overseas regulators, and the obligation after offering or listing overseas to report to the CSRC material events including a change of control or voluntary or forced delisting of the issuer; and (6) the CSRC’s authority to fine both issuers and their shareholders between 1 and 10 million RMB for failure to comply with the Trial Measures, including failure to comply with filing obligations or committing fraud and misrepresentation.

As we do not have any material operations in China, given that (a) the Chinese Securities Regulatory Commission, or CSRC, currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the Regulations on Merger and Acquisition of Domestic Enterprises by Foreign Investors (the “M&A Regulations”) and the Trial Measures; and (b) our company is a blank check company newly incorporated in the British Virgin Islands rather than in China and currently our company does not own or control any equity interest in any PRC company or operate any business in China, we believe that our officers and/or directors are not required to obtain any licenses or approvals or subject to registration with the CSRC pursuant to the Trial Measures and under applicable PRC laws and regulations, for consummation of this offering and while seeking a target for the initial business combination. We also believe that our officers and directors do not fall under or are not governed by requirements from the CSRC, and we are not required to obtain approvals from any PRC government authorities, including the CSRC or the Cyberspace Administration of China (the “CAC”), or any other government entity, to issue our ordinary shares to foreign investors.

Moreover, we have been closely monitoring regulatory developments in China regarding any necessary registrations or approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering, and a potential business combination with a target business based in and primarily operating in China. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or any other governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. The relevant PRC government agencies could reach a different conclusion, and if it is determined in the future that the registration with the CSRC pursuant to the Trial measures and/or the approval of the CSRC, CAC or any other regulatory authority is required for this offering, we or our post-business combination company may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. This could occur in the event (i) we have not registered this offering pursuant to the Trial Measures; (ii) we do not receive or maintain any required governmental permissions or approvals, (iii) if we inadvertently conclude that such registration, permissions or approvals are not required, or (iv) if applicable laws, regulations or interpretations change and we are required to obtain such permissions or approvals in the future. These regulatory agencies may require us to register with the CSRC following the Offering as a result of the Trial Measures, impose fines and penalties on our operations in China, limit our ability, or the post-combination PRC subsidiary’s ability, to pay dividends outside of China after the business combination, limit our post-combination PRC subsidiary’s operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, including but not limited, to revoking business and other licenses, requiring the restructuring of ownership or operations and requiring discontinuation of any portion of all of the acquired business, and any of the foregoing can adversely affect the trading price of our securities pre- and post-business combination. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our units or delay our potential business combination. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if in the future the CSRC, the CAC or other regulatory PRC agencies promulgate new rules requiring that we obtain their approvals for this offering or our business combination, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities. For more detailed information, see “Risks Associated with Acquiring and Operating a Target Business with its Primary Operations in China — The approval of the China Securities Regulatory Commission is not required in connection with this offering, however, if required, we cannot predict whether we will be able to obtain such approval” and “Our initial business combination may be subject to a variety of PRC laws and regulations regarding cybersecurity and data protection and we may have to spend additional resources and incur additional time to complete any such business combination or be prevented from pursuing certain investment opportunities.”

Due to (i) the risks of doing business in the PRC and/or Hong Kong and (ii) the fact that our sponsor is predominantly controlled by a Hong Kong national, we may be a less attractive partner to non-PRC or non-Hong Kong-based target companies as compared to a non-PRC or non-Hong Kong-based SPAC. Therefore, this may make it more difficult for us to complete an initial business combination with a target company that is based outside of the PRC or Hong Kong and which may therefore make it more likely that we will need to target a business combination with a target company located in the PRC or Hong Kong. For more detailed information, see “Risk Factors — We are a newly formed blank check company with no operating history and no revenues, and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective. Due to our sponsor being predominantly controlled by a Hong Kong national, we may be a less attractive partner to non-PRC or non-Hong Kong-based target companies as compared to a non-PRC or non-Hong Kong based SPAC; therefore this may make it more difficult for us to complete an initial business combination with a target company that is based outside of the PRC or Hong Kong.”

Recent PCAOB Developments

The AHFCAA was enacted on December 23, 2022. The AHFCAA states that if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years, the SEC shall prohibit the securities of the issuer from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

Our independent registered public accounting firm issued an audit opinion on the financial statements included in this prospectus filed with the SEC. As an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB.

Our auditor is headquartered in Singapore, and has been inspected by the PCAOB on a regular basis.

Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality.

In addition, as part of a continued regulatory focus in the United States on access to audit and other information currently protected by national laws, in particular those of China, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of Congress that would require the SEC to maintain a list of issuers for which the PCAOB is not able to inspect or investigate an auditor report issued by a foreign public accounting firm. The Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (EQUITABLE) Act prescribes increased disclosure requirements for such issuers and, beginning in 2025, the delisting from national securities exchanges such as NYSE of issuers included for three consecutive years on the SEC’s list. On May 20, 2020, the U.S. Senate passed S. 945, the HFCAA. The HFCAA was approved by the U.S. House of Representatives on December 2, 2020. On December 18, 2020, the former U.S. president signed into law the HFCAA. In essence, the HFCAA requires the SEC to prohibit foreign companies from listing securities on U.S. securities exchanges if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for three consecutive years, beginning in 2021. The enactment of the HFCAA and any additional rulemaking efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, and the market price of affected issuers’ securities could be adversely affected.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. We will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before that issuer’s securities may be prohibited from being trading or be delisted. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by mainland China and Hong Kong authorities in those jurisdictions, and identified the registered public accounting firms in mainland China and Hong Kong that are subject to such determinations. The PCAOB made such designations as mandated under the HFCAA. Pursuant to each annual determination by the PCAOB, the SEC will, on an annual basis, identify issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future. The auditor of the Company, Audit Alliance, is not among the auditor firms listed on the determination list issued by the PCAOB, which notes all of the auditor firms that the PCAOB is not able to inspect. Our auditor is not headquartered in China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol with the CSRC and the MOF of the People’s Republic of China, governing inspections and investigations of audit firms based in mainland China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB announced in the 2022 Determination its determination that the PCAOB was able to secure complete access to inspect and investigate accounting firms headquartered in mainland China and Hong Kong, and the PCAOB Board voted to vacate previous determinations to the contrary, including its December 16, 2021 determination. According to the 2022 Determination, this determination was reached after the PCAOB had thoroughly tested compliance with every aspect of the Protocol necessary to determine complete access, including on-site inspections and investigations in a manner fully consistent with the PCAOB’s methodology and approach in the U.S. and globally. According to the 2022 Determination, the PRC Authorities had fully assisted and cooperated with the PCAOB in carrying out the inspections and investigations according to the Protocol, and agreed to continue to assist the PCAOB’s investigations and inspections in the future. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, including by the CSRC or the MOF, the PCAOB will make determinations under the HFCAA as and when appropriate. The Holding Foreign Companies Accountable Act and related regulations currently do not affect the Company as the Company’s auditor is subject to PCAOB’s inspections and investigations.

On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCAA and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The HFCAA and AHFCAA would restrict our ability to consummate a business combination with a target business unless that business met certain standards of the PCAOB, and would require delisting of a company from U.S. national securities exchanges if the PCAOB is unable to inspect its public accounting firm for three consecutive years. The HFCAA also requires public companies to disclose, among other things, whether they are owned or controlled by a foreign government, specifically, those based in China. We may not be able to consummate a business combination with a favorable target business due to these laws.

In the event that we complete a business combination with a company with substantial operations in China or Hong Kong and if the PCAOB is not able to fully conduct inspections of or fully investigate our auditor’s work papers in China or Hong Kong or is not able to inspect or investigate the work papers of the auditor of a company we may target for an initial business combination, it could cause us to fail to be in compliance with U.S. securities laws and regulations, we could cease to be listed on a U.S. securities exchange, and U.S. trading of our shares could be prohibited under the HFCAA. Any of these actions, or uncertainties in the market about the possibility of such actions, could adversely affect our prospects to successfully complete a business combination with a China or Hong Kong-based company, our access to the U.S. capital markets and the price of our shares.

Future developments in respect of increase U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

Other developments in U.S. laws and regulatory environment, including but not limited to executive orders such as Executive Order (E.O.) 13959, “Addressing the Threat from Securities Investments That Finance Communist Chinese Military Companies,” may further restrict our ability to complete a business combination with certain China-based businesses.

See “Risk Factors — Risks Associated with Acquiring and Operating a Target Business with its Primary Operations in China — U.S. laws and regulations, including the HFCAA and AHFCAA, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China or Hong Kong” and “Trading in our securities may be prohibited under the HFCAA if the PCAOB determines that it cannot inspect or fully investigate our auditor. In that case, NYSE would delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive our investors of the benefits of such inspections.”

Transfer of Cash to and from Our Post-Combination Organization If We Acquire a Company Based in China (Post-Business Combination)

We are a blank check company with no subsidiaries and no operations of our own except organizational activities, the preparation of this offering and, following the closing of this offering, searching for a suitable target to consummate an initial business combination. As of the date of this prospectus, no transfers, dividends, or distribution have been made by us.

If we decide to consummate our initial business combination with a target business based in and primarily operating in China, the combined company whose securities will be listed on a U.S. stock exchange may make capital contributions or extend loans to its PRC subsidiaries through intermediate holding companies subject to compliance with relevant PRC foreign exchange control regulations. After the business combination, the combined company’s ability to pay dividends, if any, to the shareholders and to service any debt it may incur will depend upon dividends paid by its PRC subsidiaries. Under PRC laws and regulations, PRC companies are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to offshore entities. In particular, under the current PRC laws and regulations, dividends may be paid only out of distributable profits. Distributable profits are the net profit as determined under Chinese accounting standards and regulations, less any recovery of accumulated losses and appropriations to statutory and other reserves required to be made. A PRC company is required to set aside at least 10% of its after-tax profits each year to fund certain statutory reserve funds (up to an aggregate amount equal to half of its registered capital). As a result, the combined company’s PRC subsidiaries may not have sufficient distributable profits to pay dividends to the combined company. Furthermore, if certain procedural requirements are satisfied, the payment in foreign currencies on current account items, including profit distributions and trade and service related foreign exchange transactions, can be made without prior approval from State Administration of Foreign Exchange (the “SAFE”) or its local branches. However, where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with competent government authorities or its authorized banks is required.

In the event that we were to determine to engage in an initial business combination with a China-based or operating business we would be subject to restrictions on the use of our cash obtained from our business combination with a China-based or operating business as describe under “Risk Factors — If our initial business combination target is a Chinese or Hong Kong company with the majority of its operations in China, the PRC regulation on loans to, and direct investment in, such a PRC subsidiary by offshore holding companies and governmental control of currency conversion may restrict our ability to make loans or capital contributions to such subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business post-business combination.” However, we do not believe we are currently subject to PRC law or regulation, including those PRC laws and regulation which affect our cash flow, including our ability to effect the redemption rights of our shareholders in connection with a business combination. We note that the funds held in trust to effect any such redemption are held in the United States and, in any event, we are not aware of any PRC law or regulation that would prevent us from making redemption payments to our shareholders.

The PRC government may take measures at its discretion from time to time to restrict access to foreign currencies for current account or capital account transactions. If the foreign exchange control regulations prevent the PRC subsidiaries of the combined company from obtaining sufficient foreign currencies to satisfy their foreign currency demands, the PRC subsidiaries of the combined company may not be able to pay dividends or repay loans in foreign currencies to their offshore intermediary holding companies and ultimately to the combined company. We cannot assure you that new regulations or policies will not be promulgated in the future, which may further restrict the remittance of Renminbi into or out of the PRC. We cannot assure you, in light of the restrictions in place, or any amendment to be made from time to time, that the PRC subsidiaries of the combined company will be able to satisfy their respective payment obligations that are denominated in foreign currencies, including the remittance of dividends outside of the PRC.

Furthermore, the transfer of funds among the PRC subsidiaries are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision, the “Provisions on Private Lending Cases”), which was issued by the Supreme People’s Court of the People’s Republic of China on August 25, 2015 and amended on August 19, 2020 and December 29, 2020, respectively, to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases do not apply to the disputes arising from relevant financial services such as loan disbursement by financial institutions and their branches established upon approval by the financial regulatory authorities to engage in lending business. The Provisions on Private Lending Cases set forth that private lending contracts will be deemed invalid under the circumstance that (i) the lender swindles loans from financial institutions for relending; (ii) the lender relends the funds obtained by means of a loan from another profit-making legal person, raising funds from its employees, or illegally taking deposits from the public; (iii) the lender who has not obtained the lending qualification according to the law lends money to any unspecified object of the society for the purpose of making profits; (iv) the lender lends funds to a borrower when the lender knows or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (v) the lending is in violation of public orders or good morals; or (vi) the lending violates mandatory provisions of laws or administrative regulations. The Provisions on Private Lending Cases set forth that the People’s Court shall support the interest rates not exceeding four times of the market interest rate quoted for one-year loan at the time the private lending contracts were entered into. It is our management’s understanding that the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations.

Effecting a Business Combination

We will either (i) seek shareholder approval of our initial business combination at a meeting called for such purpose at which public shareholders may seek to convert their public shares, regardless of whether they vote for or against or abstain from voting on the proposed business combination, into their pro rata portion of the aggregate amount then on deposit in the trust account (net of taxes payable on the income earned on the trust account and funds previously released to the company to pay our taxes) or (ii) provide our public shareholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable on the income earned on the trust account and funds previously released to the company to pay our taxes), in each case subject to the limitations described herein. Notwithstanding the foregoing, our initial shareholders have agreed, pursuant to written letter agreements with us, not to convert any public shares held by them into their pro rata portion of the aggregate amount then on deposit in the trust account. The decision as to whether we will seek shareholder approval of our proposed business combination or allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. If we so choose and we are legally permitted to do so, we will have the flexibility to avoid a shareholder vote and allow our shareholders to sell their shares pursuant to the tender offer rules of the Securities and Exchange Commission, or SEC. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 (after payment of deferred underwriting fees and commissions and net of taxes payable on the income earned on the trust account and funds previously released to the company to pay our taxes) upon such consummation and, solely if we seek shareholder approval, a majority of the issued and outstanding ordinary shares voted are voted in favor of the business combination.

We will have until 21 months from the consummation of this offering to consummate our initial business combination. However, we may hold a shareholder vote at any time to amend our amended and restated memorandum and articles of association, to modify the amount of time we will have to consummate an initial business combination (as well as to modify the substance or timing of our obligation to redeem 100% of our public shares or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity). If we are unable to consummate our initial business combination within such time period, we will, (i) as promptly as practicable, to cease all operations except for the purpose of making redemption and the subsequent winding up of the Company’s affairs; (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our liquidation and subsequent dissolution, the public warrants will expire and will be worthless.

If we are unable to consummate our initial business combination within this time period, we will liquidate the trust account and distribute the proceeds held therein to our public shareholders by way of redeeming their shares and dissolve. If we are forced to liquidate, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two (2) days prior to the distribution date (including any accrued interest net of taxes payable on the income earned on the trust account and funds previously released to the company to pay our taxes). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. In the event of our liquidation and subsequent dissolution, the public warrants will expire and will be worthless.

Pursuant to the NYSE listing rules, our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (excluding any deferred underwriting fees and commissions and taxes payable on the income earned on the trust account, and net of funds previously released to the company to pay our taxes) at the time of the execution of a definitive agreement for such business combination, although this may entail simultaneous acquisitions of several target businesses. The fair market value of the target business will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Our board of directors will have broad discretion in choosing the standard used to establish the fair market value of any prospective target business. The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of the trust account balance (excluding any deferred underwriting fees and commissions and taxes payable on the income earned on the trust account, and net of funds previously released to the company to pay our taxes). We will not be required to comply with the 80% fair market value requirement if we are delisted from NYSE.

We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of the balance of the trust account unless our board of directors cannot make such determination on its own. We are also not required to obtain an opinion from an unaffiliated third party indicating that the price we are paying is fair to our shareholders from a financial point of view unless the target is affiliated with our officers, directors, initial shareholders or their affiliates.

We currently anticipate structuring our initial business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, only the portion of such target business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test.

Emerging Growth Company Status and Other Information

We are an emerging growth company as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the JOBS Act). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period.

Private Placements

As of the date of this prospectus, we have issued an aggregate of 3,833,333 insider shares for an aggregate of $25,000, or approximately $0.007 per share. In April 2026, we issued 1 ordinary shares to Norma Chu as an initial subscriber. In July 2026, the 1 subscriber share was surrendered by Norma Chu and simultaneously, we issued an aggregate of 3,833,333 insider shares to our sponsor, directors and officers for an aggregate purchase price of $25,000. The 3,833,333 insider shares held by our initial shareholders include an aggregate of up to 500,000 shares subject to forfeiture by our sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that our initial shareholders will collectively own 25.0% of our issued and outstanding shares after this offering (without giving effect to the sale of the private units and assuming our initial shareholders do not purchase units in this offering). None of our initial shareholders has indicated any intention to purchase units in this offering.

The insider shares are identical to the ordinary shares included in the units being sold in this offering. However, our initial shareholders have agreed, pursuant to written letter agreements with us (A) to vote their insider shares and any public shares acquired in or after this offering (other than shares acquired outside the redemption process in connection with our initial business combination, in compliance with Rule 14e-5 of the Exchange Act) in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association that would stop our public shareholders from converting or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 21 months from the closing of this offering unless we provide dissenting public shareholders with the opportunity to convert their public shares into the right to receive cash from the trust account in connection with any such vote, (C) not to convert any insider shares (as well as any other shares acquired in or after this offering) into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the insider shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. Additionally, our initial shareholders have agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until 180 days after the completion of our initial business combination (the “Lock-Up”). Notwithstanding the foregoing, the insider shares will be released from the Lock-Up on the earlier of (1) after the date of the consummation of our initial business combination if the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination or (2) after the date of the consummation of our initial business combination and subsequently, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Because our insiders acquired in aggregated amount of 3,833,333 insider shares at an average nominal price of $0.007 per share, upon the closing of this offering, your public shares will be significantly diluted. To illustrate, the table below shows material probable transactions or sources of dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the closing of this offering. The table below assumes: Scenario A) 25% of maximum redemption of our public shares are redeemed, Scenario B) 50% of maximum redemption of our public shares are redeemed, Scenario C) 75% of maximum redemption of our public shares are redeemed, and Scenario D) maximum redemptions that would permit us to maintain net tangible assets of $5,000,001 are redeemed.

	Without Over-Allotment Option Exercised
	Scenario A 25% of maximum redemptions(1)	Scenario B 50% of maximum redemptions(2)	Scenario C 75% of maximum redemptions(3)	Scenario D maximum redemptions(4)
Offering price of $10.00 included in the units	$10.00	$10.00	$10.00	$10.00
Pro forma net tangible book value per share, as adjusted	6.81	5.95	4.46	1.23
Dilution to public shareholders	$3.19	$4.05	$5.54	$8.77

____________

(1)      The numbers set forth in this column assume that 2,362,438 public shares, or 25%, of the 9,449,750 public shares are redeemed.

(2)      The numbers set forth in this column assume that 4,724,875 public shares, or 50%, of the 9,449,750 public shares are redeemed.

(3)      The numbers set forth in this column assume that 7,087,313 public shares, or 75%, of the 9,449,750 public shares are redeemed.

(4)      The numbers set forth in this column assume that 9,449,750 public shares, or maximum redemptions that would permit us to maintain net tangible assets of $5,000,001 are redeemed.

	With Over-Allotment Option Exercised
	Scenario A 25% of maximum redemptions(5)	Scenario B 50% of maximum redemptions(6)	Scenario C 75% of maximum redemptions(7)	Scenario D maximum redemptions(8)
Offering price of $10.00 included in the units	$10.00	$10.00	$10.00	$10.00
Pro forma net tangible book value per share, as adjusted	6.81	5.94	4.42	1.09
Dilution to public shareholders	$3.19	$4.06	$5.58	$8.91

____________

(5)      The numbers set forth in this column assume that 2,733,688 public shares, or 25%, of the 10,934,750 public shares are redeemed.

(6)      The numbers set forth in this column assume that 5,467,375 public shares, or 50%, of the 10,934,750 public shares are redeemed.

(7)      The numbers set forth in this column assume that 8,201,063 public shares, or 75%, of the 10,934,750 public shares are redeemed.

(8)      The numbers set forth in this column assume that 10,934,750 public shares, or maximum redemptions that would permit us to maintain net tangible assets of $5,000,001 are redeemed.

For further information on the dilutive effect of the insider shares and private units on the value of public shares, see “Dilution” and “Risk Factor — Our initial shareholders paid an aggregate of $25,000, or approximately $0.007 per share, for the insider shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.” on pages 109 and 64 of this prospectus.

In addition, our sponsor, has committed to purchase from us an aggregate of 176,500 private units at $10.00 per private unit (for a total purchase price of $1,765,000). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from these purchases will be placed in the trust account described below. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters, it will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 7,500 additional private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public (or 100.0% of the gross proceeds) in this offering is held in trust regardless of whether the over-allotment option is exercised in full or in part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The proceeds from the private placement of the private units will be added to the proceeds of this offering and placed in an account in the United States maintained by Continental Stock Transfer & Trust Company, as trustee. The majority of our assets may be located outside the United States after we consummate our first business combination.

The private units are identical to the units sold in this offering. Furthermore, our sponsor has agreed (A) to vote the ordinary shares underlying the private units, or “private shares,” in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association that would stop our public shareholders from converting or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 21 months from the closing of this offering unless we provide public shareholders with the opportunity to redeem their public shares from the trust account in connection with any such vote, (C) not to convert any private shares for cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination or a vote to amend the provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. Our sponsor has also agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of our initial business combination.

If public units or shares are purchased by any of our directors, officers or initial shareholders, they will be entitled to funds from the trust account to the same extent as any public shareholder upon our liquidation but will not have redemption rights related thereto.

Potential investors should note that our officers and directors may face conflicts of interest arising from their ownership of founder shares, private units, and related securities, which could incentivize them to pursue a business combination regardless of its value to public shareholders. Their low acquisition cost of founder shares may allow substantial personal profit even if the target business underperforms, while failure to complete a transaction within the required timeframe would render these holdings worthless. In addition, management is not required to devote full time to our affairs and may have competing fiduciary duties or affiliations with other entities, including blank check companies, which could influence the allocation of opportunities. Certain business combinations may also involve conditions tied to the retention or resignation of directors. We reimburse our sponsor for administrative services, and insider shares remain subject to escrow and transfer restrictions, creating further incentives to complete a transaction. Finally, our initial shareholders have waived redemption rights on their founder and private shares, meaning only public shares will be redeemed if no business combination occurs, reinforcing the potential divergence between management’s interests and those of public investors. As more fully discussed in “Management — Conflicts of Interest” on page 147 of this prospectus, if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity, subject to his or her fiduciary duties under the British Virgin Islands law, prior to presenting such business combination opportunity to us. Most of our officers and directors currently have certain pre-existing fiduciary duties or contractual obligations.

Corporate Information

Our principal executive office is located at 301 S McDowell Street Suite 125, Charlotte, NC 28204 United States, and our telephone number is +852-6583-3556.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these, and the other risks set forth in the section below entitled “Risk Factors” beginning on page 46 of this prospectus.

Securities offered	10,000,000 units, at $10.00 per unit, each unit consisting of one ordinary share, and one-half of one redeemable warrant.
Listing of our securities and proposed symbols

We have reserved the following trading symbols for the units, and the ordinary shares and warrants once they begin separate trading: “[ANAC]U,” “[ANAC],” and “[ANAC]R,” respectively.

Each of the ordinary shares and warrants may trade separately on the 52nd Business Day after the date of this prospectus unless the underwriters determine that an earlier date is acceptable (based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization and blank check companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will the underwriters allow separate trading of the ordinary shares and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering.

Once the ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into separately trading ordinary shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.

We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if the underwriters have allowed separate trading of the ordinary shares and warrants prior to the 52nd Business Day after the date of this prospectus unless the underwriters determine that an earlier date is acceptable.

Ordinary shares:
Number issued and outstanding before this offering and the private placement	3,833,333 shares(1)
Number to be issued and outstanding after this offering and sale of private units	13,509,833 shares(2)(3)
Warrants included as part of units:
Number outstanding before this offering and the private placement:	0 warrant
Number to be outstanding after this offering and sale of private units:	5,088,250 warrants(4)
Exercisability:

Each whole warrant offered in this offering is exercisable to purchase one ordinary share. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

We have structured each unit to contain one-half of one warrant, with each whole warrant exercisable for one ordinary share, as compared to units issued by some other similar special purpose acquisition companies which contain whole warrants exercisable for one share, in order to reduce the dilutive effect of the warrants upon completion of a business combination as compared to units that each contain a whole warrant to purchase one share, thus making us, we believe, a more attractive business combination partner for target businesses.

Exercise price:

$11.50 per share, subject to adjustments as described herein.

In addition, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial shareholders or their affiliates, without taking into account any founder shares held by our initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds (including from such issuances and this offering), and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination

____________

(1)      This number includes an aggregate of up to 500,000 ordinary shares held by our sponsor that are subject to forfeiture if the over-allotment option is not exercised by the underwriters in full.

(2)      Assumes the over-allotment option has not been exercised and an aggregate of 500,000 ordinary shares held by our sponsor have been forfeited. If the over-allotment option is exercised in full, there will be a total of 15,517,333 ordinary shares issued and outstanding.

(3)      Comprised of 10,000,000 ordinary shares included in the units to be sold in this offering, 176,500 private shares and 3,333,333 insider shares after 500,000 ordinary shares held by our initial shareholders have been forfeited.

(4)      Assumes the over-allotment option has not been exercised. If the over-allotment option is exercised in full, there will be a total of 5,842,000 warrants, including an aggregate of up to 92,000 private warrants.

(such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices described below under “— Redemption of public warrants when the price per ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

Exercise period:

The warrants will become exercisable on the later of (i) the completion of our initial business combination and (ii) 12 months from the closing of this offering, provided that we have an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the completion of the initial business combination, or earlier upon redemption or liquidation as described herein.

We are not registering the ordinary shares issuable upon exercise of the warrants at this time. We have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement and have an effective registration statement covering the ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the volume weighted average price of the ordinary shares for the 10 trading days ending on the day prior to the date of exercise.

Notwithstanding the above, if our ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of public warrants when the price per ordinary share equals or exceeds $18.00:

We may redeem the outstanding public warrants:

•   in whole and not in part;

•   at a price of $0.01 per warrant;

•   upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•   if, and only if, the last reported sale price (the “closing price”) of our ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities — Warrants — Public Warrants — Redemption Procedures — Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period commencing at least 30 days after completion of our initial business combination and ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those ordinary shares is available throughout the measurement period. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such ordinary shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering.

Insider Shares

As of the date of this prospectus, we have issued an aggregate of 3,833,333 insider shares for $25,000, or approximately $0.007 per share. In April 2026, we issued 1 ordinary shares to Norma Chu as an initial subscriber. In July 2026, the 1 subscriber share was surrendered by Norma Chu and simultaneously, we issued an aggregate of 3,833,333 insider shares to our sponsor, directors and officers for an aggregate purchase price of $25,000. The insider shares held by our initial shareholders include an aggregate of up to 500,000 shares subject to forfeiture by our sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that our initial shareholders will collectively own 25.0% of our issued and outstanding shares after this offering (excluding the sale of the private units and the representative shares and assuming our initial shareholders do not purchase units in this offering). None of our initial shareholders has indicated any intention to purchase units in this offering.

The insider shares are identical to the ordinary shares included in the units being sold in this offering. However, our initial shareholders have agreed, pursuant to written letter agreements with us (A) to vote their insider shares and any public shares acquired in or after this offering (other than shares acquired outside the redemption process in connection with our initial business combination, in compliance with Rule 14e-5 of the Exchange Act) in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association that would stop our public shareholders from converting or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 21 months from the closing of this offering unless we provide public shareholders with the opportunity to redeem their public shares from the trust account in connection with any such vote, (C) not to convert any insider shares (as well as any other shares acquired in or after this offering) into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the insider shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. Additionally, our initial shareholders have agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until 180 days after the date of the consummation of our initial business combination. Notwithstanding the foregoing, the insider shares will be released from the Lock-Up on the earlier of (1) after the date of the consummation of our initial business combination if the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination or (2) after the date of the consummation of our initial business combination, and subsequently, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Private placement at time of offering

Our sponsor has committed to purchase from us an aggregate of 176,500 private units at $10.00 per private unit (for a total purchase price of $1,765,000). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from these purchases will be placed in the trust account described below. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters, it will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 7,500 additional private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public (or 100.0% of the gross proceeds) in this offering is held in trust regardless of whether the over-allotment option is exercised in full or in part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The proceeds from the private placement of the private units will be added to the proceeds of this offering and placed in an account in the United States maintained by Continental Stock Transfer & Trust Company, as trustee.

The private units are identical to the units sold in this offering. Furthermore, our sponsor has agreed (A) to vote the ordinary shares underlying the private units, or “private shares,” in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association that would stop our public shareholders from converting or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 21 months from the closing of this unless we provide public shareholders with the opportunity to redeem their public shares from the trust account in connection with any such vote, (C) not to convert any private shares for cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination or a vote to amend the provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. Our sponsor has also agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until after the completion of our initial business combination.

Lock-Up

We, our sponsor and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Maxim, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any units, ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, ordinary shares; provided, however, that we may (i) issue and sell the private units, (ii) issue and sell the additional units to cover our underwriters’ over-allotment option (if any), (iii) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the insider shares and the private units and (iv) issue securities in connection with an initial business combination. However, the foregoing shall not apply to the forfeiture of any insider shares pursuant to their terms or any transfer of insider shares to any current or future independent director of the company (as long as such current or future independent director is subject to the terms of the letter agreement, filed herewith, at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer). Maxim in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

Offering proceeds to be held in trust

$100,000,000 of the net proceeds of this offering (or $115,000,000 if the over-allotment option is exercised in full), or $10.00 per unit sold to the public (or 100.0% of the gross proceeds) in this offering (regardless of whether or not the over-allotment option is exercised in full or in part) will be placed in a trust account at [Morgan Stanley] in the United States, maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. Such amount approximately includes up to $1,000,000, or up to $1,150,000 if the underwriters’ over-allotment option is exercised in full payable to the underwriters as deferred underwriting fees and commissions only on the completion of an initial business combination. Pursuant to the investment management trust agreement that will govern the investment of such funds, the trustee, upon our written instructions, will direct Morgan Stanley to invest the funds as set forth in such written instructions and to custody the funds while invested and until otherwise instructed in accordance with the investment management trust agreement. The remaining $500,000 of net proceeds of this offering will not be held in the trust account.

Except as set forth below, the proceeds held in the trust account will not be released until the earlier of: (1) the completion of our initial business combination within the required time period and (2) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. Therefore, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement in connection with our initial business combination.

Notwithstanding the foregoing, there will be released to us from the trust account any interest earned on the funds in the trust account that we need to pay our income or other tax obligations. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (estimated to initially be $500,000); provided, however, that in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our initial shareholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit. Such working capital units would be identical to the private units sold in the private placement. If we do not complete a business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available.

Ability to extend time to complete business combination

Pursuant to our amended and restated memorandum and articles of association, we will have until 21 months from the closing of this offering to complete an initial business combination.

We may hold a shareholder vote at any time to amend our amended and restated memorandum and articles of association to modify the amount of time we will have to consummate an initial business combination (as well as in a manner that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within the time periods described herein or with respect to any other provision relating to the rights of holders of our ordinary shares or pre-initial business combination activity). As described herein, our initial shareholders, executive officers and directors have agreed that they will not propose any such amendment unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals), divided by the number of then-outstanding public shares, subject to the limitations described herein.

If we are unable to complete our initial business combination within the above period, and do not hold a shareholder vote to amend our amended and restated memorandum and articles of association to extend the amount of time we will have to consummate an initial business combination, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (net of permitted withdrawals), divided by the number of then issued and outstanding public shares, subject to applicable law and certain conditions as further described herein.

If we do not complete our initial business combination within the above period, while we do not currently intend to seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the amount of time we will have to consummate an initial business combination, we may elect to do so in the future. There is no limit on the number of extensions that we may seek; however, we do not expect to extend the time period to consummate our initial business combination beyond 36 months from the closing of this offering. If we determine not to or are unable to extend the time period to consummate our initial business combination or fail to obtain shareholder approval to extend the completion window, our sponsor’s investment in our founder shares and our private units will be worthless.

Limited payments to insiders

Prior to the consummation of a business combination, there will be no fees, reimbursements or other cash payments paid to our initial shareholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

•   payment to an affiliate of our sponsor of $10,000 per month, for up to 21 months, for office space, utilities and secretarial and administrative support;

•   repayment at the closing of this offering of loans which may be made by our insiders, officers, directors or any of its or their affiliates to finance transaction costs in connection with an initial business combination through a portion of the working capital held outside the trust account if the initial business combination does not close, the terms of which have not been determined; and

•   reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to any initial shareholder or member of our management team, or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Conditions to completing our initial business combination

Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the balance of funds in the trust account (excluding any deferred underwriting fees and commissions and taxes payable on the income earned on the trust account, and net of funds previously released to the company to pay our taxes) at the time of the agreement to enter into the initial business combination. If we are no longer listed on NYSE, we will not be required to satisfy the 80% test.

If our board is not able to independently determine the fair market value of the target business or businesses, we may obtain an opinion from an independent investment banking or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm as to the fair market value of the target business. We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test, provided that in the event that the business combination involves more than one target business, the 80% test will be based on the aggregate value of all of the target businesses.

Potential revisions to agreements with insiders

We could seek to amend certain agreements made by our management team disclosed in this prospectus without the approval of shareholders, although we have no intention to do so. For example, restrictions on our executives relating to the voting of securities owned by them, the agreement of our management team to remain with us until the closing of a business combination, the obligation of our management team to not propose certain changes to our organizational documents or the obligation of the management team and its affiliates to not receive any compensation in connection with a business combination could be modified without obtaining shareholder approval. Although shareholders would not be given the opportunity to redeem their shares in connection with such changes, in no event would we be able to modify the redemption or liquidation rights of our shareholders without permitting our shareholders the right to redeem their shares in connection with any such change. We will not agree to any such changes unless we believed that such changes were in the best interests of our shareholders (for example, if such a modification were necessary to complete a business combination).

Shareholder approval of, or tender offer in connection with, initial business combination

In connection with any proposed initial business combination, we will either (1) seek shareholder approval of such initial business combination at a meeting called for such purpose at which public shareholders may seek to convert their public shares, regardless of whether they vote for or against or abstain from voting on the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable on the income earned on the trust account and funds previously released to the company to pay our taxes) or (2) provide our public shareholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable on the income earned on the trust account and funds previously released to the company to pay our taxes), in each case subject to the limitations described herein. Notwithstanding the foregoing, our initial shareholders have agreed, pursuant to written letter agreements with us, not to convert any public shares held by them into their pro rata share of the aggregate amount then on deposit in the trust account. If we determine to engage in a tender offer, such tender offer will be structured so that each public shareholder may tender any or all of his, her or its public shares rather than some pro rata portion of his, her or its shares. If enough shareholders tender their shares so that we are unable to satisfy any applicable closing condition set forth in the definitive agreement related to our initial business combination, or we are unable to maintain net tangible assets of at least $5,000,001 (after payment of deferred underwriting fees and commission and net of taxes payable on the income earned on the trust account and funds previously released to the company to pay our taxes) upon consummation of a business combination, we will not consummate such initial business combination. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us based on a variety of factors such as the timing of the transaction, or whether the terms of the transaction would otherwise require us to seek shareholder approval. If we so choose and we are legally permitted to do so, we will have the flexibility to avoid a shareholder vote and allow our shareholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 (after payment of deferred underwriting fees and commissions and net of taxes payable on the income earned on the trust account and funds previously released to the company to pay our taxes) upon such consummation and, solely if we seek shareholder approval, a majority of the issued and outstanding ordinary shares voted are voted in favor of the business combination.

We have determined not to consummate any business combination unless we have net tangible assets of at least $5,000,001 (after payment of deferred underwriting fees and commissions and net of taxes payable on the income earned on the trust account and funds previously released to the company to pay our taxes) upon such consummation in order to avoid being subject to Rule 419 promulgated under the Securities Act. The $5,000,001 net tangible asset value would be determined once a target business is located and we can assess all of the assets and liabilities of the combined company.

However, if we seek to consummate a business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such business combination, the net tangible asset requirement may limit our ability to consummate such a business combination and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all.

Our initial shareholders, officers and directors, have agreed (i) to vote their insider shares, private shares and any public shares purchased in or after this offering (other than shares acquired outside the redemption process in connection with our initial business combination, in compliance with Rule 14e-5 of the Exchange Act) in favor of any proposed business combination and (ii) not to convert any shares (including the insider shares) in connection with a shareholder vote to approve, or (iii) sell their shares to us in any tender offer in connection with, a proposed initial business combination. As a result, if we sought shareholder approval of a proposed transaction, assuming only the minimum number of shares representing a quorum (which under our amended and restated memorandum and articles of association is one-third of the outstanding shares) is present and voted at such meeting held to vote on our initial business combination, the insider shares and private shares would constitute the majority of the votes casted and thus no public shares sold in this offering are needed to be voted in favor of a transaction, or assuming all issued and outstanding shares are present and vote, we could need as little as 3,245,085 of our public shares (or approximately 32.5% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming the over-allotment option is not exercised, that the insiders do not purchase any units in this offering or units or shares in the after-market). As such, the approval of our initial business combination may be obtained even if a significant majority of the public shares vote against it or do not vote at all.

Permitted purchases of public shares by our affiliates

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, officers or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination.

Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material non-public information), our sponsor, initial shareholders, directors, officers or their affiliates may enter into transactions with investors and others to provide them incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. There is no limit on the number of shares our initial shareholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and NYSE rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase shares in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Our sponsor, directors, officers, advisors or any of their affiliates will not make any purchases if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.

Moreover, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•   our registration statement/proxy statement filed for its business combination transaction would disclose the possibility that our sponsor, directors, officers, advisors or their affiliates may purchase shares or warrants from public shareholders outside the redemption process, along with the purpose of such purchases;

•   if our sponsor, directors, officers, advisors or their affiliates were to purchase shares or warrants from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

•   our registration statement/proxy statement filed for its business combination transaction would include a representation that any of our securities purchased by our sponsor, directors, officers, advisors or their affiliates would not be voted in favor of approving the business combination transaction;

•   our sponsor, directors, officers or their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

•   we would disclose in its Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

i.       the amount of our securities purchased outside of the redemption offer by our sponsor, directors, officers, advisors or their affiliates, along with the purchase price;

ii.      the purpose of the purchases by our sponsor, directors, officers, advisors or their affiliates;

iii.     the impact, if any, of the purchases by our sponsor, directors, officers, advisors or their affiliates on the likelihood that the business combination transaction will be approved;

iv.      the identities of our security holders who sold to our sponsor, directors, officers, advisors or their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, directors, officers, advisors or their affiliates; and

v.       the number of our securities for which we receive redemption requests pursuant to its redemption offer.

The purpose of any such purchases could be to (1) increase the likelihood of obtaining shareholder approval of the business combination or (2) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Redemption rights

In connection with a business combination, public shareholders will have the right to convert their shares into an amount equal to (1) the number of public shares being converted by such public holder divided by the total number of public shares multiplied by (2) the amount then in the trust account (initially $10.00 per share or 100.0% of the gross proceeds from this offering), which includes the deferred underwriting fees and commissions plus a pro rata portion of any interest earned on the funds held in the trust account less any amounts necessary to pay our taxes. At any meeting called to approve an initial business combination, public shareholders may elect to convert their shares regardless of whether they vote for or against or abstain from voting on the business combination.

Whether we elect to effectuate our initial business combination via shareholder vote or tender offer, we may require public shareholders wishing to exercise redemption rights, whether they are a record holder or hold their shares in “street name,” to either tender the certificates they are seeking to convert to our transfer agent or to deliver the shares they are seeking to convert to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at any time at or prior to the vote on the business combination. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the converting holder. The foregoing is different from the procedures used by traditional blank check companies. In order to perfect redemption rights in connection with their business combinations, many traditional blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise its redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for it to deliver its certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business combination during which it could monitor the price of the company’s stock in the market. If the price rose above the conversion price, it could sell its shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become an “option” right surviving past the consummation of the business combination until the converting holder delivered its certificate. The requirement for physical or electronic delivery prior to the closing of the shareholder meeting ensures that a holder’s election to convert is irrevocable once the business combination is completed.

Pursuant to our amended and restated memorandum and articles of association, we are required to give a minimum of only seven clear calendar days’ notice for each general meeting. As a result, if we require public shareholders who wish to convert their ordinary shares into the right to receive a pro rata portion of the funds in the trust account to comply with the foregoing delivery requirements, holders may not have sufficient time to receive the notice and deliver their shares for conversion. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain our securities when they otherwise would not want to.

If we require public shareholders who wish to convert their ordinary shares to comply with specific delivery requirements for conversion described above and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders.

Please see the risk factors titled “In connection with any shareholder meeting called to approve a proposed initial business combination, we may require shareholders who wish to convert their public shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights” and “If we require public shareholders who wish to convert their public shares to comply with the delivery requirements for conversion, such converting shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.”

Once the shares are converted by the holder, and effectively redeemed by us under BVI law, the transfer agent will then update our register of members to reflect all conversions.

Redemption of Public Shares and Liquidation if no business combination

As described above, if we fail to consummate a business combination within 21 months from the closing of this offering, our amended and restated memorandum and articles of association will provide that we will: (i) as promptly as practicable cease all operations except for the purpose of making redemption and the subsequent winding up of the Company’s affairs; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to our obligations under BVI law to provide for claims of creditors and the requirements of other applicable law.

If we are forced to liquidate, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest).

Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as a voidable transaction in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable.

The holders of the insider shares and private units will not participate in any liquidation distribution with respect to such securities.

We will pay the costs of liquidating the trust account from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $500,000) and has contractually agreed not to seek repayment for such expenses.

The underwriters have agreed to waive its rights to the deferred underwriting fees and commissions held in the trust account in the event we do not consummate a business combination within 21 months from the closing of this offering and in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share or 100.0% of the gross proceeds from this offering and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•   Our insiders, including members of our management team, directly or indirectly own founder shares and, accordingly may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•   The per share price that the members of management team paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if the Company selects an acquisition target that subsequently declines in value and is unprofitable for public investors.

•   In the event we do not consummate a business combination within the completion window, the founder shares, the warrants, the private units, and their underlying securities will expire worthless, which could create an incentive for our officers and directors to complete any transaction, regardless of its ultimate value.

•   None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•   In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management has pre-existing fiduciary duties and contractual obligations and may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•   Our CEO and CFO have pre-existing fiduciary duties and contractual obligations to DDC, which is our sole sponsor shareholder and a publicly listed company focused on its global Asian food platform as well as its corporate Bitcoin treasury and an internal AI-driven treasury intelligence platform, and may have conflicts of interest in determining to which entity a particular business opportunity should be presented. To the best of our and our management’s knowledge and belief, DDC does not currently operate agentic AI platforms, stablecoin payment rails or institutional digital yield platforms of the type we intend to target; however, DDC’s digital asset and AI initiatives are evolving, and it has indicated it may extend its AI infrastructure beyond treasury use and explore yield-generating and commercialization opportunities linked to its Bitcoin holdings. As a result, opportunities in the digital asset and AI ecosystem — including agentic AI, stablecoin rails and digital yield — could reasonably be viewed as suitable for either us or DDC, and there is no guarantee that DDC will not pursue, directly or indirectly, overlapping businesses that compete with our acquisition criteria. Because we do not have a non-competition or exclusivity agreement with DDC, and because our officers and directors must balance their duties to us and to DDC, conflicts may arise in the allocation of opportunities, management time, financing relationships and strategic partnerships, and such conflicts may not necessarily be resolved in our favor. See “Proposed Business — Potential Conflicts of Interest with DDC.”

•   Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•   Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•   We will reimburse our sponsor or its affiliate an amount equal to $10,000 per month for office space and administrative services made available to us, as described elsewhere in this prospectus.

•   The insider shares owned by our officers and directors will be released from escrow only if a business combination is successfully completed and subject to certain other limitations. Additionally, our officers and directors will not receive distributions from the trust account with respect to any of their insider shares if we do not complete a business combination. Furthermore, our initial shareholders have agreed that the private units will not be sold or transferred by them until after we have completed our initial business combination. In addition, our officers and directors may loan funds to us after this offering and may be owed reimbursement for expenses incurred in connection with certain activities on our behalf which would only be repaid if we complete an initial business combination. For the foregoing reasons, the personal and financial interests of our directors and executive officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their shares.

•   Our shareholders prior to this offering have agreed to waive their redemption rights with respect to any founder shares, private shares and any public shares held by them in connection with the consummation of our initial business combination. Additionally, they have agreed to waive their redemption rights with respect to any founder shares and private shares held by them if we fail to consummate our initial business combination within 21 months from the closing of this offering. If we do not complete our initial business combination within such applicable time period, the funds held in the trust account will be used to fund the redemption of only our public shares, and the private units and underlying securities will not be redeemed. The founder shares held by our sponsor and management team will not, subject to certain exceptions, be transferred, assigned, sold or released from escrow until 180 days after the date of the consummation of the initial business combination, or on the earlier of (1) after the date of the consummation of our initial business combination if the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination or (2) after the date of the consummation of our initial business combination and subsequently, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Since members of our management may directly or indirectly own ordinary shares and warrants following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to complete our initial business combination.

Risk Factors Summary

We are a blank check company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.” You should carefully consider these, and the other risks set forth in the section entitled “Risk Factors” beginning on page 46 of this prospectus.

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our ordinary shares. These risks are discussed more fully in “Risk Factors” beginning on page 46. These risks include, but are not limited to, the following:

Risks Associated with Being Based in China

•        Given the Chinese government’s potential oversight and discretion over the conduct of our directors’ and officers’ search for a target company, the Chinese government may intervene, influence or control our operations at any time, which could result in a material change in our search for a target business and/or the value of the securities we are registering. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice and could have a significant impact upon our ability to search for a target. Please see page 46 in the section headed “Risk Factors — Risks Associated with Being Based in China” for details.

•        Recent regulatory actions by the government of the People’s Republic of China with respect to foreign capital efforts and activities, including business combinations with offshore shell companies such as SPACs, may adversely impact our ability to consummate a business combination. The Chinese government may intervene or influence our search for a target company or completion of our initial business combination at any time, which could result in a material change in our operations and/or the value of the securities we are registering for sale. Please see page 46 in the section headed “Risk Factors — Risks Associated with Being Based in China” for details.

•        The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Please see page 47 in the section headed “Risk Factors — Risks Associated with Being Based in China” for details.

•        Governmental control of currency conversion may affect the value of your investment. Please see page 47 in the section headed “Risk Factors — Risks Associated with Being Based in China” for details.

•        Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us. Please see page 48 in the section headed “Risk Factors — Risks Associated with Being Based in China” for details.

•        We will not conduct an initial business combination with any target company that conducts operations through VIEs, which may limit the pool of acquisition candidates we may acquire in the PRC and make it more difficult and costly for us to consummate a business combination with a target business operating in the PRC. Please see page 48 in the section headed “Risk Factors — Risks Associated with Being Based in China” for details.

•        You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management and directors named in the prospectus based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. Please see page 48 in the section headed “Risk Factors — Risks Associated with Being Based in China” for details.

•        Given that some of our directors and officers have significant ties to China, the Chinese government may exercise oversight and discretion over their conduct including their search for a target company, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our search for a target business and/or the value of the securities we are registering. Please see page 49 in the section headed “Risk Factors — Risks Associated with Being Based in China” for details.

Risks Associated with Our Business

•        We are a newly formed blank check company with no operating history and no revenues, and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective. Due to our sponsor being predominantly controlled by a Hong Kong national, we may be a less attractive partner to non-PRC or non-Hong Kong-based target companies as compared to a non-PRC or non-Hong Kong based SPAC; therefore this may make it more difficult for us to complete an initial business combination with a target company that is based outside of the PRC or Hong Kong.

•        If we are unable to consummate a business combination, our public shareholders may be forced to wait more than 21 months before receiving liquidation distributions.

•        The requirement that we complete an initial business combination within a specific period of time may give potential target businesses leverage over us in negotiating our initial business combination and may limit the amount of time we have to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to consummate our initial business combination on terms that would produce value for our shareholders.

•        We may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity, such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.

•        You will not be entitled to protections normally afforded to investors of blank check companies.

•        We may issue additional ordinary or preferred shares or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

•        We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

•        If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share redemption price received by shareholders may be less than $10.00.

•        Holders of warrants will not have redemption rights if we are unable to complete an initial business combination within the required time period.

•        We have no obligation to net cash settle the warrants.

•        The requirement that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding any deferred underwriting fees and commissions and taxes payable on the income earned on the trust account, and net of funds previously released to the company to pay our taxes) at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies with which we may complete such a business combination.

•        Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

•        Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to acquire.

•        Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

•        Our officers and directors will allocate their time to other businesses thereby potentially limiting the amount of time they devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate our initial business combination.

•        Our officers and directors have pre-existing fiduciary and contractual obligations and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•        Our officers’ and directors’ personal and financial interests may influence their motivation in determining whether a particular target business is appropriate for a business combination.

•        Past performance by our management team and our sponsor may not be indicative of future performance of an investment in us.

•        NYSE may delist our securities from trading on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

•        We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

•        We may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public shareholders may have to remain shareholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.

•        We may not seek an opinion from an unaffiliated third party as to the fair market value of the target business we acquire.

•        We may acquire a target business that is affiliated with our officers, directors, initial shareholders or their affiliates.

•        There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

•        Because we are incorporated under the laws of the British Virgin Islands, and most of our executive officers and directors are located outside the United States, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal or state courts may be limited.

•        If our management following a business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws which could lead to various regulatory issues.

•        Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the outbreak of epidemics, pandemics, or other public health crises, as well as broader disruptions in debt and equity markets.

•        Because we have not selected a particular business, specific geographic location, or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

•        Although we identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

•        Our efforts to identify and consummate an initial business combination within the digital asset ecosystem may be materially adversely affected by regulatory uncertainty and evolving legal frameworks.

•        Our focus on businesses positioned to benefit from the expansion of digital infrastructure supporting blockchain and artificial intelligence technologies exposes us to risks associated with rapid technological change and cybersecurity vulnerabilities.

•        Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with our management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our shareholders.

Risks Associated with Acquiring and Operating a Business Outside of the United States

•        We may effect a business combination with a company located outside of the United States and if we do, we would be subject to a variety of additional risks that may negatively impact our business operations and financial results.

•        If social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments occur in a country in which we may operate after we effect our initial business combination, it may result in a negative impact on our business.

•        Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.

•        If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

•        If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive.

•        After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

•        Currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

•        Many of the economies in Asia are experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability following our initial business combination.

•        Many industries in Asia are subject to government regulations that limit or prohibit foreign investments in such industries, which may limit the potential number of acquisition candidates.

•        If a country in Asia enacts regulations in industry segments that forbid or restrict foreign investment, our ability to consummate our initial business combination could be severely impaired.

•        Corporate governance standards in Asia may not be as strict or developed as in the United States and such weakness may hide issues and operational practices that are detrimental to a target business.

Risks Associated with Acquiring and Operating a Target Business with its Primary Operations in China

As set forth herein, we are a holding company with no material operations of our own, and our efforts to identify a prospective target business will not be limited to a particular country. However, we may target a Chinese or Hong Kong company for an initial business combination. Because of such potential ties to China or Hong Kong, we may be subjected to the laws, rules and regulations of the PRC. Accordingly, in addition to the risk factors referred above, we have set forth some of the primary risks we have identified in seeking to consummate our initial business combination with a company having its primary operations in the PRC. For more detailed description of the below risks and other risks related to acquiring and operating business in China or Hong Kong, see “Risk Factors — Associated with Acquiring and Operating a Target Business with its Primary Operations in China” on page 83.

•        Given the PRC government’s potential oversight and discretion over the conduct of our directors’ and officers’ search for a target company, the PRC government may intervene or influence our operations at any time, which could result in a material change in our search for a target business and/or the value of the securities we are registering. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC may be adopted quickly with little advance notice and could have a significant impact upon our ability to operate.

•        The PRC government has indicated its intent to intervene in or influence a PRC company’s business operations at any time or to exert more oversight and control over offerings conducted overseas and foreign investment in China-based issuers. This could result in a material change in a PRC company’s business operations post-business combination and/or the value of its securities. Additionally, governmental and regulatory interference could significantly limit or completely hinder a target company’s ability to offer or continue to offer securities to investors post-business combination and cause the value of such securities to significantly decline or be worthless.

•        Our initial business combination may be subject to a variety of PRC laws and regulations regarding cybersecurity and data protection and we may have to spend additional resources and incur additional time to complete any such business combination or be prevented from pursuing certain investment opportunities.

•        Trading in our securities may be prohibited under the HFCAA if the PCAOB determines that it cannot inspect or fully investigate our auditor. In that case, NYSE would delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive our investors of the benefits of such inspections.

•        U.S. laws and regulations, including the HFCAA and AHFCAA, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China or Hong Kong.

•        Compliance with the PRC Antitrust law may limit our ability to effect our initial business combination.

•        If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our ordinary shares, especially if such matter cannot be addressed and resolved favorably.

•        Regulations relating to the transfer of state-owned property rights in enterprises may increase the cost of our acquisitions and impose an additional administrative burden on us.

•        Our initial business combination may be subject to national security review by the PRC government and we may have to spend additional resources and incur additional time to complete any such business combination or be prevented from pursuing certain investment opportunities.

•        We do not believe the approval of the CSRC is required in connection with this offering; however, if required, we cannot predict whether we will be able to obtain such approval.

•        There are uncertainties in the interpretation and enforcement of PRC laws and regulations that could limit the legal protections available to you and us.

•        Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on the business, results of operations and financial condition of a Chinese or Hong Kong target company we may pursue as an acquisition target in the future.

•        You may face difficulties in protecting your interests and exercising your rights as a shareholder if we were to conduct substantially all of our operations in China, and almost all of our officers and directors currently and will likely reside outside the U.S.

•        Governmental control of currency conversion may affect the value of your investment post-business combination.

•        If our initial business combination target is a Chinese or Hong Kong company with the majority of its operations in China, the PRC regulation on loans to, and direct investment in, such a subsidiary by offshore holding companies and governmental control of currency conversion may restrict our ability to make loans or capital contributions to such subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business post-business combination.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	May 31, 2026
	Actual	As Adjusted
Balance Sheet Data:
Working (deficit) capital(1)	$(27,496)	$497,504
Total assets(2)	29,000	100,497,504
Total liabilities	31,496	1,000,000
Value of ordinary shares subject to possible redemption(3)	—	100,000,000
Shareholders’ deficit(4)	(2,496)	(502,496)

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

____________

(1)      The “as adjusted” working capital calculation includes $500,000 in cash held outside the trust account plus $2,496 of actual shareholder’s deficit as of May 31, 2026. If our initial business combination is not consummated, the trust account, less amounts we are permitted to withdraw as described in this prospectus, will be distributed solely to our public shareholders (subject to our obligations under the BVI law to provide for claims of creditors). Any additional offering costs will also be charged to additional paid-in capital.

(2)      The “as adjusted” total assets calculation equals $100,000,000 of cash held in trust from the proceeds of this offering and the sale of the private placement units, plus $500,000 in cash held outside the trust account, plus $2,496 of actual shareholder’s deficit as of May 31, 2026.

(3)      The “as adjusted” amount includes all ordinary shares included in the units sold in this offering, assuming the over-allotment option is not exercised, net of the fair value of warrants included in the units sold in this offering and the estimated offering costs. The ordinary shares offered to the public contain redemption rights that make them redeemable by our public shareholders. Accordingly, they are classified within temporary equity in accordance with the guidance provided in ASC 480-10-S99-3A and will be subsequently accredited at redemption value.

(4)      Excludes 10,000,000 ordinary shares purchased in our initial public offering which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of ordinary shares that may be redeemed in connection with our initial business combination.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated with Being Based in China

Given the Chinese government’s potential oversight and discretion over the conduct of our directors’ and officers’ search for a target company, the Chinese government may intervene, influence or control our operations at any time, which could result in a material change in our search for a target business and/or the value of the securities we are registering. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice and could have a significant impact upon our ability to search for a target.

Our sponsor is predominantly controlled by a Hong Kong national and two of our six officers and directors are based in or have significant ties to China. Specifically, Norma Ka Yin Chu, our Chairwoman and Chief Executive Officer, is located in Hong Kong, and Ethan Yong Kang Yu, our Chief Financial Officer, is located in mainland China. We may be subject to certain risks relating to regulatory oversight by the PRC government. This may significantly limit our ability to search for candidates for our initial business combination. In particular, changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice. The Chinese government may also intervene, influence or control our search for a target business or the completion of an initial business combination at any time because certain of our directors and officers have significant ties to China. This could significantly and negatively impact our search for a target business and/or the value of the securities we are registering for sale. Based on our understanding of the current PRC laws and regulations, our company is not required to obtain any prior permission from any PRC governmental authorities for this offering. Moreover, our officers and directors are not covered by any Chinese permissions requirements because our business is not conducted in China. Accordingly, as of the date of this prospectus, we and our directors and officers have not applied or received any permission or approvals for this offering and our search for an initial business combination target company post offering. If applicable laws, regulations, or interpretations change and require us and/or our directors and officers to obtain such permissions or approvals in the future, Chinese regulatory agencies (a) may impose fines and penalties on our officers and directors and (b) may also take actions requiring our directors and officers, or making it advisable for our directors and officers, to terminate this offering before settlement and delivery of our units or delay our potential business combination and therefore, we may have to liquidate the funds held in the trust account (in which case our warrants may be worthless). Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Recent regulatory actions by the government of the People’s Republic of China with respect to foreign capital efforts and activities, including business combinations with offshore shell companies such as SPACs, may adversely impact our ability to consummate a business combination. The Chinese government may intervene or influence our search for a target company or completion of our initial business combination at any time, which could result in a material change in our operations and/or the value of the securities we are registering for sale.

Our sponsor is predominantly controlled by a Hong Kong national and two of our six officers and directors are based in or have significant ties to China. Specifically, Norma Ka Yin Chu, our Chairwoman and Chief Executive Officer, is located in Hong Kong, and Ethan Yong Kang Yu, our Chief Financial Officer, is located in mainland China. Therefore, we are subject to regulatory risks arising from the uncertainties regarding the enforcement of laws and rules and regulations in China. On July 30, 2021, the Chairman of the SEC issued a statement highlighting potential issues resulting from recent China regulatory changes and guidance that may impact investors’ investments in China based entities. According to the SEC’s Chairman, the PRC provided new guidance to and placed restrictions on China-based companies raising capital offshore, including through associated offshore shell companies. These developments include China government-led cybersecurity reviews of certain companies raising capital through offshore entities. This is relevant to U.S. investors. In a number of sectors in China, companies are not allowed to have foreign ownership and cannot directly list on exchanges outside of China. To raise money on such exchanges, many China-based operating companies are structured as Variable Interest Entities (VIEs). In such an arrangement, a China-based operating company typically establishes an offshore shell company in another jurisdiction to issue stock to public shareholders. For U.S. investors, this arrangement creates “exposure” to the China-based operating company, though only through a series of service contracts and other contracts. To be clear, though, neither the investors in the shell company’s stock, nor the offshore shell company itself, has stock ownership in the China-based operating company.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which took effect on January 1, 2020 and replaced three existing laws on foreign investments in China, namely, the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law and the Wholly Foreign-owned Enterprise Law, together with their implementation rules and ancillary regulations. The Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic invested enterprises in China. The Foreign Investment Law establishes the basic framework for access to, and the promotion, protection and administration of foreign investments in view of investment protection and fair competition.

According to the China Foreign Investment Law, “foreign investment” refers to investment activities directly or indirectly conducted by one or more natural persons, business entities, or otherwise organizations of a foreign country (collectively referred to as “foreign investor”) within China, and the investment activities include the following situations: (i) a foreign investor, individually or collectively with other investors, establishes a foreign-invested enterprise within China; (ii) a foreign investor acquires stock shares, equity shares, shares in assets, or other like rights and interests of an enterprise within China; (iii) a foreign investor, individually or collectively with other investors, invests in a new project within China; and (iv) investments in other means as provided by laws, administrative regulations, or the State Council. The “variable interest entity” structure, or VIE structure, has been adopted by many PRC-based companies to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. However, we will not conduct a business combination with any target company that conducts operations through VIEs.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership.

Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, cyber security, environmental regulations, land use rights, property and other matters. The central or local governments of jurisdictions such as China may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations. The laws and regulations are sometimes vague and new laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on us. In the future, we may be required to provide additional risk disclosure related to our initial business combination and would be expected to incur additional costs related to compliance with such laws and regulations, if such compliance can be obtained.

Governmental control of currency conversion may affect the value of your investment.

The PRC government may impose controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC and there is no assurance that such controls will not be imposed by the PRC or Hong Kong government on the conversion of Hong Kong dollars. Since we are based in Hong Kong, we may not be allowed to remit foreign currency for the payment of dividends, if any. If we incur debt in the future, the instruments governing the debt may restrict our ability to pay dividends or make other payments. The PRC laws or regulations may impact the cash flows associated with our initial business combination, including shareholder redemption rights. For example, if any PRC government actions cause a significant delay in our ability to consummate our initial business combination, we might be required to seek an shareholder approval to amend our amended and restated memorandum and articles of association in order to extend the time period to complete our initial business combination, which approval may not be received. We currently do not have plans to seek such shareholder approval, but if we do, we will provide public shareholders with the opportunity to redeem their public shares from the trust account in connection with any such vote.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us.

The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The legislation over the past three decades has significantly increased the protection afforded to various forms of foreign or private-sector investment in China. We may be subject to various PRC laws and regulations generally applicable to companies in China. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, however, the interpretations of many laws, regulations, and rules are not always uniform and enforcement of these laws, regulations, and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, however, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy in the PRC legal system than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies, internal rules, and regulations that may have retroactive effect and may change quickly with little advance notice. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainties over the scope and effect of our contractual, property (including intellectual property), and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations. In addition, the legal and regulatory risks associated with doing business in China may make us a less attractive partner in an initial business combination than other special purpose acquisition companies that do not have ties to China. As such, our ties to China — including through our sponsor, officers and directors — may make it harder for us to complete an initial business combination with a target company without any such ties.

We will not conduct an initial business combination with any target company that conducts operations through VIEs, which may limit the pool of acquisition candidates we may acquire in the PRC and make it more difficult and costly for us to consummate a business combination with a target business operating in the PRC.

Our sponsor and our officers and directors have significant business ties to the PRC and we may consider a business combination with an entity or business with a physical presence or other significant ties to the PRC. Where Chinese law prohibits direct foreign investment in companies located in the PRC, such companies may conduct operations through VIEs as a means of providing the economic benefits of foreign investment in such companies without investing directly. However, we will not conduct an initial business combination with any target company that conducts operations through VIEs. As a result, this may limit the pool of acquisition candidates we may acquire in the PRC, in particular, due to the relevant PRC laws and regulations against foreign ownership of and investment in certain assets and industries, known as restricted industries, including but not limited to value-added telecommunications services such as internet content providers. Furthermore, this may limit the pool of acquisition candidates we may acquire in the PRC relative to other special purpose acquisition companies that are not subject to such restrictions and may make it more difficult and costly for us to consummate a business combination with a target business operating in the PRC relative to such other companies. As a result, we may not be able to consummate a business combination with a favored target company.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management and directors named in the prospectus based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

Our sponsor is predominantly controlled by a Hong Kong national and two of our six officers and directors are based in or have significant ties to China. Specifically, Norma Ka Yin Chu, our Chairwoman and Chief Executive Officer, is located in Hong Kong, and Ethan Yong Kang Yu, our Chief Financial Officer, is located in mainland China. As a result, it may be difficult for you to effect service of process upon us or those persons residing in China. Even with service of process, it may also be difficult to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against these officers and directors in China.

In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of U.S. securities laws or those of any U.S. state. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the U.S. that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the U.S. may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Given that some of our directors and officers have significant ties to China, the Chinese government may exercise oversight and discretion over their conduct including their search for a target company, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our search for a target business and/or the value of the securities we are registering.

Since some of our directors have significant ties to China, the Chinese government may have potential oversight and discretion over the conduct of our directors and officers including over our directors’ and officers’ search for a target company. The Chinese government may intervene or influence our operations at any time through the directors and officers who have significant ties in China, which could result in a material change in our search for a target business and/or the value of the securities we are offering. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice and could have a significant impact upon our ability to operate. The realization of any these risks could adversely impact our initial business combination, future business and any future offering of securities.

Risks Associated with Our Business

We are a newly formed blank check company with no operating history and no revenues, and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective. Due to our sponsor being predominantly controlled by a Hong Kong national, we may be a less attractive partner to non-PRC or non-Hong Kong-based target companies as compared to a non-PRC or non-Hong Kong based SPAC; therefore this may make it more difficult for us to complete an initial business combination with a target company that is based outside of the PRC or Hong Kong.

We are a newly formed blank check company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination. Further, given that our executive officers and directors and the controlling person of our sponsor has ties to the PRC and/or Hong Kong and is located in Hong Kong and/or the PRC, these ties may make it more difficult for us to complete an initial business combination with a target company outside of the PRC or Hong Kong, and which may therefore, make it more likely that we will need to target a business combination with a target company located in the PRC or Hong Kong.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of May 31, 2026, we had no cash and a working capital deficit of $27,496. Further, we have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial business combination may not be successful. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern. Moreover, there is no assurance that we will consummate our initial business combination. These factors raise substantial doubt about our ability to continue as a going concern.

If we are unable to consummate a business combination, our public shareholders may be forced to wait more than 21 months before receiving liquidation distributions.

We will have 21 months from the consummation of this offering to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought to convert their shares. Only after the expiration of this full time period will public shareholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate your investment, you may be forced to sell your securities potentially at a loss.

If we are unable to complete our initial business combination within prescribed time frame, we may further extend the time period that we need to complete the initial business combination provided that we have sought and obtained an approval from our shareholders for such extension by amending our amended and restated memorandum and articles of association and provided public shareholders with the opportunity to redeem their public shares in connection with such extension.

We will have 21 months from the consummation of this offering in which to complete a business combination. If we cannot complete our initial business combination within prescribed time frame, we may seek to further amend our then existing amended and restated memorandum and articles of association to extend the time period under which we may complete our initial business combination. As provided in our amended and restated memorandum and articles of association, our amended and restated memorandum and articles of association may be amended if approved by holders of at least 65% of such company’s shares as being entitled to attend and vote at a general meeting or by way of unanimous written resolution, and that our public shareholders shall be provided with the opportunity to redeem their public shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then issued and outstanding public shares. We cannot guarantee that we will be able to complete our initial business combination within the time period given by our amended and restated memorandum and articles of association, and, if not, predict the length of the extended time period that we may seek under the amendment to our then existing memorandum and articles of association, as that may depend on the nature and complexity of the initial business combination, the progress we will have made with regard to the initial business combination by the time we seek additional extension, and other factors (including regulatory factors that may delay our initial business combination) beyond our control.

The requirement that we complete an initial business combination within a specific period of time may give potential target businesses leverage over us in negotiating our initial business combination and may limit the amount of time we have to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to consummate our initial business combination on terms that would produce value for our shareholders.

We have 21 months from the consummation of this offering to complete an initial business combination. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any other target business. This risk will increase as we get closer to the time limits referenced above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

Our ability to consummate an attractive business combination may be impacted by the market for initial public offerings.

If the market for initial public offerings is limited, we believe there will be more attractive target businesses open to consummating an initial business combination with us as a means to achieve publicly held status. Alternatively, if the market for initial public offerings is robust, we believe that there will be fewer attractive target businesses amenable to consummating an initial business combination with us to become a public reporting company. Accordingly, during periods with strong public offering markets, it may be more difficult for us to complete an initial business combination.

We may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity, such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.

Norma Chu, a Hong Kong national, serves as the Chief Executive Officer and Chairwoman of DDC. By virtue of her position and her ownership of more than 30% of the voting power of DDC, which wholly owns our sponsor, DDC Acquisition Corp, Ms. Chu is deemed to exercise control over our sponsor. Our sponsor will own approximately 21.5% of our outstanding shares following this offering. Certain companies requiring federally issued licenses in the United States, such as broadcasters and airlines, may be subject to rules or regulations that limit foreign ownership. In addition, CFIUS is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States. Therefore, because we may be considered a “foreign person” under such rules and regulations, we could be subject to foreign ownership restrictions and/or CFIUS review if our proposed business combination is with a U.S. target company engaged in a regulated industry or which may affect national security. The jurisdictional scope of CFIUS was expanded by the Foreign Investment Risk Review Modernization Act of 2018, or FIRRMA, to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA, and subsequent implementing regulations that are now in force, also subject certain categories of investments to mandatory filings. Therefore, if our potential initial business combination with a U.S. target company falls within the scope of foreign ownership restrictions, we may be unable to consummate a business combination with such target company. In addition, if our potential business combination falls within CFIUS’s jurisdiction, we may be required to make a mandatory filing or determine to submit a voluntary notice to CFIUS, or to proceed with the initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to block or delay our initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or order us to divest all or a portion of a U.S. business of the combined company were we to proceed without first obtaining CFIUS clearance. The foreign ownership limitations, and the potential impact of a CFIUS review, may limit the attractiveness of a transaction with us or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies that do not have similar foreign ownership issues.

Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete our initial business combination (21 months from the closing of this offering), our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we liquidate, our public shareholders may only receive $10.00 per share initially or 100.0% of the gross proceeds from the offering, and our warrants will expire worthless. This will also cause you to lose any potential investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

The U.S. Outbound Investment Security Program may limit the universe of potential target businesses in the artificial intelligence sector, may delay or prevent the consummation of an initial business combination, and may materially adversely affect the value of your investment.

We may seek a target in the artificial intelligence sector. Because the U.S. Department of the Treasury’s Outbound Investment Security Program applies to certain transactions by U.S. persons involving covered foreign persons engaged in specified activities relating to certain AI systems, semiconductors and microelectronics, and quantum information technologies in countries of concern, we may be required to exclude from consideration a potentially significant subset of AI businesses that otherwise fit our acquisition strategy. The program is not limited to direct equity acquisitions and can apply to a range of covered transactions, including acquisitions of equity interests, certain contingent equity interests, greenfield and brownfield investments, convertible debt, and the formation of joint ventures, subject to specified exceptions. The final rules identify the People’s Republic of China, Hong Kong and Macau as countries of concern and create a framework under which a U.S. person may be required to notify Treasury of certain covered transactions involving AI systems or may be prohibited from completing others.

Even if the Company does not intend to pursue a target that falls within the scope of these rules, the practical application of the rules may be uncertain, particularly in industries such as artificial intelligence where technologies, end uses, training methods and business lines may evolve rapidly and where a target’s activities may span civilian, enterprise, research, defense-adjacent and dual-use applications. A potential target may have historical or current operations, employees, customers, suppliers, training datasets, compute infrastructure, contractual counterparties, joint venture partners or beneficial owners in a country of concern, or may license, customize, fine-tune, deploy or develop AI systems in a manner that creates ambiguity as to whether it is engaged in a covered activity.

In addition, the Company may face difficulty obtaining complete and reliable information during the target screening process, especially before the signing of a definitive agreement, and this may impair its ability to determine with confidence whether the Outbound Investment Security Program applies. If the Company signs a merger agreement with a target and later determines, or is advised by counsel, a governmental authority, financing source or other relevant party, that the transaction may be notifiable or prohibited under the Outbound Investment Security Program, the company may incur substantial additional costs and delays in diligence, internal investigation, outside counsel review, data collection, restructuring analysis and negotiations with the target and financing counterparties. The Company may also need to modify transaction terms, ring-fence or carve out business lines, alter post-combination governance arrangements, revise investor rights, terminate side letters, change PIPE or backstop participants, or abandon the transaction altogether.

Any delay in consummating a business combination could reduce the time available to complete an initial business combination before the Company is required to liquidate. If the Company is unable to complete an initial business combination because an otherwise attractive target falls within the scope of the Outbound Investment Security Program or because of uncertainty regarding the applicability of the rules, the Company may be forced to liquidate and the public shareholders may receive only their pro rata share of the trust account, and the warrants would expire worthless.

If an initial business combination is deemed to be a notifiable transaction under the Outbound Investment Security Program, the company or other relevant U.S. persons may be required to submit a notification to the U.S. Department of the Treasury, and failure to comply could result in penalties, governmental scrutiny and other adverse consequences.

The U.S. Treasury requires a U.S. person to notify Treasury of each notifiable transaction by that U.S. person or its controlled foreign entity, and has stated that required notifications must be filed through the Outbound Notification System. Accordingly, if the Company, its sponsor, a post-combination entity, a financing participant or another relevant party were determined to be a U.S. person for purposes of the rules, and a proposed business combination or related investment were determined to be a notifiable transaction, a notification could be required. The determination of who bears the notification obligation, whether a transaction is a covered transaction, whether a target is a covered foreign person, and whether an AI-related activity is notifiable or prohibited may be complex and may depend on evolving facts, detailed technical assessments and legal interpretation. The rules also address notifications arising from actions of controlled foreign entities and circumstances involving post-transaction knowledge, which could result in notification obligations being identified after signing or even after completion of a transaction. If the Company or any relevant person were to fail to make a required notification, make an incomplete or inaccurate filing, or proceed with a transaction later deemed prohibited, the parties could face civil penalties and other remedies under the International Emergency Economic Powers Act and the Outbound Investment Security Program regulations. Even absent an enforcement action, any determination that the company inadequately assessed or addressed the rules could result in reputational harm, loss of financing, adverse publicity, regulatory scrutiny, litigation, a decline in the market price of the company’s securities, and difficulties in completing or integrating a business combination.

The applicability of the Outbound Investment Security Program may depend on dynamic facts. A target’s product offerings, model-training activities, end users, compute resources, ownership, governance, supply chain, customer relationships and strategic partnerships may change between initial screening, signing and closing, and may continue to change after closing. As a result, a target that the company initially believes falls outside the scope of the rules could later be determined to fall within a notification requirement or prohibition, including because of new information, changes in operations, post-signing business expansion, technical developments or the discovery of previously unidentified links to a country of concern.

If such a development occurs after the company has announced a proposed business combination, the company may be required to delay or terminate the transaction, amend its disclosure documents, resolicit stockholder approval, renegotiate financing arrangements or restructure the transaction on terms that are less favorable to the company and its stockholders. If the issue is identified after completion of the business combination, the post-combination company could face notification obligations, compliance costs, operational restrictions, enforcement exposure, divestment pressure, management distraction and reputational harm.

DDC Enterprise Limited’s evolving digital asset and AI strategy may create actual or potential conflicts of interest with our business, which could adversely affect our ability to identify and consummate an initial business combination.

DDC Enterprise Limited, the sole owner of our sponsor, has publicly announced a corporate strategy that includes positioning Bitcoin as a core reserve asset and building an AI-driven treasury intelligence platform to manage its Bitcoin treasury at institutional scale. Although, to the best of our and our management’s knowledge and belief, DDC’s current operations are focused on its global Asian food platform and its own corporate Bitcoin treasury and do not consist of operating agentic AI platforms, stablecoin payment rails or institutional digital yield platforms of the type we intend to target, DDC’s digital asset and AI initiatives are still evolving. DDC has indicated that it may extend its AI platform beyond treasury use, explore yield-oriented strategies around its Bitcoin holdings and evaluate potential commercialization of components of its AI infrastructure, any of which could in the future place DDC in competition or overlap with the kinds of businesses we seek to acquire.

If DDC, its subsidiaries or affiliates pursue operating businesses or strategic investments in the digital asset or AI ecosystem that are similar to or competitive with our acquisition criteria, potential conflicts of interest may arise with respect to the allocation of opportunities between DDC and us. Our management team, including individuals who serve in senior roles at DDC, may encounter circumstances where they must determine whether a particular opportunity is more appropriately pursued by DDC or by us, and there can be no assurance that these allocation decisions will always be resolved in our favor. Any such conflicts could reduce the number of attractive targets available to us, limit our access to certain counterparties, advisors or financing sources, or otherwise adversely affect our ability to identify and consummate an initial business combination.

We have not entered into a non-competition, exclusivity or similar agreement with DDC that would restrict DDC, its subsidiaries or affiliates from pursuing business opportunities in our target sectors or from competing with us for potential acquisition targets, strategic partnerships, financing relationships or key personnel. DDC’s growing profile in the digital asset and AI ecosystem, including its Bitcoin treasury partnerships and its development of an AI-driven treasury intelligence platform, may make it an attractive partner or counterparty for some of the same businesses, investors and advisors that we seek to engage. If DDC elects to pursue opportunities that are also of interest to us, we may lose the opportunity to acquire certain businesses or to collaborate with certain counterparties, or we may be required to offer more favorable terms than we otherwise would in order to compete effectively. This competition could increase our transaction costs, reduce our bargaining power and make it more difficult for us to complete an initial business combination on terms that are acceptable to us and our public shareholders.

In addition, DDC has described its treasury intelligence platform as an AI-driven operating system built initially for its internal Bitcoin treasury but with an architecture that can support broader decision systems and potentially be packaged as software or intellectual property for other organizations. If DDC commercializes this platform or related digital-asset capabilities, it could become an active market participant in AI- and digital-asset-related services, including decision-support tools, risk-management systems or treasury solutions for third-party enterprises, some of which may operate in or adjacent to the agentic AI, stablecoin payment rail or digital yield sectors that we target. In that case, our association with DDC could give rise to additional conflicts of interest in the allocation of business development opportunities, potential co-investment or partnership situations, and the selection of acquisition targets whose business models might overlap with DDC’s offerings. Moreover, any adverse developments at DDC relating to its digital asset or AI initiatives — including regulatory inquiries, market volatility affecting its Bitcoin holdings or negative publicity regarding its AI systems — could indirectly affect our reputation and our ability to attract counterparties, investors and target companies, even if we are not directly involved in those initiatives.

Because certain of our directors and officers also play key roles at DDC Enterprise Limited, their fiduciary or contractual duties to DDC may conflict with their duties to us.

Certain members of our board and management, including Norma Chu, our Chairwoman and Chief Executive Officer, and Ethan Yu, our Chief Financial Officer, hold executive and board positions at DDC and own equity interests in DDC, and DDC wholly owns our sponsor. As a result, these individuals owe fiduciary or contractual duties to DDC that may, from time to time, conflict with their duties to act in our best interests. For example, they may be required to present to DDC, or to prioritize for DDC, certain digital-asset- or AI-related opportunities that might otherwise be suitable for us, or they may be constrained in their ability to share information with us about DDC’s strategy, pipeline or counterparties. In addition, their time and attention are finite, and their responsibilities at DDC may limit the time they are able to devote to our matters, including sourcing and executing a business combination. Although we have adopted policies and procedures to address related-party transactions and conflicts of interest, these policies may not fully mitigate the risks arising from overlapping roles and obligations.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, restrict the use of interest earned on the funds held in the trust account and require us to complete a business combination within 21 months from the closing of the offering. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a portion of the interest earned on the funds held in the trust account to pay taxes prior to the completion of a business combination and we may have more time to complete an initial business combination. For a more detailed comparison of this offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.”

We may issue additional ordinary or preferred shares or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our amended and restated memorandum and articles of association to be adopted by the Company with effect on or prior to the effectiveness of this registration statement will authorize the issuance of 500,000,000 ordinary shares with no par value each of a single class. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional ordinary shares or preferred shares or debt securities, or a combination of thereof, to complete a business combination. The issuance of additional ordinary shares or preferred shares:

•        may significantly reduce the equity interest of investors in this offering;

•        may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;

•        may cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we issue debt securities, it could result in:

•        default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

•        our inability to pay dividends on our ordinary shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and

•        other disadvantages compared to our competitors who have less debt.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Since we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash (or purchase in any tender offer) a significant number of shares from dissenting shareholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share redemption price received by shareholders may be less than $10.00.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the monies held in the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public shareholders. If we liquidate the trust account before the completion of a business combination, our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us and which have not executed a waiver agreement. However, it may not be able to meet such obligation. Therefore, the per-share redemption price from the trust account in such a situation may be less than $10.00, plus interest, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, or if we otherwise enter compulsory or court supervised liquidation, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public shareholders at least $10.00 per share.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, our liabilities exceed our assets and we were unable to pay our debts as they fall due. As a result, a liquidator could seek to recover all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary responsibilities to us or our creditors and/or may have acted in bad faith, and thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If we deviate from the acquisition criteria or guidelines set forth in this prospectus, investors in this offering may have rescission rights or may bring an action for damages against us or we could be subject to civil or criminal actions taken by governmental authorities.

If we were to elect to deviate from the acquisition criteria or guidelines set forth in this prospectus, each person who purchased units in this offering and still held such securities upon learning of the facts relating to the deviation may seek rescission of the purchase of the units he or she acquired in the offering (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or bring an action for damages against us (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security). In such event, we could also be subject to civil or criminal actions taken by governmental authorities. For instance, the SEC can seek injunctions under Section 20(b) of the Securities Act if it believes a violation under the Securities Act has occurred or is imminent. The SEC can also seek civil penalties under Sections 20(d) and 24 if a party has violated the Securities Act or an injunctive action taken by the SEC or if a party willfully, in a registration statement filed under the Securities Act, makes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Furthermore, Section 20 allows the SEC to refer matters to the attorney general to bring criminal penalties against an issuer.

If a public holder fails to receive notice of our offer to redeem our ordinary shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a public holder fails to receive our tender offer or proxy materials, as applicable, such public holder may not become aware of the opportunity to redeem its shares. In addition, proxy materials or tender offer documents, as applicable, that we will furnish to holders of our ordinary shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem ordinary shares. For example, we may require our public holders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either deliver their stock certificates to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders, or prior to the vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In the event that a public holder fails to receive our tender offer or proxy materials, or fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed.

Holders of warrants will not have redemption rights if we are unable to complete an initial business combination within the required time period.

If we are unable to complete an initial business combination within the required time period and we redeem the funds held in the trust account, the warrants will expire and holders will not receive any of such proceeds with respect to the warrants.

We have no obligation to net cash settle the warrants.

In no event will we have any obligation to net cash settle the warrants. Accordingly, the warrants may expire worthless.

We may amend the terms of the warrants in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The warrant agreement requires the approval by the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrants holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, including by increasing the cost of such lawsuits to a warrant holder, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

The requirement that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding any deferred underwriting fees and commissions and taxes payable on the income earned on the trust account, and net of funds previously released to the company to pay our taxes) at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies with which we may complete such a business combination.

Pursuant to the NYSE listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding any deferred underwriting fees and commissions and taxes payable on the income earned on the trust account, and net of funds previously released to the company to pay our taxes) at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies with which we may complete a business combination. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account.

If NYSE delists our securities from trading on its exchange after this offering, we would not be required to satisfy the fair market value requirement described above and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the trust account.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. We cannot assure you that any of our key personnel will remain with us for the immediate or foreseeable future. In addition, none of our officers are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place or be hired after consummation of the business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to acquire.

We may consummate a business combination with a target business in any geographic location or industry we choose. We cannot assure you that our officers and directors will have enough experience or have sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding a business combination. If we become aware of a potential business combination outside of the geographic location or industry where our officers and directors have the most experience, our management may retain consultants and advisors with experience in such industries to assist in the evaluation of such business combination and in our determination of whether or not to proceed with such a business combination. However, our management is not required to engage consultants or advisors in any situation. If they do not engage any consultants or advisors to assist them in the evaluation of a particular target business or business combination, our management may not properly analyze the risks attendant with such target business or business combination. Even if our management does engage consultants or advisors to assist in the evaluation of a particular target business or business combination, we cannot assure you that such consultants or advisors will properly analyze the risks attendant with such target business or business combination. As a result, we may enter into a business combination that is not in our shareholders’ best interests.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements or other arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Our officers and directors will allocate their time to other businesses thereby potentially limiting the amount of time they devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate our initial business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We presently expect each of our employees to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). We do not intend to have any full-time employees prior to the consummation of our initial business combination. All of our officers and directors are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs.

If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination. We cannot assure you these conflicts will be resolved in our favor.

Our officers and directors have pre-existing fiduciary and contractual obligations and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors have pre-existing fiduciary and contractual obligations to other companies, including other companies that are engaged in business activities similar to those intended to be conducted by us. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination.

As a result, a potential target business may be presented by our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. For a more detailed description of the pre-existing fiduciary and contractual obligations of our management team, and the potential conflicts of interest that such obligations may present, see the section titled “Management — Conflicts of Interest.”

Our officers’ and directors’ flexibility in identifying and selecting a prospective acquisition candidate, along with personal and financial interests, may influence their motivation in determining whether a particular target business is appropriate for a business combination.

Our officers and directors have waived their right to convert (or sell to us in any tender offer) their insider shares or any other ordinary shares acquired in this offering or thereafter (although none of these insiders have indicated any intention to purchase units in this offering or thereafter), or to receive distributions with respect to their insider shares upon our liquidation if we are unable to consummate our initial business combination. Our sponsor has also waived its right to convert (or sell to us in any tender offer) its private shares or any other ordinary shares acquired in this offering or thereafter (although it has not indicated any intention to purchase units in this offering or thereafter), or to receive distributions with respect to their private shares upon our liquidation if we are unable to consummate our initial business combination. Accordingly, these securities will be worthless if we do not consummate our initial business combination. In addition, our officers and directors may loan funds to us after this offering and may be owed reimbursement for expenses incurred in connection with certain activities on our behalf which would only be repaid if we complete an initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it would be a breach of their fiduciary responsibilities to us as a matter of British Virgin Islands law and we might have a claim against such individuals. However, we might not ultimately be successful in any claim we may make against them for such reason.

Moreover, subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the balance of funds in the trust account (excluding any deferred underwriting fees and commissions and taxes payable on the income earned on the trust account, and net of funds previously released to the company to pay our taxes) at the time of the agreement to enter into such initial business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to identify business combinations, evaluate their merits, conduct or monitor diligence and conduct negotiations. Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our shareholders.

Past performance by our management team and our sponsor may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with our management team and our sponsor and its affiliates is presented for informational purposes only. Past performance by our management team and our sponsor is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of our management team’s or our sponsor’s respective performance as indicative of our future performance of an investment in us or the returns we will, or are likely to, generate going forward. Furthermore, an investment in us is not an investment in our sponsor or its affiliates.

NYSE may delist our securities from trading on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the NYSE, a national securities exchange, upon consummation of this offering. Although, after giving effect to this offering, we expect to meet on a pro forma basis the minimum initial listing standards of NYSE, which generally only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on NYSE in the future or prior to an initial business combination. Additionally, in connection with our initial business combination, it is likely that NYSE will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If NYSE delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our ordinary shares are “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;

•        a limited amount of news and analyst coverage for our company; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

We may only be able to complete one business combination with the proceeds of this offering. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•        solely dependent upon the performance of a single business, or

•        dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public shareholders may have to remain shareholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.

A potential target may make it a closing condition to our business combination that we have a certain amount of cash in excess of the $5,000,001 of net tangible assets we are required to have pursuant to our organizational documents available at the time of closing. If the number of our shareholders electing to exercise their redemption rights or sell their shares to us in a tender offer has the effect of reducing the amount of money available to us to consummate a business combination below such minimum amount required by the target business and we are not able to locate an alternative source of funding, we will not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all. In that case, public shareholders may have to remain shareholders of our company and wait the full 21 months in order to be able to receive a pro rata portion of the trust account, or attempt to sell their shares in the open market prior to such time, in which case they may receive less than a pro rata share of the trust account for their shares and suffer an entire loss on your investment.

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may consummate our initial business combination even though a majority of our public shareholders do not support such a combination.

We intend to hold a shareholder vote before we consummate our initial business combination. However, if a shareholder vote is not required, for business or legal reasons, we may conduct conversions via a tender offer and not offer our shareholders the opportunity to vote on a proposed business combination. Accordingly, we may consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination.

In connection with any meeting held to approve an initial business combination, we will offer each public shareholder the option to vote in favor of a proposed business combination and offer each shareholder the right to convert his, her or its public shares, which may make it more likely that we will consummate a business combination.

In connection with any meeting held to approve an initial business combination, we will offer each public shareholder the right to have his, her or its public shares converted to cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such shareholder votes for or against or abstain from voting on such proposed business combination. Furthermore, we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 (after payment of deferred underwriting fees and commissions and net of taxes payable on the income earned on the trust account and funds previously released to the company to pay our taxes) upon such consummation and a majority of the issued and outstanding shares voted are voted in favor of the business combination. Accordingly, public shareholders owning shares sold in this offering may exercise their redemption rights and we could still consummate a proposed business combination so long as a majority of shares voted at the meeting are voted in favor of the proposed business combination. This is different than other similarly structured blank check companies where shareholders are offered the right to convert their shares only when they vote against a proposed business combination. This is also different than other similarly structured blank check companies where there is a specific number of shares sold in the offering which must not exercise redemption rights for the company to complete a business combination. The lack of such a threshold and the ability to seek conversion while voting in favor of a proposed business combination may make it more likely that we will consummate our initial business combination.

In connection with any shareholder meeting called to approve a proposed initial business combination, we may require shareholders who wish to convert their public shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

In connection with any shareholder meeting called to approve a proposed initial business combination, each public shareholder will have the right, regardless of whether it is voting for or against such proposed business combination, to demand that we convert its public shares into a share of the trust account. Such conversion will be effectuated under British Virgin Islands law and our amended and restated memorandum and articles of association as a redemption of the shares, with the redemption price to be paid being the applicable pro rata portion of the monies held in the trust account. We may require public shareholders who wish to convert their public shares in connection with a proposed business combination to either tender their certificates (if any) to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s (“DTC”) DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at any time at or prior to the vote taken at the shareholder meeting relating to such business combination. In order to obtain a physical share certificate, shareholders’ broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. It is also our understanding that it takes a short time to deliver shares through the DWAC System. However, this too may not be the case. Accordingly, if it takes longer than we anticipate for shareholders to deliver their shares, shareholders who wish to convert may be unable to meet the deadline for exercising their redemption rights and thus may be unable to convert their shares.

Investors may not have sufficient time to comply with the delivery requirements for conversion.

Pursuant to our amended and restated memorandum and articles of association, we are required to give a minimum of only seven clear calendar days’ notice for each general meeting. As a result, if we require public shareholders who wish to convert their public shares into the right to receive a pro rata portion of the funds in the trust account to comply with specific delivery requirements for conversion, holders may not have sufficient time to receive the notice and deliver their shares for conversion. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain our securities when they otherwise would not want to.

If we require public shareholders who wish to convert their public shares to comply with the delivery requirements for conversion, such converting shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If we require public shareholders who wish to convert their public shares to comply with specific delivery requirements for conversion described above and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders. Accordingly, investors who attempted to convert their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek conversion may be able to sell their securities.

Because of our limited resources and structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking shareholder approval of a business combination may delay or prevent the consummation of a transaction, a risk a target business may not be willing to accept. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating a business combination.

Our initial shareholders control a substantial interest in us and thus may influence certain actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon consummation of our offering and the private placement, our initial shareholders will collectively own approximately 26.0% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering and no over-allotment option is exercised). Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our memorandum and articles of association. None of our officers, directors, initial shareholders or their affiliates has indicated any intention to purchase units in this offering or any units or ordinary shares from persons in the open market or in private transactions (other than the private units). However, if our initial shareholders purchase any units in this offering or if our officers, directors, initial shareholders or their affiliates determine in the future to make such purchases in the open market or in private transactions, to the extent permitted by law, in order to assist us in consummating our initial business combination, this would increase their control. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares. In connection with any vote for a proposed business combination, all of our initial shareholders, as well as all of our officers and directors, have agreed to vote the ordinary shares owned by them immediately before this offering as well as any ordinary shares acquired in this offering or following this offering in the open market (other than shares acquired outside the redemption process in connection with our initial business combination, in compliance with Rule 14e-5 of the Exchange Act) in favor of such proposed business combination.

There is no requirement under the Companies Act for us to hold annual or general meetings to elect directors. Accordingly, shareholders would not have the right to such a meeting or election of directors, unless the holders of not less than 30% of the voting rights of our company request for a general meeting. As a result, it is unlikely that there will be an annual general meeting to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. Accordingly, you may not be able to exercise your voting rights for up to 21 months. Accordingly, our initial shareholders will continue to exert control at least until the consummation of a business combination.

Before a prospective target business is identified or the initial business combination is consummated, our sponsor or management may change or divest their ownership interests in us. Such change or divestment could deprive us of key personnel and advisors, and the public shareholders may have very limited influence over the management of the Company as a result.

Our sponsor, DDC Acquisition Corp, is a British Virgin Islands business company incorporated as the sponsor of this offering and as an investment vehicle holding the insider shares and private units of the Company. Our sponsor is wholly-owned by DDC Enterprise Limited (NYSE AMERICAN: DDC) (“DDC”), a publicly listed company. Ms. Norma Ka Yin Chu, our Chairwoman and Chief Executive Officer, is the controlling individual of our sponsor by virtue of her position as the Chief Executive Officer and Chairwoman of DDC, her ownership of more than 30% of the voting power of DDC, and her role as the sole director of the sponsor. Although our sponsor is not expected to effect any direct or indirect transfer of the insider shares or private units it holds during the applicable lock-up terms, certain transfers prior to the completion of our initial business combination are permitted for the insider shares and private units (including the underlying securities). See “Principal Shareholders” for details. Some permissible transactions, such as the transfer of insider shares from our sponsor to an officer or consultant of the Company, or the transfer of the securities of the sponsor from DDC to a third party, or the issuance of new securities of the sponsor to a third party, may change the ownership structure or control among the sponsor and the management, or result in the control of the Company by another party. In such scenarios, the public shareholders may have very influence over the management of the Company.

In the case that our sponsor, DDC or our management divest such person’s ownership or economic interests in us or in the sponsor, as the case may be, before a prospective target business is identified or an initial business combination is consummated, third parties may assume control over the sponsor or the management of the Company. Such changes may deprive us of key personnel or advisors of the Company, including Ms. Norma Chu, which may materially and adversely affect the Company’s ability to consummate initial business combination and the value of your investment in the Company. In addition, because public shareholders would not have had the opportunity to consider the identities of the persons obtaining control over us before such persons assume control, they may have limited influence over the management of the Company.

In addition, in the case that third parties assume control over the sponsor, or if new management or directors are appointed to the Company, the new directors, officers or insiders of the Company may, among other things, seek to change the business combination strategies, criteria or focus of the Company, or leverage their business background, experience, or network to seek target businesses for business combinations. Any such change may not align with the public shareholders, but the public shareholders may be deprived of any opportunities to influence such changes, except when they are presented with the opportunities to redeem their shares in connection with any shareholder vote or vote their shares on a proposed initial business combination. Further, there is no assurance that the new directors, officers or insiders of the Company may find a suitable target business and complete our initial business combination within the completion window, and we may be forced to liquidate and dissolve.

Our initial shareholders paid an aggregate of $25,000, or approximately $0.007 per share, for the insider shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share and the pro forma net tangible book value per share after this offering constitutes the dilution to the investors in this offering. Our initial shareholders acquired their insider shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 101.2% or $9.20 per share (the difference between the public offering price per share and the pro forma net tangible book deficit value per share of $(0.11) per share. This is because investors in this offering will be contributing approximately 98.2% of the total amount paid to us for our outstanding securities after this offering but will only own approximately 75.7% of our outstanding securities. Accordingly, the per-share purchase price you will be paying substantially exceeds our per share net tangible book value.

Our outstanding warrants or the conversion of the promissory notes upon consummation of our business combination into working capital units may have an adverse effect on the market price of our ordinary shares and make it more difficult to effect a business combination.

We will be issuing warrants that will result in the issuance of up to 5,750,000 ordinary shares as part of the units offered by this prospectus and private warrants that will result in the issuance of up to an additional 92,000 ordinary shares. Further, in order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our initial shareholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The promissory notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the promissory notes may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit. Such working capital units would be identical to the private units sold in the private placement. As such, such promissory notes will result in the issuance of up to 50,000 working capital units that will result in the issuance of up to an additional 75,000 ordinary shares. The potential for the issuance of a substantial number of additional shares upon exercise of the warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If to the extent these warrants are exercised, you may experience dilution to your holdings.

If our shareholders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of our ordinary shares and the existence of these rights may make it more difficult to effect a business combination.

Our initial shareholders are entitled to make a demand that we register the resale of their insider shares (3,833,333 ordinary shares, including up to an aggregate of 500,000 ordinary shares subject to forfeiture by our sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part) at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, the purchasers of the private units and our initial shareholders, officers and directors are entitled to demand that we register the resale of the 176,500 ordinary shares (or 184,000 ordinary shares if the overallotment is exercised in full) underlying the private units, 88,250 (or 92,000 ordinary shares if the overallotment is exercised in full) ordinary shares underlying the private warrants and any securities our initial shareholders, officers, directors or their affiliates may be issued in payment of working capital loans or loans made to us at any time after we consummate a business combination. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such warrants may have on the trading market for our ordinary shares.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940, or the Investment Company Act. Since we will invest the proceeds held in the trust account only in United States government treasury bills, notes or bonds having a maturity of 180 days or less or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in United States treasuries, we believe that we will not be considered to be an investment company pursuant to the exemption provided in Rule 3a-1 promulgated under the Investment Company Act.

If we are nevertheless deemed to be an investment company under the Investment Company Act, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•        restrictions on the nature of our investments; and

•        restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•        registration as an investment company;

•        adoption of a specific form of corporate structure; and

•        reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we do not complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders on the liquidation of our trust account and our warrants will expire worthless.

If we were deemed to be an investment company for purposes of the Investment Company Act , we may be forced to abandon our efforts to complete an initial business combination and instead be required to liquidate the Company. To avoid that result, we may determine, in our discretion, to liquidate the securities held in the trust account and instead hold all funds in the trust account in an interest bearing bank demand deposit account, which may earn less interest than we otherwise would have if the trust account had remained invested in U.S. government securities or money market funds.

There is currently uncertainty concerning the applicability of the Investment Company Act to a special purpose acquisition company such as the Company, and we may in the future be subject to a claim that we have been operating as an unregistered investment company. If we are deemed to be an investment company for purposes of the Investment Company Act, we might be forced to abandon our efforts to complete an initial business combination and instead be required to liquidate. If we are required to liquidate, our investors would not be able to realize the benefits of owning stock in a successor operating business, including the potential appreciation in the value of our stock and warrants following such a transaction, and our warrants would expire worthless.

The funds in the trust account will be held only in U.S. government securities within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. However, to mitigate the risk of us being deemed to have been operating as an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act), we may, in our own discretion, instruct Continental Stock Transfer & Trust Company, the trustee with respect to the trust account, to liquidate the U.S. government securities or money market funds held in the trust account and thereafter, until the earlier of consummation of our initial business combination or liquidation, to hold all funds in the trust account in an interest bearing bank demand deposit account, which may earn less interest than we otherwise would have if the trust account had remained invested in U.S. government securities or money market funds. This may mean that the amount of funds available for redemption would not increase, or would only minimally increase, thereby reducing the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company.

In addition, the longer that the funds in the trust account are held in short-term U.S. government securities or in money market funds invested exclusively in such securities, there is a greater risk that we may be considered an unregistered investment company, in which case we may be required to liquidate. Accordingly, we may determine, in our discretion, to liquidate the securities held in the trust account at any time and instead hold all funds in the trust account in an interest bearing bank demand deposit account, which may earn less interest than we otherwise would have if the trust account had remained invested in U.S. government securities or money market funds. If our facts and circumstances change over time, we will update our disclosure in future filings with the SEC to reflect how those changes impact the risk that we may be considered to be operating as an unregistered investment company.

We may not seek an opinion from an unaffiliated third party as to the fair market value of the target business we acquire.

We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of the balance of the trust account (excluding any deferred underwriting fees and commissions and taxes payable on the income earned on the trust account, and net of funds previously released to the company to pay our taxes) unless our board of directors cannot make such determination on its own. We are also not required to obtain an opinion from an unaffiliated third party indicating that the price we are paying is fair to our shareholders from a financial point of view unless the target is affiliated with our officers, directors, initial shareholders or their affiliates. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, whose collective experience in business evaluations for blank check companies like ours is not significant. Furthermore, our directors may have a conflict of interest in analyzing the transaction due to their personal and financial interests.

We may acquire a target business that is affiliated with our officers, directors, initial shareholders or their affiliates.

While we do not currently intend to pursue an initial business combination with a company that is affiliated with our officers, directors, initial shareholders or their affiliates, we are not prohibited from pursuing such a transaction, nor are we prohibited from consummating a business combination where any of our officers, directors, initial shareholders or their affiliates acquire a minority interest in the target business alongside our acquisition, provided in each case we obtain an opinion from an unaffiliated third party indicating that the price we are paying is fair to our shareholders from a financial point of view. These affiliations could cause our officers or directors to have a conflict of interest in analyzing such transactions due to their personal and financial interests and in voting their shares in connection with our initial business combination if we seek shareholder approval.

The determination of the offering price of our units is more arbitrary than the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•        the history and prospects of companies whose principal business is the acquisition of other companies;

•        prior offerings of those companies;

•        our prospects for acquiring an operating business at attractive values;

•        our capital structure;

•        the per share amount of net proceeds being placed in the trust account;

•        an assessment of our management and their experience in identifying operating companies; and

•        general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we are incorporated under the laws of the British Virgin Islands, and most of our executive officers and directors are located outside the United States, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal or state courts may be limited.

We are a business company incorporated under the laws of the British Virgin Islands. In addition, most of our executive officers and directors are located outside of the United States and are nationals or residents of jurisdictions other than the United States, and most or a substantial portion of their assets are located outside of the United States. Our sponsor is predominantly controlled by a Hong Kong national and two of our six officers and directors are based in or have significant ties to China. Specifically, Norma Ka Yin Chu, our Chairwoman and Chief Executive Officer, is located in Hong Kong, and Ethan Yong Kang Yu, our Chief Financial Officer, is located in mainland China.

As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. A judgment of a United States court for civil liabilities predicated upon the federal securities laws of the United States may not be enforceable in or recognized by the courts of the jurisdictions where our directors and officers reside, and the judicial recognition process may be time-consuming. It may be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Cogency Global Inc., 122 East 42nd Street, 18th Floor New York, NY 10168 as our agent to receive service of process with respect to any action brought against us in the state or federal courts of the United States in connection with this offering under the securities laws of the United States.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the British Virgin Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are governed by the Companies Act and common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. Shareholders of British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Shareholders of a British Virgin Islands company could, however, bring a derivative action in the British Virgin Islands courts, and there is a clear statutory right to commence such derivative claims under Section 184C of the Companies Act. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The British Virgin Islands courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The Companies Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the British Virgin Islands court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the Companies Act. Under the Companies Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the British Virgin Islands court. A shareholder may also bring an action against the company for breach of duty owed to him as a shareholder. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law. Under the general rule pursuant to English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the Board of Directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to British Virgin Islands law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

Under the laws of the British Virgin Islands, the rights of minority shareholders are protected by provisions of the Companies Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the memorandum and articles of association) as shareholders are entitled to have the affairs of the company conducted in accordance with the Companies Act and the memorandum and articles of association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The Companies Act also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the British Virgin Islands for business companies is limited.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Because we must furnish our shareholders with financial statements of the target business prepared in accordance with U.S. GAAP or IFRS as issued by the IASB or reconciled to U.S. GAAP, we may not be able to complete an initial business combination with some prospective target businesses.

We will be required to provide historical and pro forma financial statement disclosure relating to our target business to our shareholders. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or U.S. GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. The financial statements may also be required to be prepared in accordance with U.S. GAAP for the Form 8-K announcing the closing of an initial business combination, which would need to be filed within four business days after closing. These financial statement requirements may limit the pool of potential target businesses we may acquire.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and may require us to have such system audited by an independent registered public accounting firm. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation. Any inability to provide reliable financial reports could harm our business. A target business may also not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an “emerging growth company” for up to five years. However, if within a three-year period we issued our non-convertible debt exceeds $1.0 billion or revenues exceeds $1.235 billion, or the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we are not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used. We cannot predict if investors will find our shares less attractive because we may rely on these provisions. If some investors find our shares less attractive as a result, there may be a less active trading market for our shares and our share price may be more volatile.

An investment in this offering may involve adverse U.S. federal income tax consequences.

An investment in this offering may involve adverse U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of the unit between the ordinary shares and warrants included in the units could be challenged by the U.S. Internal Revenue Service, or the IRS, or the courts. See the section titled “Taxation — Material United States Federal Income Tax Considerations” for a summary of the material U.S. federal income tax consequences of an investment in our securities. Prospective investors are urged to consult their own tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.

We have also not sought a ruling from the IRS as to any U.S. federal income tax consequences described in this prospectus. The IRS may disagree with the descriptions of U.S. federal income tax consequences described herein, and its determination may be upheld by a court. Any such determination could subject an investor or our company to adverse U.S. federal income tax consequences that would be different than those described in this prospectus. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of our securities, including the applicability and effect of state, local, or foreign tax laws, as well as U.S. federal tax laws.

We may qualify as a passive foreign investment company, or “PFIC”, which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — Material United States Federal Income Tax Considerations”) of our ordinary shares or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our actual PFIC status for our current taxable year may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — Material United States Federal Income Tax Considerations — Passive Foreign Investment Company Rules”). Depending on our particular circumstances, the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any future taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would likely be unavailable with respect to our warrants.

We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — Material United States Federal Income Tax Considerations — Passive Foreign Investment Company Rules.”

Our initial business combination and our structure thereafter may not be tax-efficient to our shareholders. As a result of our business combination, our tax obligations may be more complex, burdensome and uncertain.

Although we will attempt to structure our initial business combination in a tax-efficient manner, tax structuring considerations are complex, the relevant facts and law are uncertain and may change, and we may prioritize commercial and other considerations over tax considerations. For example, in connection with our initial business combination and subject to any requisite shareholder approval, we may structure our business combination in a manner that requires shareholders to recognize gain or income for tax purposes, effect a business combination with a target company in another jurisdiction, or reincorporate in a different jurisdiction (including, but not limited to, the jurisdiction in which the target company or business is located). We do not intend to make any cash distributions to shareholders to pay taxes in connection with our business combination or thereafter. Accordingly, a shareholder may need to satisfy any liability resulting from our initial business combination with cash from its own funds or by selling all or a portion of the shares received. In addition, shareholders may also be subject to additional income, withholding or other taxes with respect to their ownership of us after our initial business combination.

In addition, we may effect a business combination with a target company that has business operations in multiple jurisdictions. If we effect such a business combination, we could be subject to significant income, withholding and other tax obligations in a number of jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Due to the complexity of tax obligations and filings in other jurisdictions, we may have a heightened risk related to audits or examinations by U.S. federal, state, local and non-U.S. taxing authorities. This additional complexity and risk could have an adverse effect on our after-tax profitability and financial condition.

If our management following a business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws which could lead to various regulatory issues.

Following a business combination, our management will likely resign from their positions as officers of the company and the management of the target business at the time of the business combination will remain in place. We cannot assure you that management of the target business will be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders.

We may, in connection with our initial business combination and subject to requisite shareholder approval under the Companies Act, continue in the jurisdiction in which the target company or business is located. The transaction may require a shareholder to recognize taxable income in the jurisdiction in which the shareholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders to pay such taxes. Shareholders may be subject to withholding taxes or other taxes with respect to their ownership of our securities after the reincorporation.

If restrictions on repatriation of earnings from the target business’ home jurisdiction to foreign entities are instituted, our business following a business combination may be materially negatively affected.

It is possible that following an initial business combination, the home jurisdiction of the target business may have restrictions on repatriations of earnings or additional restrictions may be imposed in the future. If they were, it could have a material adverse effect on our operations.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the outbreak of epidemics, pandemics, or other public health crises, as well as broader disruptions in debt and equity markets.

The occurrence of a widespread health crisis, such as an epidemic or pandemic, can adversely affect economies and financial markets worldwide. We may be unable to complete a business combination if concerns relating to such events restrict travel, limit the ability to meet with potential investors, or if the target company’s personnel, vendors, and service providers are unavailable to negotiate and consummate a transaction in a timely manner. In addition, a prolonged economic downturn caused by such events could materially impair our ability to identify and consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination.

Furthermore, our ability to consummate a business combination may depend on raising equity and debt financing, which could be significantly impacted by epidemics, pandemics, or other global events that disrupt capital markets and investor confidence.

We are currently experiencing a period of economic uncertainty and capital markets disruption, significantly impacted by ongoing geopolitical instability, including the continuing military conflict between Russia and Ukraine, escalating hostilities in the Middle East involving Israel, Iran, and regional actors, and heightened tensions between China and Taiwan. Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by any negative impact on the global economy and capital markets resulting from these or other geopolitical conflicts.

U.S. and global markets remain volatile following the escalation of geopolitical tensions. The Russia — Ukraine war, now in its fourth year, continues to disrupt energy supplies, commodity markets, and global trade flows. Sanctions imposed by the United States, European Union, and other countries against Russia and its allies have created instability in capital markets and may limit access to financing.

In the Middle East, hostilities have intensified following Iran’s direct attacks on Israel in 2024 and continued clashes involving Hezbollah in Lebanon, Hamas in Gaza, and other regional actors. The risk of a broader regional conflict remains high, with potential consequences for global energy prices, supply chains, and investor confidence.

In Asia, tensions between China and Taiwan remain elevated, with China increasing military pressure and the United States and its allies signaling commitments to Taiwan’s defense. Any escalation could significantly disrupt global trade, technology supply chains, and financial markets.

The extent and duration of these conflicts, sanctions, and resulting market disruptions are impossible to predict but could be substantial. Any such disruptions may also magnify the impact of other risks described in this prospectus and could materially impair our ability to identify and consummate a business combination or the operations of a target business with which we ultimately consummate a business combination.

The 1% excise tax under the Code may decrease the value of our securities following our initial business combination, hinder our ability to consummate an initial business combination, and decrease the amount of funds available for distribution in connection with a liquidation.

Section 4501 of the Internal Revenue Code of 1986, as amended (the “Code”) imposes a 1% excise tax on the fair market value of stock repurchased by a domestic corporation, with certain exceptions (the “Excise Tax”). Because there is a possibility that we may acquire a U.S. domestic corporation or engage in a transaction in which a domestic corporation becomes our parent or our affiliate and we anticipate that our securities will trade on the NYSE following the date of this prospectus, we may become a “covered corporation” within the meaning of Section 4501 of the Code following the consummation of our initial business combination, and while not free from doubt, it is possible that the Excise Tax will apply to any redemptions of our ordinary shares, including redemptions in connection with an initial business combination and any amendment to our memorandum and articles of association to extend the time to consummate an initial business combination, unless an exemption is available. Consequently, the value of your investment in our securities may decrease as a result of the Excise Tax. In addition, the Excise Tax may make a transaction with us less appealing to potential business combination targets, and thus, potentially hinder our ability to enter into and consummate an initial business combination. Further, the application of the Excise Tax in the event of a liquidation is uncertain, and the proceeds held in the trust account could be subject to the Excise Tax, in which case the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced. The proceeds placed in the trust account and the interest earned thereon shall not be used to pay for possible excise tax that may be levied on the Company pursuant to any current, pending or future rules or laws, including without limitation any excise tax due under Section 4501 of the Code on any redemptions or stock buybacks by the Company.

Whether the Excise Tax will apply to redemptions in connection with our initial business combination may depend on the structure of the transaction, among other considerations. Accordingly, there is a risk that if the Excise Tax is applicable, we could have reduced funds in our trust account to pay redemptions or that are available to a combined company following our initial business combination.

In addition, if shareholders elect to redeem their shares in connection with a business combination such that their redemptions would subject us to the Excise Tax, the remaining shareholders that did not elect to redeem may economically bear the impact of the Excise Tax. For these reasons, the value of your investment in our securities may decrease as a result of the Excise Tax in some circumstances. In addition, the Excise Tax may make a transaction with us less appealing to potential business combination targets, and thus, potentially hinder our ability to enter into and consummate an initial business combination.

The ability of our shareholders to exercise redemption rights or sell their public shares to us in a tender offer may not allow us to consummate the most desirable business combination or optimize our capital structure.

In connection with the successful consummation of our business combination, we may redeem up to that number of ordinary shares that would permit us to maintain net tangible assets of $5,000,001 (after payment of deferred underwriting fees and commissions and net of taxes payable on the income earned on the trust account and funds previously released to the company to pay our taxes). If our business combination requires us to use substantially all of our cash to pay the purchase price, the redemption threshold may be further limited. Alternatively, we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. If the acquisition involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to the target or its shareholders to make up for the failure to satisfy a minimum cash requirement. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. There can be no assurance that any such financing will be available to us if needed. This may limit our ability to effectuate the most attractive business combination available to us.

Moreover, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public shareholders may exercise redemption rights or seek to sell their public shares to us in a tender offer, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business transaction. In the event that the business combination involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. There can be no assurance that any such financing will be available to us if needed. This may limit our ability to effectuate the most attractive business combination available to us.

If we seek shareholder approval of our initial business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Pursuant to the letter agreement, our initial shareholders, officers and directors have agreed to vote the insider shares owned by them immediately before this offering as well as any ordinary shares acquired in this offering or following this offering in the open market (other than shares acquired outside the redemption process in connection with our initial business combination, in compliance with Rule 14e-5 of the Exchange Act) in favor of our initial business combination. As a result, if we sought shareholder approval of a proposed transaction, in addition to the insider shares owned by our initial shareholders, officers and directors, assuming only the minimum number of shares representing a quorum (which under our amended and restated memorandum and articles of association is one-third of the outstanding shares) is present and voted at such meeting held to vote on our initial business combination, the insider shares and private shares would constitute the majority of the votes casted and thus no public shares sold in this offering are needed to be voted in favor of a transaction, or assuming all issued and outstanding shares are present and vote, we could need as little as 3,245,085 of our public shares (or approximately 32.5% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming the over-allotment option is not exercised, that the insiders do not purchase any units in this offering or units or shares in the after-market). We expect that our initial shareholders holding insider shares and their respective permitted transferees collectively will own at least 25% of our issued and outstanding ordinary shares immediately following the completion of this offering (excluding the private shares issued in the private placement and assuming they do not purchase any units in this offering). Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our initial shareholders, officers and directors to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite shareholders’ approval for such initial business combination.

If we seek shareholder approval of our business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares from shareholders, which may result in the completion of our initial business combination that may not otherwise have been possible.

If we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Such purchases will not be made if our sponsor, directors, officers, advisors or their affiliates are in possession of any material non-public information that has not been disclosed to the selling shareholder. Such a purchase would include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. It is intended that, if Rule 10b-18 under the Exchange Act would apply to purchases by our sponsor, directors, officers, advisors or their affiliates, then such purchases will comply with Rule 10b-18, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.

In addition, if such purchases are made, the public “float” of our ordinary shares and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange. However, in the event our sponsor, directors, officers, advisors or their affiliates were to purchase shares from public shareholders, such purchases would by structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•        our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, directors, officers, advisors or their affiliates may purchase shares from public stockholders outside the redemption process, along with the purpose of such purchases;

•        if our sponsor, directors, officers, advisors or their affiliates were to purchase shares from public stockholders, they would do so at a price no higher than the price offered through the redemption process;

•        our registration statement/proxy statement filed for its business combination transaction would include a representation that any of our securities purchased by our sponsor, directors, officers, advisors or their affiliates would not be voted in favor of approving the business combination transaction;

•        our sponsor, directors, officers, advisors or their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

•        we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

•        the amount of our securities purchased outside of the redemption offer by our sponsor, directors, officers, advisors or their affiliates, along with the purchase price;

•        the purpose of the purchases by our sponsor, directors, officers, advisors or their affiliates;

•        the impact, if any, of the purchases by our sponsor, directors, officers, advisors or their affiliates on the likelihood that the business combination transaction will be approved;

•        the identities of company security holders who sold to our sponsor, directors, officers, advisors or their affiliates (if not purchased on the open market) or the nature of the company security holders (e.g., 5% security holders) who sold to our sponsor, directors, officers, advisors or their affiliates; and

•        the number of company securities for which we received redemption requests pursuant to our redemption offer.

The purpose of such purchases would be to (1) increase the likelihood of obtaining shareholder approval of the business combination or (2) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of an initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our ordinary shares and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of the initial business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Since our board of directors may complete an initial business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the initial business combination, unless we seek such shareholder vote. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares, potentially at a loss.

Our public shareholders shall be entitled to receive funds from the trust account only in the event of a redemption to public shareholders prior to any winding up in the event we do not consummate our initial business combination or our liquidation, if they redeem their shares in connection with an initial business combination that we consummate or if we seek to amend our memorandum and articles of association to affect the substance or timing of our redemption obligation to redeem all public shares if we cannot complete an initial business combination within 21 months from the closing of this offering. In no other circumstances will a shareholder have any right or interest of any kind to the funds in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares, potentially at a loss.

We may be limited to the funds held outside of the trust account to fund our search for target businesses, to pay our tax obligations and expenses, and to complete our initial business combination.

Of the net proceeds of this offering, $500,000 is anticipated to be available to us initially outside the trust account to fund our working capital requirements and cover expenses. We may not have sufficient funds available with which to structure, negotiate or close our initial business combination or pay our expenses. In such event, we would need to borrow funds from our insiders, officers, or directors to operate or may be forced to liquidate. Our insiders, officers and directors are under no obligation to loan us any funds. If we are unable to obtain the funds necessary, we may be forced to cease searching for a target business and may be unable to complete our initial business combination.

If the net proceeds of this offering not being held in the trust account together with the portion of interest earned on the funds in the trust account available to us are insufficient to allow us to operate for at least the next 21 months, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account together with the portion of interest earned on the funds in the trust account available to us may not be sufficient to allow us to operate for at least the next 21 months, assuming that our initial business combination is not consummated during that time. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we are unable to fund such down payments or “no shop” provisions, our ability to close a contemplated transaction could be impaired. Furthermore, if we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public shareholders may only receive a pro rata portion of the amount then in the trust account (which may be less than $10.00 per share) (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption.

If interest rates decline, the interests earned on the funds in the trust account may be less than expected.

The interest earned on the funds in the trust account is subject to fluctuations based on prevailing interest rates. If interest rates decline, the interest income may be lower than anticipated, potentially impacting the overall value of the trust fund. Moreover, there will be released to us from the trust account any interest earned on the funds in the trust account that we need to pay our income or other tax obligations. We may therefore rely on the interest income generated from the funds in the trust account to meet our income tax obligations. If the interest income falls short due to declining interest rates, we may face challenges in fulfilling our tax liabilities.

Subsequent to our consummation of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges.

Even if we conduct thorough due diligence on a target business with which we combine, this diligence may not surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

Our directors may decide not to enforce indemnification obligations against our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine on our behalf whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations on our behalf, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

Because we have not selected a particular business, specific geographic location, or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

While we may pursue an acquisition opportunity in any industry or sector, our primary focus will be on businesses that operate within the digital asset ecosystem. Specifically, we intend to target companies positioned to benefit from the structural expansion of digital infrastructure and financial rails supporting blockchain and artificial intelligence technologies. Our efforts to identify a prospective target business will not be limited to a particular geographic region, and we may consider opportunities globally.

Except for the limitations that a target business must have a fair market value of at least 80% of the balance of funds in the trust account (excluding deferred underwriting fees and commissions and taxes payable on the income earned on the trust account, and net of funds previously released to the company to pay our taxes), and that we are not permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations, we will have broad flexibility in identifying and selecting a prospective acquisition candidate.

Because we have not yet identified or approached any specific target business, there is no basis to evaluate the possible merits or risks of any particular target’s operations, results of operations, cash flows, liquidity, financial condition, or prospects. To the extent we consummate our initial business combination, we may be affected by numerous risks inherent in the digital asset ecosystem, including regulatory uncertainty, technological disruption, cybersecurity vulnerabilities, and market volatility. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be exposed to risks inherent in the operations of a financially unstable or development-stage entity.

Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all significant risk factors or have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to mitigate their impact. In addition, investors will be relying on the business judgment of our board of directors, which will have significant discretion in choosing the standard used to establish the fair market value of a particular target business. An investment in our shares may not ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target.

Although we identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified specific criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we consummate our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce our initial business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law or NYSE, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share or even less (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

Our efforts to identify and consummate an initial business combination within the digital asset ecosystem may be materially adversely affected by regulatory uncertainty and evolving legal frameworks.

Governments and regulatory bodies globally continue to develop and implement rules governing blockchain technologies, cryptocurrencies, tokenized assets, and artificial intelligence applications. These regulations may vary significantly across jurisdictions, and in some cases may conflict. Because we have not yet identified a specific target business, there is no basis to evaluate the precise regulatory risks that may apply. However, any target business operating in the digital asset ecosystem may face heightened scrutiny, licensing requirements, restrictions on certain activities, or outright prohibitions. Such regulatory developments could adversely impact the operations, financial condition, or prospects of a target business, and may limit our ability to consummate a business combination. Furthermore, changes in enforcement priorities or the introduction of new compliance obligations could increase costs and reduce profitability.

Although our officers and directors will endeavor to assess regulatory risks, we may not properly ascertain or mitigate all significant factors, particularly those outside our control. Investors will be relying on the judgment of our board of directors in evaluating these risks, and an investment in our shares may ultimately prove less favorable than a direct investment in a target business.

Our focus on businesses positioned to benefit from the expansion of digital infrastructure supporting blockchain and artificial intelligence technologies exposes us to risks associated with rapid technological change and cybersecurity vulnerabilities.

The digital asset ecosystem is characterized by constant innovation, evolving protocols, and emerging competitors. A target business may face challenges in adapting to new technologies, maintaining interoperability, or defending against obsolescence. In addition, businesses in this sector are particularly vulnerable to cybersecurity threats, including hacking, theft of digital assets, data breaches, and denial-of-service attacks. Such incidents could result in significant financial losses, reputational harm, regulatory penalties, or operational disruptions. Because we have not yet identified a specific target business, there is no basis to evaluate the cybersecurity posture or resilience of any particular company.

Although our officers and directors will endeavor to evaluate technological and cybersecurity risks, we may not properly ascertain or mitigate all significant factors. Some risks may be outside our control, leaving us unable to reduce their impact. Investors will be relying on the business judgment of our board of directors, which will have significant discretion in evaluating these risks. An investment in our shares may not ultimately prove to be more favorable than a direct investment in a target business.

Our focus on businesses within the digital asset ecosystem exposes us to risks associated with extreme market volatility and shifts in investor sentiment.

Digital assets, including cryptocurrencies and tokenized products, have historically experienced rapid fluctuations in value driven by speculative trading, regulatory announcements, technological developments, and macroeconomic conditions. Because we have not yet identified a specific target business, there is no basis to evaluate the precise exposure to such volatility. However, any target business operating in this sector may be materially adversely affected by sudden declines in asset prices, reduced liquidity, or diminished investor confidence. These factors could impair the financial condition and prospects of a target business and limit our ability to consummate a business combination.

Resources could be wasted in researching acquisitions that are not consummated.

We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share or even less (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

We may attempt to consummate our initial business combination with a private company about which little information is available.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in our initial business combination with a company that is not as profitable as we suspected, if at all.

We may not be able to maintain control of a target business after our initial business combination.

We may structure our initial business combination to acquire less than 100% of the equity interests or assets of a target business, but we will only consummate such business combination if we will become the majority shareholder of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes) or are otherwise not required to register as an investment company under the Investment Company Act or to the extent permitted by law we may acquire interests in a variable interest entity, in which we may have less than a majority of the voting rights in such entity, but in which we are the primary beneficiary. Even though we may own a majority interest in the target, our shareholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business.

Risks Associated with Acquiring and Operating a Business Outside of the United States

We may effect a business combination with a company located outside of the United States and if we do, we would be subject to a variety of additional risks that may negatively impact our business operations and financial results.

If we consummate a business combination with a target business located outside of the United States, we would be subject to any special considerations or risks associated with companies operating in the target business’ governing jurisdiction, including any of the following:

•        rules and regulations or currency redemption or corporate withholding taxes on individuals;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        longer payment cycles than in the United States;

•        inflation;

•        economic policies and market conditions;

•        unexpected changes in regulatory requirements;

•        challenges in managing and staffing international operations;

•        tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•        currency fluctuations;

•        challenges in collecting accounts receivable;

•        cultural and language differences;

•        protection of intellectual property;

•        employment regulations; and

•        deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

Because of the costs and difficulties inherent in managing cross-border business operations, our results of operations may be negatively impacted.

Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have (whether based abroad or in the U.S.) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

If social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments occur in a country in which we may operate after we effect our initial business combination, it may result in a negative impact on our business.

Political events in another country may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.

The British Virgin Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from 1 January 2019, the Economic Substance (Companies and Limited Partnerships) Act, 2018 (the “ESA”) came into force in the British Virgin Islands introducing certain economic substance requirements for British Virgin Islands tax resident companies which are engaged in certain “relevant activities”, which in the case of companies incorporated before 1 January 2019 will apply in respect of financial years commencing 30 June 2019 onwards. However, it is not anticipated that the company itself will be subject to any such requirements prior to any business combination and thereafter the company may still remain out of scope of the legislation or else be subject to more limited substance requirements. Although it is presently anticipated that the ESA will have little material impact on the company or its operations, as the legislation is new and remains subject to further clarification and interpretation it is not currently possible to ascertain the precise impact of these legislative changes on the company.

Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.

Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.

Rules and regulations in many countries are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.

Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

In addition, most of our executive officers and directors are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It will also be costlier and time-consuming for the investors to effect service of process outside the United States, or to enforce judgments obtained from the U.S. courts in the courts of the jurisdictions where our directors and officers reside. For example, to enforce a foreign judgment in Hong Kong, you will be required to apply to the Hong Kong High Court to enforce a foreign judgment, for which you will be required to engage a local counsel to facilitate or prepare the application, together with its various supporting documents. You will then be required to go through the standard litigation process to sue on the judgment as a debt. In addition, a judgment of a United States court for civil liabilities predicated upon the federal securities laws of the United States may also not be enforceable in or recognized by the courts of the jurisdictions where our directors and officers reside. As such, it may be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken against the management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S.-incorporated company.

If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive.

The relationship between the United States and foreign governments could be subject to sudden fluctuation and periodic tension. For instance, the United States may announce its intention to impose quotas on certain imports. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the foreign government in industries that may affect our ultimate target business. Changes in political conditions in foreign countries and changes in the state of U.S. relations with such countries are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and a foreign country in which we acquire a target business.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars.

If you are a U.S. holder of our ordinary shares, you generally will be taxed on the U.S. dollar value of your dividends, if any, on the date the dividend distribution is includible in your income (typically, on the date you receive them), even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

After our initial business combination, substantially all of our assets may be located in another foreign country and substantially all of our revenue may be derived from our operations in such country. The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

Many of the economies in Asia are experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability following our initial business combination.

While many of the economies in Asia have experienced rapid growth over the last two decades, they currently are experiencing inflationary pressures. As governments take steps to address the current inflationary pressures, there may be significant changes in the availability of bank credits, interest rates, limitations on loans, restrictions on currency conversions and foreign investment. There also may be imposition of price controls. If prices for the products of our ultimate target business rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on our profitability. If these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth. Because we are not limited to any specific industry, the ultimate industry that we operate in may be affected more severely by such a slowing of economic growth.

Many industries in Asia are subject to government regulations that limit or prohibit foreign investments in such industries, which may limit the potential number of acquisition candidates.

Governments in many Asian countries have imposed regulations that limit foreign investors’ equity ownership or prohibit foreign investments altogether in companies that operate in certain industries. As a result, the number of potential acquisition candidates available to us may be limited or our ability to grow and sustain the business, which we ultimately acquire will be limited.

If a country in Asia enacts regulations in industry segments that forbid or restrict foreign investment, our ability to consummate our initial business combination could be severely impaired.

Many of the rules and regulations that companies face concerning foreign ownership are not explicitly communicated. If new laws or regulations forbid or limit foreign investment in industries in which we want to complete our initial business combination, they could severely impair our candidate pool of potential target businesses. Additionally, if the relevant central and local authorities find us or the target business with which we ultimately complete our initial business combination to be in violation of any existing or future laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•        levying fines;

•        revoking our business and other licenses;

•        requiring that we restructure our ownership or operations; and

•        requiring that we discontinue any portion or all of our business.

Any of the above could have an adverse effect on our company post-business combination and could materially reduce the value of your investment.

Corporate governance standards in Asia may not be as strict or developed as in the United States and such weakness may hide issues and operational practices that are detrimental to a target business.

General corporate governance standards in some countries are weak in that they do not prevent business practices that cause unfavorable related party transactions, over-leveraging, improper accounting, family company interconnectivity and poor management. Local laws often do not go far enough to prevent improper business practices. Therefore, shareholders may not be treated impartially and equally as a result of poor management practices, asset shifting, conglomerate structures that result in preferential treatment to some parts of the overall company, and cronyism. The lack of transparency and ambiguity in the regulatory process also may result in inadequate credit evaluation and weakness that may precipitate or encourage financial crisis. In our evaluation of a business combination we will have to evaluate the corporate governance of a target and the business environment, and in accordance with United States laws for reporting companies take steps to implement practices that will cause compliance with all applicable rules and accounting practices. Notwithstanding these intended efforts, there may be endemic practices and local laws that could add risk to an investment we ultimately make and that result in an adverse effect on our operations and financial results.

Risks Associated with Acquiring and Operating a Target Business with its Primary Operations in China

As set forth herein, our efforts in identifying a prospective target business will not be limited to a particular country. We may target an initial business combination with a company located in the PRC (including Hong Kong and Macau). Because of such potential ties to the PRC, we may be subjected to the laws, rules and regulations of the PRC. Accordingly, in addition to the risk factors referred above, we have set forth some of the primary risks we have identified in seeking to consummate our initial business combination with a company having its primary operations in the PRC.

Given the PRC government’s potential oversight and discretion over the conduct of our directors’ and officers’ search for a target company, the PRC government may intervene or influence our operations at any time, which could result in a material change in our search for a target business and/or the value of the securities we are registering. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC may be adopted quickly with little advance notice and could have a significant impact upon our ability to operate.

Our sponsor is predominantly controlled by a Hong Kong national, therefore we may be subject to certain risks relating to regulatory oversight by the PRC government. This may significantly limit our ability to search for candidates for our initial business combination. In particular, changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice. The PRC government may also intervene or influence our search for a target business or the completion of an initial business combination at any time because our sponsor is predominantly controlled by a Hong Kong national. This could significantly and negatively impact our search for a target business and/or the value of the securities we are registering for sale.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which took effect on March 31, 2023. The Trial Measures supersede prior rules and clarified and emphasized several aspects, which include but are not limited to: (1) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Measures if the following criteria are met at the same time: (a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year comes from PRC domestic companies, and (b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (2) exemptions from immediate filing requirements for issuers that (a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Measures, (b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and (c) whose such overseas securities offering or listing shall be completed before September 30, 2023, provided however that such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (3) a negative list of types of issuers banned from listing or offering overseas, such as (a) issuers whose listing or offering overseas has been recognized by the State Council of the PRC as a possible threat to national security, (b) issuers whose affiliates have been recently convicted of bribery and corruption, (c) issuers under ongoing criminal investigations, and (d) issuers under major disputes regarding equity ownership; (4) issuers’ compliance with web security, data security, and other national security laws and regulations; (5) issuers’ filing and reporting obligations, such as the obligation to file with the CSRC after it submits an application for initial public offering to overseas regulators, and the obligation after offering or listing overseas to report to the CSRC material events including a change of control or voluntary or forced delisting of the issuer; and (6) the CSRC’s authority to fine both issuers and their shareholders between 1 and 10 million RMB for failure to comply with the Trial Measures, including failure to comply with filing obligations or committing fraud and misrepresentation.

Based on our understanding of the current PRC laws and regulations, our company is not required to obtain any prior permission from any PRC governmental authorities for this offering or register with the CSRC pursuant to the Trial Measures. Moreover, our officers and directors and the majority shareholder of our sponsor are not covered by any Chinese requirements because our business is not conducted in the PRC. As of the date of this prospectus, we have not register with the CSRC pursuant to the Trial measures or applied or received any permission or approvals for this offering and our search for an initial business combination target company post-offering. If applicable laws, regulations, or interpretations change and require us and/or our directors and officers to conduct a registration pursuant to the Trial Measures, obtain such permissions or approvals in the future, Chinese regulatory agencies (a) may impose fines and penalties on our officers and directors and the majority shareholder of our sponsor, and (b) may also take actions requiring our directors and officers and the majority shareholder of our sponsor, or making it advisable for our directors and officers and the majority shareholder of our sponsor, to terminate this offering before settlement and delivery of our units or delay our potential business combination and therefore, we may have to liquidate the funds held in the trust account (in which case our warrants may be worthless). Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

The PRC government has indicated its intent to intervene in or influence a PRC company’s business operations at any time or to exert more oversight and control over offerings conducted overseas and foreign investment in PRC-based issuers. This could result in a material change in a PRC company’s business operations post-business combination and/or the value of its securities. Additionally, governmental and regulatory interference could significantly limit or completely hinder a target company’s ability to offer or continue to offer securities to investors post-business combination and cause the value of such securities to significantly decline or be worthless.

Statements by the PRC government in 2021 have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in PRC-based issuers. The PRC has proposed new rules in 2021 that would require companies collecting or holding large amounts of data to undergo a cybersecurity review prior to listing in foreign countries, a move that would significantly tighten oversight over large China-based internet companies. On November 14, 2021, the CAC publicly solicited comments on the Regulation on Network Data Security Management (Consultation Draft), which stipulated that data processors that undertake data processing activities using internet networks within China are required to apply for cybersecurity review if they conduct data processing activities that will or may have an impact on China’s national security. The review is mandatory if the data processor controls more than 1 million users’ personal information and intends to be listed in a foreign country, or if the data processor seeks to be listed in Hong Kong. As of the date of this prospectus, the Draft Regulation on Network Data Security Management has not been formally adopted. On December 28, 2021, the CAC, jointly with 12 departments under the State Council, implemented the Measures for Cybersecurity Review, which became effective on February 15, 2022. According to the Measures for Cybersecurity Review, operators of critical information infrastructure purchasing network products and services, and data processors carrying out data processing activities that affect or may affect China’s national security, are required to conduct a cybersecurity review. Operators, including operators of critical information infrastructure and data processors, who control more than 1 million users’ personal information must report to the Cyber Security Review Office for a cybersecurity review if they intend to be listed in a foreign country.

On June 10, 2021, the Standing Committee of the PRC National People’s Congress, or SCNPC, promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data. On August 20, 2021, the SCNPC adopted the Personal Information Protection Law, which took effect as of November 1, 2021. The Personal Information Protection Law includes the basic rules for personal information processing, the rules for cross-border provision of personal information, the rights of individuals in personal information processing activities, the obligations of personal information processors, and the responsibilities for collection, processing, and use of personal information.

Based on our understanding of currently applicable PRC laws and regulations, our registered public offering in the U.S. is not subject to the review or prior approval of the CAC or the CSRC, and their oversight will not impact our officers and directors or their search for a target company. Further, we currently believe that the regulations or policies that have been issued by the CAC to date are not applicable to our officers and directors. However, uncertainties still exist due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries, persons and companies whose foreign securities offerings are subject to review by the CSRC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Since none of our officers and directors has engaged in data activities or the processing of personal information in China, we believe our officers and directors are in full compliance with the regulations and policies that have been issued by the CAC to date. As we do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction, our initial business combination target company may include a PRC Target Company. It is uncertain whether such PRC Target Company will be involved in the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Given the PRC authorities have significant discretion in interpreting and applying the relevant cybersecurity and data laws and regulations, there is a risk that any potential target business of ours may be subject to cybersecurity review or other regulatory actions even though it is not based or located in and does not conduct its principal business operations in China. To avoid such risk, we may avoid completing an initial business combination with such a target business and instead pursue other opportunities, which may limit the pool of attractive targets. As a result, our search for a target company may be adversely affected, which could result in a material change in our operations and/or the value of the securities we are registering for sale.

Trading in our securities may be prohibited under the HFCAA if the PCAOB determines that it cannot inspect or fully investigate our auditor. In that case, NYSE would delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive our investors of the benefits of such inspections.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or other securities from being traded on a national securities exchange or in the over the counter trading market in the U.S.

Our current auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. However, if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, NYSE would delist our securities, including our units, ordinary shares and warrants being offered in this offering, and the SEC would prohibit them from being traded on a national securities exchange or in the over the counter trading market in the U.S. For example, if we effect our initial business combination with a business located in the PRC or Hong Kong and if our new auditor is located in China or Hong Kong, with operations in and which performs audit operations of registrants in China or Hong Kong, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the relevant authorities, the work of our new auditor as it relates to those operations may not be inspected by the PCAOB (as currently is the case in China and Hong Kong). If our securities are delisted and prohibited from being traded on a national securities exchange or in the over the counter trading market in the U.S. due to the PCAOB not being able to conduct inspections or full investigations of our auditor, it would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with potential delisting and prohibition would have a negative impact on the price of our securities. Also, such delisting and prohibition could significantly affect our ability to raise capital on acceptable terms, or at all, which would have a material adverse effect on our business, financial condition and prospects.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding

Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in China and Hong Kong, consistent with the HFCAA, and providing that the PCAOB will be required to reassess its determinations by the end of 2022. The HFCAA and related regulations currently do not affect us as our auditor is subject to PCAOB’s inspections and investigations.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The SEC has also announced amendments to various annual report forms to accommodate the certification and disclosure requirements of the HFCAA. There could be additional regulatory or legislative requirements or guidance that could impact us if our auditor is not subject to PCAOB inspection. The implications of these possible regulations, in addition to the requirements of the HFCAA, are uncertain, and such uncertainty could cause the market price of our securities to be materially and adversely affected. If, for whatever reason, the PCAOB is unable to conduct inspections or full investigations of our auditor, we could be delisted or prohibited from being traded over the counter earlier than would be required by the HFCAA. If our securities are unable to be listed on another securities exchange by then, such delisting and prohibition would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with potential delisting and prohibition would have a negative impact on the price of our securities. Also, such delisting and prohibition could significantly affect our ability to raise capital on acceptable terms, or at all, which would have a material adverse effect on our business, financial condition and prospects.

Inspections of audit firms that the PCAOB has conducted have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. If the PCAOB were unable to conduct inspections or full investigations of our auditor, investors in our securities would be deprived of the benefits of such PCAOB inspections. In addition, the inability of the PCAOB to conduct inspections or full investigations of auditors would may make it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors that are subject to the PCAOB inspections, which could cause investors and potential investors in our stock to lose confidence in the audit procedures of our auditor and reported financial information and the quality of our financial statements.

U.S. laws and regulations, including the HFCAA and AHFCAA, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China or Hong Kong.

The AHFCAA was enacted on December 23, 2022. The AHFCAA states that if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years, the SEC shall prohibit the securities of the issuer from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

Our independent registered public accounting firm issued an audit opinion on the financial statements included in this prospectus filed with the SEC. As an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB.

Our auditor is headquartered in Singapore, and has been inspected by the PCAOB on a regular basis.

Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality.

In addition, as part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of Congress that would require the SEC to maintain a list of issuers for which the PCAOB is not able to inspect or investigate an auditor report issued by a foreign public accounting firm. The Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (EQUITABLE) Act prescribes increased disclosure requirements for such issuers and, beginning in 2025, the delisting from national securities exchanges such as NYSE of issuers included for three consecutive years on the SEC’s list. On May 20, 2020, the U.S. Senate passed S. 945, the HFCAA. The HFCAA was approved by the U.S. House of Representatives on December 2, 2020. On December 18, 2020, the former U.S. president signed into law the HFCAA. In essence, the HFCAA requires the SEC to prohibit foreign companies from listing securities on U.S. securities exchanges if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for three consecutive years, beginning in 2021. The enactment of the HFCAA and any additional rulemaking efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, and the market price of affected issuers’ securities could be adversely affected.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. We will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before that issuer’s securities may be prohibited from being trading or be delisted. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by mainland China and Hong Kong authorities in those jurisdictions, and identified the registered public accounting firms in mainland China and Hong Kong that are subject to such determinations. The PCAOB has made such designations as mandated under the HFCAA. Pursuant to each annual determination by the PCAOB, the SEC will, on an annual basis, identify issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future. The auditor of the Company, Audit Alliance, is not among the auditor firms listed on the determination list issued by the PCAOB, which notes all of the auditor firms that the PCAOB is not able to inspect. Our auditor is not headquartered in China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in China and Hong Kong, consistent with the HFCAA, and providing that the PCAOB will be required to reassess its determinations by the end of 2022. The HFCAA and related regulations currently do not affect our company as our auditor is subject to PCAOB’s inspections and investigations.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCAA and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The HFCAA and AHFCAA would restrict our ability to consummate a business combination with a target business unless that business met certain standards of the PCAOB, and would require delisting of a company from U.S. national securities exchanges if the PCAOB is unable to inspect its public accounting firm for three consecutive years. The HFCAA also requires public companies to disclose, among other things, whether they are owned or controlled by a foreign government, specifically, those based in China. We may not be able to consummate a business combination with a favorable target business due to these laws.

In the event that we complete a business combination with a company with substantial operations in China or Hong Kong and if the PCAOB is not able to fully conduct inspections of or fully investigate our auditor’s work papers in China or Hong Kong or is not able to inspect or investigate the work papers of the auditor of a company we may target for an initial business combination, it could cause us to fail to be in compliance with U.S. securities laws and regulations, we could cease to be listed on a U.S. securities exchange, and U.S. trading of our shares could be prohibited under the HFCAA. Any of these actions, or uncertainties in the market about the possibility of such actions, could adversely affect our prospects to successfully complete a business combination with a China or Hong Kong-based company, our access to the U.S. capital markets and the price of our shares.

Future developments in respect of increase U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

Other developments in U.S. laws and regulatory environment, including but not limited to executive orders such as Executive Order (E.O.) 13959, “Addressing the Threat from Securities Investments That Finance Communist Chinese Military Companies,” may further restrict our ability to complete a business combination with certain China-based businesses.

Our initial business combination may be subject to a variety of PRC laws and regulations regarding cybersecurity and data protection and we may have to spend additional resources and incur additional time to complete any such business combination or be prevented from pursuing certain investment opportunities.

Our initial business combination may be subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

For instance, various regulatory bodies in China, including the Cybersecurity Administration Committee, or the CAC, the Ministry of Public Security and the State Administration for Market Regulation, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the PRC government promulgated the Cybersecurity Review Measures, which came into effect on June 1, 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On November 14, 2021, the Cyberspace Administration of China publicly solicited comments on the Regulation on Network Data Security Management (Consultation Draft), which stipulates that a data processor that undertakes data processing activities using Internet networks within China shall apply for a cybersecurity review if it conducts data processing activities that will or may have an impact on national security. The review is mandatory if the data processor controls more than one million users’ personal information and intends to be listed in a foreign country, or if the data processor that will or may impact national security seeks to be listed in Hong Kong. As of the date of this prospectus, the Draft Regulation on Network Data Security Management has not been formally adopted. On December 28, 2021, the Cyberspace Administration of China, jointly with 12 departments under the State Council, promulgated the Measures for Cybersecurity Review, which became effective on February 15, 2022. According to the Measures for Cybersecurity Review, operators of critical information infrastructure purchasing network products and services, and data processors carrying out data processing activities that affect or may affect national security, shall be subject to a cyber security review.

An operator, including operators of critical information infrastructure and data processors that control more than one million users’ personal information must report to the Cyber Security Review Office for a cybersecurity review if they intend to be listed in a foreign country.

Certain internet platforms in China have been reportedly subject to heightened regulatory scrutiny in relation to cybersecurity matters. As of the date of this prospectus, we have not been informed by any PRC governmental authority of any requirement that we file for a cybersecurity review. As a result, it will not affect our process of searching for a business combination target until there is further certainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. However, if we or the combined company following a business combination are deemed to be a critical information infrastructure operator or a company that is engaged in data processing and holds personal information of more than one million users, we could be subject to a PRC cybersecurity review.

As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we or the combined company following a business combination could be subject to cybersecurity review, and if so, it is uncertain whether we can or how long it will take us to obtain such approval or complete such procedures. Also, any such approval could be rescinded and we may not be able to pass such review in relation to this offering, our search for a business combination target, or a business combination. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, and revocation of licenses, as well as reputational damage or legal proceedings or actions, which may have a material adverse effect on our business, financial condition or results of operations.

On June 10, 2021, the Standing Committee of the PRC National People’s Congress, or SCNPC, promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data. On August 20, 2021, the SCNPC adopted the Personal Information Protection Law, which became effective as of November 1, 2021. The Personal Information Protection Law includes the basic rules for personal information processing, the rules for cross-border provision of personal information, the rights of individuals in personal information processing activities, the obligations of personal information processors, and the legal responsibilities for illegal collection, processing, and use of personal information.

These rules could result in us not being able to acquire a potential target in the PRC, or our using time and working capital to pursue a transaction that cannot be completed because of the actions of regulators.

As uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that we or the combined company following a business combination will comply with such regulations in all respects and we or the combined company following a business combination may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. We or the combined company following a business combination may also become subject to fines and/or other sanctions, which may have material adverse effect on our business, results of operations and financial condition. As at the date of this prospectus, our officers and directors have not received any notice and/or other sanctions with respect to the regulations or policies that have been issued by the CAC to date.

Compliance with the PRC Antitrust law may limit our ability to effect our initial business combination.

The PRC Antitrust Law became effective on August 1, 2008. The government authorities in charge of antitrust matters in China are the Antitrust Commission and other antitrust authorities under the State Council. The PRC Antitrust Law regulates (1) monopoly agreements, including decisions or actions in concert that preclude or impede competition, entered into by business operators; (2) abuse of dominant market position by business operators; and (3) concentration of business operators that may have the effect of precluding or impeding competition. To implement the Antitrust Law, in 2008, the State Council formulated the regulations that require filing of concentration of business operators, pursuant to which concentration of business operators refers to (1) merger with other business operators; (2) gaining control over other business operators through acquisition of equity interest or assets of other business operators; and (3) gaining control over other business operators through exerting influence on other business operators through contracts or other means. In 2009, the Ministry of Commerce, which oversees the Antitrust Commission, promulgated the Measures for Filing of Concentration of Business Operators (amended by the Guidelines for Filing of Concentration of Business Operators in 2014), which set forth the criteria of concentration and the document filing requirements. The business combination we contemplate may be considered the concentration of business operators, and to the extent required by the Antitrust Law and the criteria established by the State Council, we must file with the antitrust authority under the PRC State Council prior to conducting the contemplated business combination. If the antitrust authority decides not to further investigate whether the contemplated business combination has the effect of precluding or impeding competition or fails to make a decision within 30 days from receipt of relevant materials, we may proceed to consummate the contemplated business combination. If the antitrust authority decides to prohibit the contemplated business combination after further investigation, we must terminate such business combination and would then be forced to either attempt to complete a new business combination if it is within 21 months from the closing of this offering or we would be required to return any amounts which were held in the trust account to our shareholders. When we evaluate a potential business combination, we will consider the need to comply with the Antitrust Law and other relevant regulations which may limit our ability to effect an acquisition or may result in our modifying or not pursuing a particular transaction.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter, which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our ordinary shares, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China have been subjected to intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S.-listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company if we target a PRC company for our initial business combination. If we become the subject of any unfavorable allegations, whether or not such allegations are proven to be true, we will have to expend significant resources to investigate such allegations and/or defend our company and our decisions. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, we will be severely hampered and your investment in our securities post business combination could be rendered worthless.

Regulations relating to the transfer of state-owned property rights in enterprises may increase the cost of our acquisitions and impose an additional administrative burden on us.

The legislation governing the acquisition of a PRC state-owned company contains stringent governmental regulations. The transfer of state-owned property rights in enterprises must take place through a government-approved “state-owned asset exchange,” and the value of the transferred property rights must be evaluated by those Chinese appraisal firms qualified to perform “state-owned assets evaluations.” The final price must not be less than 90% of the appraisal price. Additionally, bidding/auction procedures are essential in the event that there is more than one potential transferee. In the case of an acquisition by foreign investors of state-owned enterprises, the acquirer and the seller must make a resettlement plan to properly resettle the employees, and the resettlement plan must be approved by the Employees’ Representative Congress. The seller must pay all unpaid wages and social welfare payments from the existing assets of the target company to the employees. These regulations may adversely affect our ability to acquire a PRC state-owned business or assets.

Our initial business combination may be subject to national security review by the PRC government and we may have to spend additional resources and incur additional time to complete any such business combination or be prevented from pursuing certain investment opportunities.

On February 3, 2011, the PRC government issued a Notice Concerning the Establishment of Security Review Procedure on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the Security Review Regulations, which became effective on March 5, 2011. The Security Review Regulations cover acquisitions by foreign investors of a broad range of PRC enterprises if such acquisitions could result in de facto control by foreign investors and the enterprises relate to military, national defense, important agriculture products, important energy and natural resources, important infrastructures, important transportation services, key technologies or important equipment manufacturing. The scope of the review includes whether the acquisition will impact national security, economic and social stability, and the research and development capabilities of key national security-related technologies. Foreign investors should submit a security review application to the Ministry of Commerce for its initial review for a contemplated acquisition. If the acquisition is considered to be within the scope of the Security Review Regulations, the Ministry of Commerce will transfer the application to a joint security review committee within five business days for further review. The joint security review committee, consisting of members from various PRC government agencies, will conduct a general review and seek comments from relevant government agencies. The joint security review committee may initiate a further special review and request the termination or restructuring of the contemplated acquisition if it determines that the acquisition will result in a significant national security issue.

The Security Review Regulations will potentially subject a large number of mergers and acquisitions transactions by foreign investors in China to an additional layer of regulatory review. Currently, there is significant uncertainty as to the implication of the Security Review Regulations. Neither the Ministry of Commerce nor other PRC government agencies have issued any detailed rules for the implementation of the Security Review Regulations. If, for example, our potential initial business combination is with a target company operating in the PRC in any of the sensitive sectors identified above, the transaction will be subject to the Security Review Regulations, and we may have to spend additional resources and incur additional time to complete any such acquisition. We may also be prevented from pursuing certain investment opportunities if the PRC government considers that the potential investments will result in a significant national security issue.

We do not believe the approval of the CSRC is required in connection with this offering; however, if required, we cannot predict whether we will be able to obtain such approval.

The M&A Regulations include, among other things, provisions that purport to require any offshore special purpose vehicle that is controlled by PRC companies or individuals and formed for the purpose of seeking a public listing on an overseas stock exchange through acquisition of PRC domestic companies to obtain the approval of the CSRC prior to the listing and trading of its securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by any such special purpose vehicle seeking CSRC’s approval of an overseas listing. However, substantial uncertainty remains regarding the scope and applicability of the M&A Regulations and the CSRC approval requirement for offshore special purpose vehicles.

In addition, the Opinions jointly issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council, which were made available to the public on July 6, 2021, call for strengthened regulation over illegal securities activities and supervision of overseas listings by China-based companies and propose to take effective measures, such as promoting the development of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. The Opinions also provide that the State Council will revise provisions regarding the overseas issuance and listing of shares by companies limited by shares and will clarify the duties of domestic regulatory authorities. As of the date of this prospectus, no official guidance and related implementation rules have been issued in relation to the recently issued Opinions and the interpretation and implementation of the Opinions remain unclear.

Based on our understanding of the current PRC laws and regulations, our company is not required to obtain any prior permission under the M&A Regulations or the Opinions from any PRC governmental authorities (including the CSRC) for consummating this offering, given that: (a) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Regulations; and (b) our company is a blank check company newly incorporated in the British Virgin Islands rather than in China and currently our company does not own or control any equity interest in any PRC company or operate any business in China. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or any other PRC governmental authorities. However, there remains some uncertainty and no assurance as to how the M&A Rules and the Opinions will be interpreted or implemented by the relevant PRC governmental authorities, including the CSRC, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or adopt new interpretations of existing rules that would require us to obtain CSRC or other PRC governmental approvals for this offering, including if we decide to consummate a business combination with a target business based in and primarily operating in China.

Furthermore, the CAC issued the draft amendment to the Cybersecurity Review Measures in July 2021, which provides, among other things, that an application for cybersecurity review shall be made by an issuer that is a critical information infrastructure operator or a data processing operator as defined therein before such issuer’s listing in a foreign country if the issuer possesses personal information of more than one million users, and that the relevant governmental authorities in the PRC may initiate a cybersecurity review if such governmental authorities determine an operator’s cyber products or services, data processing or potential listing in a foreign country affect or may affect national security. Such draft amendment was released for public comment, and its provisions and anticipated adoption or effective date are subject to changes and thus its interpretation and implementation remain substantially uncertain.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which took effect on March 31, 2023. The Trial Measures supersede prior rules and clarified and emphasized several aspects, which include but are not limited to: (1) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Measures if the following criteria are met at the same time: (a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year comes from PRC domestic companies, and (b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (2) exemptions from immediate filing requirements for issuers that (a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Measures, (b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and (c) whose such overseas securities offering or listing shall be completed before September 30, 2023, provided however that such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (3) a negative list of types of issuers banned from listing or offering overseas, such as (a) issuers whose listing or offering overseas has been recognized by the State Council of the PRC as a possible threat to national security, (b) issuers whose affiliates have been recently convicted of bribery and corruption, (c) issuers under ongoing criminal investigations, and (d) issuers under major disputes regarding equity ownership; (4) issuers’ compliance with web security, data security, and other national security laws and regulations; (5) issuers’ filing and reporting obligations, such as the obligation to file with the CSRC after it submits an application for initial public offering to overseas regulators, and the obligation after offering or listing overseas to report to the CSRC material events including a change of control or voluntary or forced delisting of the issuer; and (6) the CSRC’s authority to fine both issuers and their shareholders between 1 and 10 million RMB for failure to comply with the Trial Measures, including failure to comply with filing obligations or committing fraud and misrepresentation.

While the application of the M&A Rules and the Trial Measures remains unclear, we believe that CSRC approval or registration with the CSRC pursuant to the Trial measures is not required for this offering. However, there can be no assurance that the relevant PRC government agencies, including the CSRC, would reach the same conclusion. If it is determined in the future that the registration with the CSRC pursuant to the Trial measures and/or the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, we or our post-business combination company may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. This could occur in the event (i) we have not registered this offering pursuant to the Trial Measures, (ii) we do not receive or maintain any required governmental permissions or approvals, (iii) if we inadvertently conclude that such registrations, permissions or approvals are not required, or (iv) if applicable laws, regulations or interpretations change and we are required to obtain such permissions or approvals in the future. These regulatory agencies may require us to register with the CSRC following the Offering as a result of the Trial Measures, impose fines and penalties on our operations in China, limit our ability, or our post-combination PRC subsidiary’s ability, to pay dividends outside of China post business combination, limit our PRC subsidiary’s operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, including but not limited, to revoking business and other licenses, requiring the restructuring of ownership or operations and requiring discontinuation of any portion or all of the acquired business. Any of the above could also negatively affect the trading price of our securities pre- and post-business combination. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our units or delay our potential business combination. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering or our business combination, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

If we decide to consummate our business combination with a target business based in and primarily operating in China, the combined company’s business operations in China through its subsidiaries, as applicable, are subject to relevant requirements to obtain applicable licenses from PRC governmental authorities under relevant PRC laws and regulations.

There are uncertainties in the interpretation and enforcement of PRC laws and regulations that could limit the legal protections available to you and us.

Our sponsor is predominantly controlled by a Hong Kong national, and we may seek to acquire a company that is based in China or Hong Kong in an initial business combination. The uncertainties in the interpretation and enforcement of PRC laws, rules and regulations would apply to us if we were to acquire a company that is based in China or Hong Kong, regardless of whether we have a direct ownership structure post-business combination. Because of such ties to China or Hong Kong, we may be governed by PRC laws and regulations. PRC companies and variable interest entities are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on the business, results of operations and financial condition of a Chinese or Hong Kong target company we may pursue as an acquisition target in the future.

If our initial business combination target is a PRC or Hong Kong company with operations in China or Hong Kong, its business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. To date, the government still owns a substantial portion of productive assets in China. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies. Given the PRC government’s significant oversight and discretion over the conduct of business of any China-based company that we may target for an initial business combination, the PRC government may intervene or influence the operations of our target at any time, which could result in a material change in our operations and/or value of the securities we are registering for sale.

While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the PRC government or in the laws and regulations in China could materially adversely affect the overall economic growth of China. Such developments could adversely affect our business and operating results, reducing demand for our services and adversely affect our competitive position.

The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may negatively affect us. In the past the PRC government has implemented certain measures, including interest rate adjustments, to control the pace of economic growth. These measures may decrease economic activity in China, which may adversely affect our business and operating results.

You may face difficulties in protecting your interests and exercising your rights as a shareholder if we were to conduct substantially all of our operations in China, and almost all of our officers and directors currently and will likely reside outside the U.S.

Although we are incorporated in the British Virgin Islands, our initial business combination target may be a PRC or Hong Kong company with substantially all of its operations in the PRC or Hong Kong. Further, all of our current officers and almost all of our directors reside outside the U.S. and substantially all of the assets of those persons are located outside of the U.S. It may be difficult for you to conduct due diligence on our company or such directors in your election of the directors and attend shareholders meetings if the meetings are held in China. We would likely have one shareholder meeting each year at a location to be determined, potentially in China. As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely or predominantly within the U.S.

Governmental control of currency conversion may affect the value of your investment post-business combination.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We may consummate a business combination with a target business based in and primarily operating in China, after which the operating companies in China upon consummation of the business combination may receive substantially all of their revenues in Renminbi. Under existing PRC foreign exchange regulations, payments in foreign currencies of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made without prior approvals of the PRC State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approvals of SAFE, cash generated from the operations of PRC operating companies in China may be used to pay dividends. However, approvals from or registration with appropriate government authorities are required where Renminbi is to be converted into foreign currencies and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

As a result, the PRC subsidiaries of the combined company will need to obtain SAFE approval to pay off their debt in a currency other than Renminbi owed to any entities outside China or to make other capital expenditure payments outside China in a currency other than Renminbi.

In light of the flood of capital outflows of China in 2016 due to the weakening Renminbi, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny over major outbound capital movements including overseas direct investment. More restrictions and substantial vetting process have been put in place by SAFE to regulate cross-border transactions that fall under the capital account transactions. The PRC government may in the future at its discretion further restrict access to foreign currencies for current account transactions. If the foreign exchange control regulations prevent the combined company from obtaining sufficient foreign currencies from its PRC subsidiaries to satisfy its capital demands, the combined company may not be able to pay dividends in foreign currencies to its shareholders.

If our initial business combination target is a Chinese or Hong Kong company with the majority of its operations in China, the PRC regulation on loans to, and direct investment in, such a PRC subsidiary by offshore holding companies and governmental control of currency conversion may restrict our ability to make loans or capital contributions to such subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business post-business combination.

If our initial business combination target is a PRC or Hong Kong company with the majority of its operations in China, it may become necessary or desirable for us to make loans or capital contributions to our PRC subsidiary after the completion of our initial business combination. Our ability to make such loans or capital contributions may be restricted by certain PRC laws and regulations, including but not limited to the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign invested Enterprises, or Circular 19, effective on June 1, 2015, and the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, each promulgated by SAFE, which impose limitations on offshore entities in transferring foreign currencies to PRC persons.

In light of the various requirements imposed by PRC regulations, for example, SAFE Circular 19 and SAFE Circular 16, on loans to, and direct investment in, a PRC subsidiary by offshore holding companies, and the fact that the PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to a PRC subsidiary or with respect to future capital contributions by us to a PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to conduct our business post-initial business combination and to capitalize or otherwise fund PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

PRC regulations relating to offshore investment activities by PRC residents may limit our ability to inject capital in our Chinese subsidiaries and Chinese subsidiaries’ ability to change their registered capital or distribute profits to the combined company or otherwise expose it or its PRC resident beneficial owners to liability and penalties under PRC laws.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed as PRC residents for foreign exchange administration purpose) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, will be required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change, including, among other things, any major change of a PRC resident shareholder, name or term of operation of the SPV, or any increase or reduction of the SPV’s registered capital, share transfer or swap, merger or division. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in China. On February 13, 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE or its branches. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

We cannot provide assurance that our shareholders that are PRC residents at all times comply with, or in the future make or obtain any applicable registrations or approvals required by, SAFE Circular 37 or other related rules. Failure or inability of the combined company’s PRC resident shareholders to comply with the registration procedures set forth in these regulations may subject the combined company to fines and legal sanctions, restrict its cross-border investment activities, limit the ability of a wholly foreign-owned subsidiary in China to distribute dividends and the proceeds from any reduction in capital, share transfer or liquidation, and the combined company may also be prohibited from injecting additional capital into the subsidiary. Moreover, failure to comply with the various foreign exchange registration requirements described above could result in liability under PRC law for circumventing applicable foreign exchange restrictions. As a result, the combined company’s business operations and the combined company’s ability to distribute profits to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

We may consummate a business combination with a target business based in and primarily operating in China, after which the PRC subsidiaries of the combined company will be subject to restrictions on dividend payments.

We may consummate a business combination with a target business based in and primarily operating in China. After such business combination, the combined company may rely on dividends and other distributions from the PRC subsidiaries of the combined company to provide it with cash flow and to meet its other obligations. These dividends or other distributions to be paid by the PRC subsidiaries arise from the combined company’s entitlements to substantially all of the economic benefits of the PRC subsidiaries. Current regulations in China would permit the combined company’s PRC subsidiaries to pay dividends only out of their accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, the combined company’s PRC subsidiaries in China will be required to set aside at least 10% of their after-tax profits each year to fund their respective statutory reserves (up to an aggregate amount equal to half of their respective registered capital). Such cash reserve may not be distributed as cash dividends. In addition, if the combined company’s PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make payments to the combined company or its PRC subsidiaries, as applicable.

The M&A Rules and certain other PRC regulations establish complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue a business combination with a China-based business.

The M&A Rules adopted by six PRC regulatory agencies in 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the Ministry of Commerce (the “MOFCOM”) be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that the anti-monopoly enforcement agency of the State Council (currently the “Anti-Monopoly Bureau of the State Administration for Market Regulation”) shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. On July 1, 2015, the National Security Law of China took effect, which provided that China would establish rules and mechanisms to conduct national security review of foreign investments in China that may impact national security. On March 15, 2019, the PRC National People’s Congress approved the Foreign Investment Law of China (the “Foreign Investment Law”), which came into effect on January 1, 2020, reiterates that China will establish a security review system for foreign investments. On December 19, 2020, the National Development and Reform Commission (the “NDRC”) and the MOFCOM jointly issued the Measures for the Security Review of Foreign Investments (the “New FISR Measures”), which was made according to the National Security Law and the Foreign Investment Law and became effective on January 18, 2021. The New FISR Measures further expand the scope of national security review on foreign investment compared to the existing rules, while leaving substantial room for interpretation and speculation.

In the future, we may pursue a business combination with a China-based business. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the MOFCOM, any other relevant PRC governmental authorities or their respective local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

Because the M&A Rules permit the government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, if we target a PRC Target Company for a business combination, we may not be able to negotiate a transaction that is acceptable to our shareholders or sufficiently protect their interests in a transaction.

The M&A Rules have introduced aspects of economic and substantive analysis of the target business and the acquirer and the terms of the transaction by the MOFCOM and the other governing agencies through submissions of an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets. The regulations require that in certain transaction structures, the consideration must be paid within strict time periods, generally not in excess of a year. In asset transactions there must be no harm of third parties and the public interest in the allocation of assets and liabilities being assumed or acquired. These aspects of the regulations will limit our ability to negotiate various terms of a possible business combination with a PRC Target Company, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our shareholders’ interests in an acquisition of a PRC Target Company.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing SAT Circular 59 and Circular 698, which became effective in January 2008, and Circular 7 in replacement of some of the existing rules in Circular 698, which became effective in February 2015.

Under Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC corporate income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

In February 2015, the SAT issued Circular 7 to replace the rules relating to indirect transfers in Circular 698. Circular 7 has introduced a new tax regime that is significantly different from that under Circular 698. Circular 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC corporate income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

The PRC tax authorities have the discretion under SAT Circular 59, Circular 698 and Circular 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. Although we currently have no plans to pursue any acquisitions in China or elsewhere in the world, we may pursue acquisitions in the future that may involve complex corporate structures. If we are considered a non-resident enterprise under the PRC corporate income tax law and if the PRC tax authorities make adjustments to the taxable income of the transactions under SAT Circular 59 or Circular 698 and Circular 7, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•        ability to identify or complete an initial business combination;

•        limited operating history;

•        success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•        potential ability to obtain additional financing to complete a business combination;

•        pool of prospective target businesses;

•        the ability of our officers and directors to generate potential investment opportunities;

•        potential change in control if we acquire one or more target businesses for shares;

•        our public securities’ potential liquidity and trading;

•        regulatory or operational risks associated with acquiring a target business;

•        use of proceeds not held in the trust account;

•        financial performance following this offering; or

•        listing or delisting of our securities from NYSE or the ability to have our securities listed on NYSE following our initial business combination.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ENFORCEABILITY OF CIVIL LIABILITIES

Reasons for our Choice of Incorporating in the British Virgin Islands

We are incorporated in the British Virgin Islands because of the following benefits we believe are found there:

•        political and economic stability;

•        an effective and sophisticated judicial system with a dedicated Commercial Court;

•        tax neutral treatment, with no tax levied against companies incorporated in the British Virgin Islands by the local tax authorities;

•        the absence of exchange control or currency restrictions;

•        the availability of professional and support services;

•        commitment of the British Virgin Islands to implement best international practice and to comply with the requirements of the Organization of Economic Cooperation and Development (OECD) and the Financial Action Taskforce (FATF);

•        the adoption of the English law concept of corporate separateness to mitigate the risk of the assets of a shareholder being used to satisfy the liabilities of the company; and

•        confidentiality for shareholders.

However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors, and British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

We believe the disadvantages of incorporating in the British Virgin Islands are outweighed by the benefits to us and our investors of such incorporation.

Enforceability of Civil Liabilities

We are a company incorporated under the laws of the British Virgin Islands and therefore, located and administered from outside of the United States. The proceeds we receive from this offering will be held in U.S. Dollars and deposited in a trust account in the United States maintained by Continental Stock Transfer & Trust Company, as trustee. The trust account will be governed by an Investment Management Trust Agreement between us and Continental Stock Transfer & Trust Company. Our U.S. agent for service of process is Cogency Global Inc. However, it may be difficult for investors to effect service of process on us or our officers or directors within the United States in a way that will permit a U.S. court to have jurisdiction over us.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the British Virgin Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are governed by the Companies Act and common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, while statutory provisions do exist in British Virgin Islands law for derivative actions to be brought in certain circumstances, shareholders in the British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred.

Under British Virgin Islands law, the directors owe fiduciary responsibilities at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to what the directors believe are our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our amended and restated memorandum and articles of association or the Companies Act.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the Companies Act. Pursuant to Section 184B of the Companies Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the Companies Act or the memorandum or articles of association of the company, the courts of the British Virgin Islands may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the Companies Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

If we are deemed insolvent for the purposes of the Insolvency Act (i.e. (i) it fails to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (ii) the execution or other process issued on a judgment, decree or order of a British Virgin Islands Court in favor of a creditor of the company is returned wholly or partly unsatisfied; or (iii) either the value of the company’s liabilities exceeds its assets, or the company is unable to pay its debts as they fall due), there are very limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would include, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue”. A liquidator appointed over an insolvent company who considers that a particular transaction or payment is a voidable transaction under the Insolvency Act could apply to the British Virgin Islands Courts for an order setting aside that payment or transaction in whole or in part.

We have been advised by Travers Thorp Alberga, our British Virgin Islands legal counsel that the courts of the British Virgin Islands are unlikely:

•        to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws where that liability is in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company; and

•        to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

The courts of the British Virgin Islands will not necessarily enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. Additionally, we have been advised by British Virgin Islands Counsel that the British Virgin Islands does not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the British Virgin Islands. We have also been advised that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the British Virgin Islands under the common law doctrine of obligation.

In appropriate circumstances, a British Virgin Islands Court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

In addition, many of our directors and officers are nationals or residents of Japan, Hong Kong SAR, PRC and all or a substantial portion of their assets are located in the aforementioned locations.

Hong Kong and China

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

There are enforcement risks related to civil liabilities due to our sponsor having ties to Hong Kong. Moreover, two of our six officers and directors are based in China, or have ties to the PRC and/or Hong Kong. Specifically, Norma Ka Yin Chu, our Chairwoman and Chief Executive Officer, is located in Hong Kong, and Ethan Yong Kang Yu, our Chief Financial Officer, is located in mainland China. Because of such ties of our sponsor, officers and directors to the PRC and/or Hong Kong, we may be governed by PRC laws and regulations. In addition, we may seek to acquire a company that is based in mainland China or Hong Kong in an initial business combination, in which circumstance the uncertainties in the interpretation and enforcement of PRC laws, rules and regulations would apply to us regardless of whether we have a VIE structure or direct ownership structure post-business combination.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties, which may make it difficult for investors to bring actions against our executive officers and directors and obtain enforceable judgments. In addition, the PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value. The PRC legal system is also based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Further, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

There may be difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us based on foreign laws. Due to the lack of reciprocity and treaties between the United States and some of these foreign jurisdictions, and cost and time constraints, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against the combined company or some of the combined company’s officers and directors judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even with the proposed service of process, it may also be difficult to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against these officers and directors.

In addition, there is uncertainty as to whether the courts of the mainland China or Hong Kong would recognize or enforce judgments of U.S. courts against the officers and directors predicated upon the civil liability provisions of the securities laws of the United States or any state.

•        In the PRC, the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment by us against the officers or directors or the future combined company if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or the public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

•        In Hong Kong, judgment of United States courts against us or against our directors or executive officers residing in Hong Kong, including those based on the civil liability provisions of the U.S. federal securities laws, will not be directly enforceable in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. In other words, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include a lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

Furthermore, there would be additional costs and issues with bringing an original action in foreign courts against the combined company or the officers and directors to enforce liabilities based upon the U.S. Federal securities laws, and they still may be fruitless.

The above discussion is based on our management’s understanding of the current PRC and Hong Kong laws, rules, regulations and local market practices and we cannot assure you that our management’s understanding is correct. Given the nature of our limited business activities prior to our initial business combination, we did not retain a PRC or Hong Kong legal counsel for purpose of this offering and consequently we did not rely on the advice of such counsel. If we begin our business combination process with a mainland China or Hong Kong-based target, we expect to retain a PRC or Hong Kong legal counsel who will advise us and provide its opinion of counsel relating to the enforceability of civil liabilities and other matters and we cannot assure you that the PRC legal counsel will reach the same conclusion as our management’s assessment above. See “Risk Factors — Because we are incorporated under the laws of the British Virgin Islands, and most of our executive officers and directors are located outside the United States, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal or state courts may be limited.”

As a result of all of the above, public shareholders may find it more difficult to enforce liabilities and enforce judgments on individual directors and executive officers, and may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

People’s Republic of China

As of the date of this prospectus, there is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

The recognition and enforcement of foreign judgments are mainly provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law and other applicable laws and regulations based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. Accordingly, there is uncertainty whether China courts will recognize or enforce judgments of United States or British Virgin Islands Courts because China does not have any treaties or other agreements with the British Virgin Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments as of the date of this prospectus. Further, under Chinese Civil Procedure Law, Chinese courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or social public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the British Virgin Islands.

Under the PRC Civil Procedure Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it will be difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the British Virgin Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedure Law.

In addition, most of our executive officers and directors are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It will also be costlier and time-consuming for the investors to effect service of process outside the United States, or to enforce judgments obtained from the U.S. courts in the courts of the jurisdictions where our directors and officers reside. For example, to enforce a foreign judgment in Hong Kong, you will be required to apply to the Hong Kong High Court to enforce a foreign judgment for which you will be required to engage a local counsel to facilitate or prepare the application, together with its various supporting documents. You will then be required to go through the standard litigation process to sue on the judgment as a debt. In addition, a judgment of a United States court for civil liabilities predicated upon the federal securities laws of the United States may also not be enforceable in or recognized by the courts of the jurisdictions where our directors and officers reside. As such, it may be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken against the management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States-incorporated company.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the private units (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$100,000,000		$115,000,000
From private placement	1,765,000		1,840,000
Total gross proceeds	$101,765,000		$116,840,000

Offering expenses(1)
Non-contingent underwriting cash discount (0.5% of gross proceeds from offering, which excludes the deferred underwriting fees and commissions of up to 1.0% of gross proceeds from offering)	$500,000	(2)	$575,000 (2)
Reimbursement for underwriter expenses	100,000		100,000
Legal fees and expenses	200,000		200,000
NYSE listing and filing fees	110,000		110,000
Printing and engraving expenses	35,000		35,000
Accounting fees and expenses	60,000		60,000
SEC registration fee/FINRA filing fee	40,000		40,000
Miscellaneous expenses	220,000		220,000
Total offering expenses (not including underwriting fees and commissions)	$765,000		$765,000

Net proceeds of the offering and private placement
Held in trust	$100,000,000		$115,000,000
Not held in trust	500,000		500,000
Total net proceeds (including deferred underwriting fees and commissions)	$100,500,000		$115,500,000

Use of net proceeds not held in trust(4)(5)
Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	$50,000		10.0%
Legal and accounting fees relating to SEC reporting obligations	50,000		10.0%
General working capital, including director and officer (“D&O”) liability insurance premiums	105,000		21.0%
Payment of administrative fee to the Sponsor(6)	210,000		42.0%
NYSE continued listing fees	85,000		17.0%
Total	$500,000		100.00%

____________

(1)      A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the NYSE listing fee and a portion of the legal and accounting fees, have been paid from the funds we borrowed from our sponsor, described below. These funds will be repaid out of the proceeds of this offering available to us. If we determine not to proceed with the offering, such amounts would not be repaid.

(2)      No fees or commissions will be paid with respect to the purchase of the private units. Other than $500,000 (or up to $575,000 if the underwriters’ over-allotment option is exercised in full) in the aggregate payable in cash to the underwriters upon the closing of this offering, the underwriters have agreed to defer until consummation of our initial business combination $1,000,000 (or up to $1,150,000 if the underwriters’ over-allotment option is exercised in full) in the aggregate payable in cash. In addition, we have agreed to issue to Maxim 100,000 ordinary shares (or 115,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) as part of the deferred representative compensation (the “Deferred Representative Shares”) upon the completion of an initial business combination as described in this prospectus.

(3)      The funds held in the trust account (which shall initially be 100.0% of the proceeds from the offering) may, but need not, be used to pay our expenses relating to completing our initial business combination.

(4)      The amount of proceeds not held in trust will remain constant at $500,000 even if the over-allotment is exercised.

(5)      These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

(6)      Includes payment of administrative fee to our sponsor ($10,000 per month for up to 21 months), subject to deferral as described herein.

Our sponsor has agreed to purchase an aggregate of 176,500 private units at a price of $10.00 per private unit ($1,765,000 in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. Our sponsor has further agreed that if the over-allotment option is exercised by the underwriters, it will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 7,500 additional private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public (or 100.0% of the gross proceeds) in this offering is held in trust regardless of whether the over-allotment option is exercised in full or in part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. All of the proceeds we receive from these purchases will be placed in the trust account described below.

$100,000,000, or $115,000,000 if the over-allotment option is exercised in full, of the net proceeds of this offering and the sale of the private units will be placed in an account at [Morgan Stanley] in the United States, maintained by Continental Stock Transfer & Trust Company, as trustee. Pursuant to the investment management trust agreement that will govern the investment of such funds, the trustee, upon our written instructions, will direct Morgan Stanley to invest the funds as set forth in such written instructions and to custody the funds while invested and until otherwise instructed in accordance with the investment management trust agreement. The funds held in trust will be invested only in United States government treasury bills, bonds or notes having a maturity of 180 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in United States government treasuries, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to a portion of the interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination to the extent not used to pay converting shareholders. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The payment to an affiliate of our sponsor of a monthly fee of $10,000 is for general and administrative services such as office space, utilities and secretarial and administrative services. However, pursuant to the terms of such agreement, we may delay payment of such monthly fee upon a determination by our board of directors that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination. We believe that the fee charged by an affiliate of our sponsor is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon the earlier of (i) the completion of our initial business combination or, (ii) our liquidation. Other than the $10,000 per month fee, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, shareholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

The net proceeds from this offering available to us out of trust for our working capital requirements in searching for a business combination will be approximately $500,000. We intend to use the excess working capital available for miscellaneous expenses such as paying fees to consultants to assist us with our search for a target business and for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our initial shareholders, officers and directors in connection with activities on our behalf as described above. We will also be entitled to have a portion of the interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe.

The allocation of the net proceeds available to us outside of the trust account, along with the interest earned on the funds held in the trust account available to us (excluding taxes payable on the interest earned on the trust account), represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above-described categories. If our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available from the trust account is insufficient as a result of the current low interest rate environment, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

We will likely use a substantial portion of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business, to pay holders who wish to convert or sell their shares to us for a portion of the funds held in the trust account and to pay our expenses relating thereto. If the payment of our liabilities, including the deferred underwriting fees and commissions payable to the underwriters in an amount up to 1.0% of the total gross proceeds raised in the offering, were to reduce the amount available to us in trust necessary to pay all holders who wish to convert or sell their shares to us for a portion of the funds held in the trust account, we would not be able to consummate such transaction. To the extent that our share capital is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination, to pay holders who wish to convert their shares into a portion of the funds held in the trust account or pay our expenses relating thereto will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidating our trust account from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than $500,000) and has agreed not to seek repayment of such expenses.

In order to meet our working capital needs following the consummation of this offering, our initial shareholders, officers and directors or their affiliates may, but are not obligated to, loan our company funds as may be required, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit. Such working capital units would be identical to the private units sold in the private placement. Our shareholders have approved the issuance of the working capital units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete a business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available.

A public shareholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account to the extent not previously released to us to pay our tax obligations) only in the event of (i) the redemption of our public shares if we are unable to consummate our initial business combination within the required time period or (ii) if that public shareholder converts such public shares or sells them to us in a tender offer in each case in connection with a business combination which we consummate or (iii) in connection with an amendment to our amended and restated memorandum and articles of association prior to the consummation of an initial business combination. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share capitalizations in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share capitalizations immediately prior to the consummation of the offering in such amount as to maintain our initial shareholders’ ownership at approximately 25.0% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding ownership of the private units). Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share, assuming no value is attributed to the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities by the number of issued and outstanding ordinary shares.

As of May 31, 2026, our net tangible book (deficit) value (“NTBV”) was $(27,496), or approximately $(0.01) per share. For the purposes of the dilution calculation, in order to present the maximum estimated dilution as a result of this offering, we have assumed the issuance of 1,000,000 ordinary share (or 1,150,000 ordinary share if the underwriters’ over-allotment option is exercised in full). After giving effect to the sale of 10,000,000 ordinary shares included in the units we are offering by this prospectus (or 11,500,000 shares of ordinary share if the underwriters’ over-allotment option is exercised in full), and the deduction of underwriting commissions and estimated expenses of this offering not reimbursable by the underwriters, our pro forma net tangible book value at May 31, 2026 would have been $3,509,883 or $(0.14) per share (or $4,017,333 or $(0.16) per share if the underwriters’ over-allotment option is exercised in full), representing an immediate decrease in net tangible book value (as decreased by the value of the 10,000,000 shares of ordinary share that may be redeemed for cash, or 11,500,000 shares of ordinary share if the underwriters’ over-allotment option is exercised in full) of $0.13 per share (or $0.15 per share if the underwriters’ over-allotment option is exercised in full) to our initial shareholders as of the date of this prospectus and dilution to public shareholders from this offering will be $10.14 per share (or $10.16 if the underwriters’ over-allotment option is exercised in full).

The following table illustrates the dilution to the new investors on a per-share basis:

	No exercise of over-allotment option	Exercise of over-allotment option in full
Public offering price(1)	$10.00	$10.00
Net tangible book deficit before this offering	$(0.01)	$(0.01)
Decrease attributable to public shareholders and sale of the private units	$(0.13)	$(0.15)
Pro forma net tangible book value after this offering and sale of the private units	$(0.14)	$(0.16)
Dilution to public shareholders	$10.14	$10.16
Percentage of dilution to public shareholders	101.4%	101.6%

____________

(1)      Each unit has an offering price of $10.00 and consists of one ordinary share and one-half of one redeemable warrant.

The pro forma net tangible book value after the offering is calculated as follows:

	Without Over-allotment	With Over-allotment
Numerator:
Net tangible book deficit before this offering	$(27,496)	$(27,496)
Net proceeds from this offering and sale of private units, net of expenses(1)(2)	100,500,000	115,500,000
Plus: Offering costs accrued for or paid in advance, excluded from tangible book value	25,000	25,000
Less: Deferred underwriting commission	(1,000,000)	(1,150,000)
Less: Proceeds held in trust subject to redemption	(100,000,000)	(115,000,000)
	$(502,496)	$(652,496)
Denominator:
Ordinary shares outstanding prior to this offering	3,833,333	3,833,333
Ordinary shares forfeited if over-allotment is not exercised	(500,000)	—
Ordinary shares offered	10,000,000	11,500,000
Private Shares	176,500	184,000
Less: Shares subject to redemption	(10,000,000)	(11,500,000)
	3,509,833	4,017,333

____________

(1)      Expenses applied against gross proceeds include offering expenses of approximately $765,000 and underwriting commissions of $1,500,000 or $1,725,000 if the underwriters exercise their over-allotment option. See “Use of proceeds.”

(2)      If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial shareholders, directors, executive officers, advisors or their respective affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per unit. See “Proposed Business — Permitted Purchases of Our Securities.”

To illustrate, the tables below show material probable transactions or sources of dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the closing of this offering. The tables below assume: Scenario A) 25% of maximum redemption of our public shares are redeemed, Scenario B) 50% of maximum redemption of our public shares are redeemed, Scenario C) 75% of maximum redemption of our public shares are redeemed, and Scenario D) maximum redemptions that would permit us to maintain net tangible assets of $5,000,001 are redeemed.

As of May 31, 2026
Offering Price of $10.00 in the Unit	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming No Exercise of Over-Allotment Option
$7.36	$6.81	$3.19	$5.95	$4.05	$4.46	$5.54	$1.23	$8.77
Assuming Full Exercise of Over-Allotment Option
$7.37	$6.81	$3.19	$5.94	$4.06	$4.42	$5.58	$1.09	$8.91

	As of May 31, 2026
	No Redemption		25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		100% of Maximum Redemption
	No Over- Allotment	Full Over- Allotment	No Over- Allotment	Full Over- Allotment	No Over- Allotment	Full Over- Allotment	No Over- Allotment	Full Over- Allotment	No Over- Allotment	Full Over- Allotment
Public offering price	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00
Net tangible book value deficit before this offering	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Increase (decrease) attributable to public shareholders	7.37	7.38	6.82	6.82	5.96	5.95	4.47	4.43	1.24	1.10
Pro forma net tangible book value after this offering	7.36	7.37	6.81	6.81	5.95	5.94	4.46	4.42	1.23	1.09
Dilution to public shareholders	$2.64	$2.63	$3.19	$3.19	$4.05	$4.06	$5.54	$5.58	$8.77	$8.91
% Dilution to public shareholders	26.4%	26.3%	31.9%	31.9%	40.5%	40.6%	55.4%	55.8%	87.7%	89.1%

Numerator:
Net tangible book value deficit before this offering	$(27,496)	$(27,496)	$(27,496)	$(27,496)	$(27,496)	$(27,496)	$(27,496)	$(27,496)	$(27,496)	$(27,496)
Net proceeds from this offering and the sale of private units(1)	100,500,000	115,500,000	100,500,000	115,500,000	100,500,000	115,500,000	100,500,000	115,500,000	100,500,000	115,500,000
Plus: Offering costs accrued for or paid in advance, excluded from tangible book value	25,000	25,000	25,000	25,000	25,000	25,000	25,000	25,000	25,000	25,000
Less: Deferred underwriting commission	(1,000,000)	(1,150,000)	(1,000,000)	(1,150,000)	(1,000,000)	(1,150,000)	(1,000,000)	(1,150,000)	(1,000,000)	(1,150,000)
Less: Redemptions	—	—	(23,624,376)	(27,336,876)	(47,248,752)	(54,673,752)	(70,873,127)	(82,010,627)	(94,497,503)	(109,347,503)
Total	$99,497,504	$114,347,504	$75,873,128	$87,010,628	$52,248,752	$59,673,752	$28,624,377	$32,336,877	$5,000,001	$5,000,001

Denominator:
Ordinary shares outstanding prior to this offering	3,833,333	3,833,333	3,833,333	3,833,333	3,833,333	3,833,333	3,833,333	3,833,333	3,833,333	3,833,333
Ordinary shares forfeited if over-allotment is not exercised	(500,000)	—	(500,000)	—	(500,000)	—	(500,000)	—	(500,000)	—
Ordinary shares offered	10,000,000	11,500,000	10,000,000	11,500,000	10,000,000	11,500,000	10,000,000	11,500,000	10,000,000	11,500,000
Private Shares	176,500	184,000	176,500	184,000	176,500	184,000	176,500	184,000	176,500	184,000
Less: Ordinary shares redeemed	—	—	(2,362,438)	(2,733,688)	(4,724,875)	(5,467,375)	(7,087,313)	(8,201,063)	(9,449,750)	(10,934,750)
Total	13,509,833	15,517,333	11,147,395	12,783,645	8,784,958	10,049,958	6,422,520	7,316,270	4,060,083	4,582,583

____________

(1)      If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial shareholders, directors, executive officers, advisors or their respective affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per unit. See “Proposed Business — Permitted Purchases of Our Securities.”

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $100,000,000 because holders of up to 100% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per-share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or shareholders meeting, including interest (which interest shall be net of taxes payable) divided by the number of ordinary shares sold in this offering).

In event that in connection with our initial business combination, and in addition to any shares issued to the target company, we issue shares or units including shares and warrants to acquire shares to a third party in consideration of financing required in connection with the business combination, such issuances to a third party may be a purchase price that substantially and materially dilutes the interests of our public shareholders. We have no current intention to make any such issuance, and, if made, the terms under which any such issuance would be made.

The following table sets forth information with respect to our sponsor and the public shareholders:

	Shares Purchased			Total Consideration		Average Price per Share
	Number		Percentage	Amount	Percentage
Sponsor (founder shares)	3,333,333	(1)	24.7%	$25,000	0.0%	$0.01
Shareholders with respect to private shares	176,500		1.3%	1,765,000	1.8%	$10.00
Public shareholders	10,000,000		74.0%	100,000,000	98.2%	$10.00
Total	13,509,833		100.0%	$101,790,000	100.00%	—

____________

(1)      Assumes the over-allotment option has not been exercised and an aggregate of 500,000 founder shares have been forfeited by our sponsor as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization at May 31, 2026 and as adjusted to give effect to the sale of our units and the private units and the application of the estimated net proceeds derived from the sale of such securities:

	As at May 31, 2026
	Actual	As Adjusted(1)
Deferred underwriting commissions	$—	$1,000,000
Notes payable to related party(2)	$—	$4,000
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized; 0 and 10,000,000 shares are subject to possible redemption, actual and as adjusted, respectively(3)	$—	$100,000,000

Shareholders’ equity:
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized; 3,833,333 and 3,509,833 shares issued and outstanding (excluding 0 and 10,000,000 shares subject to possible redemption), actual and as adjusted, respectively(4)	383	351
Additional paid-in capital	24,617	—
Share subscription receivable	(25,000)	(25,000)
Accumulated deficit	(2,496)	(477,847)
Total shareholders’ deficit	(2,496)	(502,496)
Total capitalization	$(2,496)	$100,501,504

____________

(1)      Assumes the full forfeiture of 500,000 shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The proceeds of the sale of such shares will not be deposited into the trust account and the shares will not be eligible for redemption from the trust account.

(2)      Our sponsor has agreed to loan us or pay expenses on our behalf up to $500,000 represented by an unsecured promissory note, which funds shall be used for a portion of the expenses of this offering. As of May 31, 2026, we had received advances of $4,000 which amount will be subsumed into the note.

(3)      Represents net proceeds allocated to the public shares less the allocated transaction costs related to this offering. The ordinary shares offered to the public contains redemption rights that make them redeemable by our public shareholders. Accordingly, they are classified within temporary equity in accordance with the guidance provided in ASC 480-10-S99-3A and will be subsequently credited at redemption value.

(4)      Actual share amount is prior to any forfeiture of founder shares by our sponsor. The adjusted amount assumes no exercise of the underwriters’ over-allotment option and the full forfeiture of 500,000 ordinary shares that are subject to forfeiture by our sponsor and the issuance of 176,500 private shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a blank check company incorporated in the British Virgin Islands on April 8, 2026, as a business company with limited liability (meaning that our public shareholders have no liability, as shareholders of our company, for the liabilities of our company over and above the amount paid for their shares) to serve as a vehicle to effect a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more target businesses. Our efforts to identify a prospective target business will not be limited to a particular geographic region. We intend to pursue an initial business combination with one or more businesses that operate within the digital asset ecosystem. While we may consider opportunities in a broad range of industries and geographic regions, our primary focus will be on companies that are positioned to benefit from the structural expansion of digital infrastructure and financial rails supporting blockchain and artificial intelligence technologies.

We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in effecting a business combination. The issuance of additional ordinary shares or preferred shares:

•        may significantly reduce the equity interest of our shareholders;

•        may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;

•        will likely cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•        default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•        our inability to pay dividends on our ordinary shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        Increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, on May 31, 2026, we had no cash on hand and working deficit of $27,496. During the year ended May 31, 2026, the Company incurred net loss of $2,496 and had no net cash used in operating activities. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. Our plans to raise capital or to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Our liquidity needs have been satisfied to date through receipt of a loan from our sponsor that is more fully described below. We estimate that the net proceeds from (1) the sale of the units in this offering, after deducting offering expenses of approximately $765,000 and underwriting discounts and commissions of $1,000,000 (or $1,150,000 if the over-allotment option is exercised in full) (not including the deferred underwriting fees and commissions) and (2) the sale of the private units for a purchase price of up to $1,765,000 (or $1,840,000 if the over-allotment option is exercised in full), will be $100,500,000 (or $115,500,000 if the over-allotment option is exercised in full) (including the deferred underwriting fees and commissions). Of this amount, $100,000,000 (or $115,000,000 if the over-allotment option is exercised in full) will be held in the trust account. The remaining $500,000 (whether or not the over-allotment option is exercised in full) will not be held in the trust account.

We intend to use substantially all net proceeds of this offering, including the funds held in the trust account, to acquire a target business or businesses and to pay our expenses relating thereto, including deferred underwriting fees and commissions payable to the underwriters in an amount up to $1,150,000. To the extent that our share capital is used in whole or in part as consideration to effectuate our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

Over the next 21 months, we will be using the funds held outside of the trust account for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. Out of the funds available outside the trust account, we anticipate that we will incur approximately:

•        $50,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

•        $50,000 of expenses for legal and accounting fees relating to SEC reporting obligations;

•        $210,000 for the payment of the administrative fee to our sponsor (of $10,000 per month for up to 21 months commencing on the date of this prospectus); and

•        $105,000 for general working capital that will be used for miscellaneous expenses, including director and officer liability insurance premiums; and

•        $85,000 for NYSE continued listing fees.

If our estimates of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available to us from the trust account is less than we expect as a result of the current interest rate environment, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

As of the date of this prospectus, we have issued an aggregate of 3,833,333 insider shares for $25,000, or approximately $0.007 per share. In April 2026, we issued 1 ordinary shares to Norma Chu as an initial subscriber. In July 2026, the 1 subscriber share was surrendered by Norma Chu and simultaneously, we issued an aggregate of 3,833,333 insider shares to our sponsor, directors and officers for an aggregate purchase price of $25,000.

On July 6, 2026, we issued an unsecured promissory note to the Sponsor, pursuant to which we may borrow up to an aggregate principal amount of $500,000 (the “Promissory Note”). The Promissory Note is non-interest bearing and payable on the earlier of consummation of an initial public offering of our securities or the date on which we determine not to conduct an initial public offering of our securities. As of May 31, 2026, DDC Acquisition Corp, our sponsor, loaned to us an aggregate of $4,000, on a non-interest-bearing and due on demand basis for payment of formation expenses and offering expenses associated with this offering on our behalf. The loans will be repaid out of the proceeds of this offering not being placed in the trust account.

We are obligated, commencing on the date of this prospectus, to pay our sponsor a monthly fee of $10,000 for general and administrative services such as office space, utilities and secretarial and administrative services commencing on the closing date of this offering and continuing until the earlier of (i) the completion of our initial business combination or, (ii) our liquidation. However, pursuant to the terms of such agreement, we may delay payment of such monthly fee upon a determination by our board of directors that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination.

Our sponsor has committed to purchase from us an aggregate of 176,500 private units at $10.00 per private unit (for a total purchase price of $1,765,000). Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters, it will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of additional 7,500 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public in this offering is held in trust regardless of whether the over-allotment option is exercised in full or part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option.

If needed to finance transaction costs in connection with searching for a target business or consummating an intended initial business combination, our initial shareholders, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit (which, for example, would result in the holders being issued units to acquire 50,000 ordinary shares and 25,000 warrants to purchase 25,000 ordinary shares if $500,000 of notes were so converted). Such working capital units would be identical to the private units sold in the private placement. We believe the purchase price of these working capital units will approximate the fair value of such units when issued. However, if it is determined, at the time of issuance, that the fair value of such working capital units exceeds the purchase price, we would record compensation expense for the excess of the fair value of the units on the day of issuance over the purchase price in accordance with Accounting Standards Codification (“ASC”) 718 — Compensation — Stock Compensation.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2027. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•        staffing for financial, accounting and external reporting areas, including segregation of duties;

•        reconciliation of accounts;

•        proper recording of expenses and liabilities in the period to which they relate;

•        evidence of internal review and approval of accounting transactions;

•        documentation of processes, assumptions and conclusions underlying significant estimates; and

•        documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when, or if, required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills, bonds or notes having a maturity of 180 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of the date of this prospectus, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (1) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (2) provide all compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (3) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (4) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

We are a newly incorporated blank check company formed in the British Virgin Islands as a business company with limited liability (meaning that our public shareholders have no liability, as shareholders of our company, for the liabilities of our company over and above the amount paid for their shares). We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.”

Our principal office is located in the United States but our sponsor and some of our executive officers and directors are based in or have significant ties to the mainland China and/or Hong Kong. Specifically, Norma Ka Yin Chu, our Chairwoman and Chief Executive Officer, is located in Hong Kong, and Ethan Yong Kang Yu, our Chief Financial Officer, is located in mainland China. In addition, we may pursue or consummate an initial business combination with a company located or doing business in the PRC (including Hong Kong and Macau). Given the risks relating to doing business in Hong Kong and/or the PRC, we may be a less attractive partner to non-PRC or non-Hong Kong based target companies as compared to other SPACs that do not have ties to Hong Kong or the PRC, which may therefore limit the pool of acquisition candidates.

Our efforts to identify a prospective target business will not be limited to a particular geographic location. We intend to pursue an initial business combination with one or more businesses that operate within the digital asset ecosystem. While we may consider opportunities in a broad range of industries and geographic regions, our primary focus will be on companies that are positioned to benefit from the structural expansion of digital infrastructure and financial rails supporting blockchain and artificial intelligence technologies.

Currently, we do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. We are confident that we will be able to find a target business that will meet expectations. We intend to capitalize on the strengths and experiences of our management team to select, acquire and form a business combination that has a competitive advantage in their core business and is positioned to bring in high returns and long-term sustainable growth.

Industries Overview

We intend to pursue our initial business combination within the digital asset ecosystem, focusing on three structurally distinct but converging sectors: Agentic AI platforms, stablecoin payment rails, and institutional digital yield platforms. We believe each of these industries is cash-flow generative, amplified by Bitcoin adoption, and positioned to benefit from increasing regulatory clarity and enterprise demand. These three industries — Agentic AI, stablecoin rails, and digital yield — are converging at the same balance sheet moment. Enterprises deploying agentic AI require efficient settlement infrastructure; stablecoin rails benefit from yield-generating collateral pools; and digital yield platforms are strengthened by AI-driven risk management. Arca Nova is designed to stand at this convergence point, leveraging sponsor credibility, sector expertise, and capital-markets access to identify and scale businesses that will define the next decade of digital infrastructure.

Agentic AI Platforms

Agentic AI refers to autonomous software agents capable of executing multi-step workflows with minimal human oversight, increasingly deployed in enterprise environments for customer support, trading, and IT operations. According to the Agentic Artificial Intelligence Market Report published by Fortune Business Insights last updated in April 20265, the global agentic AI market was valued at USD 7.29 billion in 2025 and is projected to grow from USD 9.14 billion in 2026 to USD 139.19 billion by 2034, exhibiting a compound annual growth rate (CAGR) of 40.50% during the forecast period. This growth reflects the proliferation of large language models, orchestration frameworks, and enterprise adoption of autonomous decision-making. For us, this sector represents a high-growth opportunity to acquire platforms that can scale into enterprise procurement channels and generate recurring subscription or transaction-based revenues.

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5        https://www.fortunebusinessinsights.com/agentic-ai-market-114233

The U.S. Department of the Treasury administers the Outbound Investment Security Program under Executive Order 14105. The rules prohibit or require notification of certain outbound investments by U.S. persons, and in certain cases their controlled foreign entities, involving covered foreign persons engaged in specified activities relating to semiconductors and microelectronics, quantum information technologies and certain artificial intelligence systems, with the People’s Republic of China, Hong Kong and Macau identified as countries of concern. The rules became effective on January 2, 2025, and Treasury has stated that notifications required must be filed through the Outbound Notification System.

Although the Company may pursue an initial business combination in the broader AI industry, it does not intend to complete a business combination with a target business if the proposed transaction, the target’s activities, the post-combination group’s structure, or any related financing, governance or commercial arrangements would cause the transaction to be prohibited under the U.S. Outbound Investment Security Program or otherwise create material risk under those rules. The Company expects to evaluate potential targets for exposure to the Outbound Investment Security Program as part of its legal, regulatory and commercial due diligence, including the target’s jurisdictional nexus, beneficial ownership, principal place of business, research and development activities, product roadmap, model training activities, customer base, use cases, compute thresholds, strategic partnerships, licensing arrangements and relationships with persons in countries of concern.

However, the Outbound Investment Security Program is complex, recently implemented and subject to interpretation, and its application may depend on highly fact-specific inquiries, including whether a target business is a “covered foreign person,” whether the relevant AI systems are designed for or intended for covered end uses, whether applicable training thresholds are met, whether any exception is available, and whether any investor, sponsor, financing source or other relevant party is a U.S. person or controlled foreign entity for purposes of the rules. As a result, no assurance can be given that a potential initial business combination that the Company may determine to be commercially attractive will fall outside the scope of the Outbound Investment Security Program, or that U.S. governmental authorities would agree with the company’s interpretation of the rules, the facts or the availability of any exception. If a proposed business combination were to fall within the scope of the Outbound Investment Security Program, the transaction could be prohibited, could require notification to the U.S. Department of the Treasury, could be delayed while the parties assess the applicability of the rules or seek to restructure the transaction, and could require the company to abandon an otherwise attractive transaction, materially revise valuation, governance, financing or operational arrangements, or seek stockholder approval for alternative terms. Any such development could materially and adversely affect the company’s ability to identify and consummate an initial business combination within the required time period. See “Risk Factors — The U.S. Outbound Investment Security Program may limit the universe of potential target businesses in the artificial intelligence sector, may delay or prevent the consummation of an initial business combination, and may materially adversely affect the value of your investment.” and “Risk Factors — If an initial business combination is deemed to be a notifiable transaction under the Outbound Investment Security Program, the company or other relevant U.S. persons may be required to submit a notification to the U.S. Department of the Treasury, and failure to comply could result in penalties, governmental scrutiny and other adverse consequences.”

Stablecoin Payment Rails

Stablecoins are blockchain-based digital tokens pegged to fiat currencies, increasingly used for cross-border settlement and treasury management. According to market data published by FXC Intelligence in January 20256, the cross-border payments market in its entirety had a total addressable market of $194.6 trillion in 2024 and is forecast to reach $320.2 trillion by 2032. According to FXC Intelligence, growth will be aided by innovations in digital payments to cut costs and reduce processing times, incentivising greater flows. The B2B market (business-to-business payments) covers the payments made between businesses in different countries that facilitate the flow of goods and services across international borders. According to FXC Intelligence, in 2024, the B2B cross-border payments market had a total global size of $31.6 trillion, and is set to grow by 58% to $50 trillion in 2032, with a 5.9% CAGR. According to an article titled “Asia Is Creating A Blueprint For The Future Of Cross-Border Payments” published by Forbes in May 20257, Asia-Pacific’s cross-border payments market is expected to outgrow global averages, accounting for more than a third of the world’s international payments volume. Arca Nova’s sponsor network in Asia positions the company to capitalize on this trend.

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6        https://www.fxcintel.com/research/press-releases/new-data-cross-border-payments-market-now-worth-over-194tn-and-is- forecast-to-reach-320tn-by-2032

7        https://www.forbes.com/sites/danielwebber/2025/05/13/asia-is-creating-a-blueprint-for-the-future-of-cross-border-payments/

Digital Yield Platforms

Digital yield platforms provide institutional lending and structured credit solutions backed by digital assets, particularly Bitcoin. According to the Crypto-Backed Lending Market research report published by Data Intelo and last updated in April 20268, global crypto-backed lending market was valued at $14.8 billion in 2025, driven by rising institutional adoption and DeFi protocol expansion, and is expected to reach $82.6 billion by 2034 at a CAGR of 21.1% over the forecast period 2026 to 2034. Bitcoin collateral dominated with 44.7% share of total collateral value locked in lending protocols. Institutional custodians and regulated lending desks are re-emerging as credible providers, offering BTC-backed loans with transparent risk models and compliance frameworks. For Arca Nova, this sector offers opportunities to acquire platforms that convert static digital asset holdings into recurring cash flows, aligning with investor demand for yield and risk-managed exposure.

Competitive Strengths

The following competitive strengths summarize the attributes we expect will enable Arca Nova to identify, execute, and grow attractive business combinations:

Experienced Management Team

Our leadership combines public-company operating experience, capital-markets execution, digital-asset domain expertise, and a proven SPAC track record, providing the operational credibility and execution capability necessary to source, diligence, and integrate high-quality business combinations.

Norma Ka Yin Chu, our Chairwoman and Chief Executive Officer, is the founder and long-time CEO of DDC Enterprise Limited (NYSE American: DDC). Ms. Chu brings executive experience running a listed operating company, a demonstrated ability to raise institutional capital, and direct experience implementing a corporate Bitcoin treasury strategy. We believe her capabilities can strengthen Arca Nova’s sponsor relationships, PIPE origination, and post-combination commercial channels. Ethan Yong Kang Yu, our Chief Financial Officer, has led DDC’s finance function and been responsible for regulatory reporting, capital raises and treasury management. Mr. Yu’s background in audit and IPO advisory work supports rigorous financial controls, SEC reporting readiness, and transaction execution. Duknam Ohnuki, our Chief Operating Officer, is an experienced equities professional with deep institutional client coverage and trading desk leadership in Asia. His market relationships and execution experience enhance Arca Nova’s ability to structure commercial partnerships, execute cross-border diligence, and support portfolio company go-to-market efforts.

Our independent directors also have extensive SPAC and sector experience. Christopher Bradley brings extensive SPAC transaction and board experience, having served in senior roles across multiple acquisition vehicles and public combinations. Jaime Leverton contributes executive leadership in digital-asset operations and data-center/infra businesses, with direct experience scaling public companies in the crypto and infrastructure sectors. Albert Park offers principal investing and multi-strategy asset management experience, including prior SPAC investing and board service, which supports capital allocation and investor relations.

Our management team’s mix of capital markets credibility, operational know-how in Asia and global markets, and hands-on experience with digital assets and enterprise technology creates a practical advantage in sourcing proprietary deal flow, conducting technical and regulatory diligence, and structuring transactions that align sponsor, public investor, and target management incentives.

Affiliation with DDC Enterprise Limited and Capital Markets Credibility

Our affiliation with DDC Enterprise Limited, a publicly listed company with demonstrated capital-markets access and an established advisor network across Asia, provides Arca Nova with immediate credibility in conversations with target management teams, institutional PIPE investors and commercial partners. That affiliation enhances our ability to originate proprietary deal flow in the three priority verticals identified in our sponsor’s strategic roadmap — agentic AI platforms, stablecoin payments rails and digital yield businesses — while the SPAC vehicle preserves the sponsor’s balance sheet and concentrates execution risk at the acquisition level.

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8        https://dataintelo.com/report/crypto-backed-lending-market

Proven Track Record in SPAC Transactions and Public Company Leadership.

Arca Nova’s board and management team include individuals who have repeatedly executed successful SPAC transactions and guided companies through the transition to public markets. For example, Norma Chu’s experience as CEO of DDC Enterprise Limited, a NYSE American-listed company, demonstrates her ability to raise institutional capital, manage regulatory obligations, and deliver shareholder value in a public company environment. Christopher Bradley has held senior executive roles across multiple SPACs that completed business combinations with operating companies now listed on NYSE, giving Arca Nova direct insight into structuring, negotiating, and closing complex de-SPAC transactions. Jaime Leverton’s leadership of Hut 8 Mining Corp. and her current role in digital infrastructure companies provide operational credibility in scaling public digital-asset businesses. Together, this blend of SPAC execution experience and public company leadership ensures that Arca Nova can navigate the regulatory, financial, and operational complexities of a business combination with confidence, while also supporting target companies in achieving sustainable growth as newly listed entities.

Sector-Specialist Strategy and Deal Flow

Our sector-specialist strategy further enhances our competitive positioning. Unlike generalist SPACs that cast a wide net across industries, Arca Nova is deliberately focused on capital-intensive and technically complex businesses that are often mispriced by public markets. By concentrating on companies with proprietary technology, regulatory positioning, or defensible data moats, and by insisting on clear paths to contracted fiat cash flows, we increase the probability of identifying businesses that can scale profitably and sustain durable valuations in public markets. The sponsor’s custody, treasury, and trading relationships, combined with our management team’s institutional distribution capabilities, create natural channels for pilot customers, commercial partnerships, and follow-on capital. These channels are critical in accelerating revenue growth and improving post-combination financing optionality, allowing our targets to transition seamlessly into the public market environment.

Geographic Reach and Cross-Border Positioning.

Arca Nova benefits from DDC’s established presence in Asia and its global capital-markets profile, which together create a distinctive advantage in sourcing and scaling cross-border transactions. Many of the most promising opportunities in agentic AI, stablecoin payments, and digital yield platforms are emerging in Asian markets, where regulatory frameworks, consumer adoption, and institutional demand are evolving rapidly. By combining local market knowledge with access to U.S. public capital, Arca Nova is uniquely positioned to bridge these ecosystems. This geographic reach not only expands the pool of potential targets but also enhances the ability to support portfolio companies in entering new markets, building international partnerships, and accessing diverse investor bases. The ability to operate credibly across jurisdictions strengthens Arca Nova’s competitive positioning and increases the likelihood of identifying businesses that can achieve durable global scale.

Acquisition Strategy and Investment Criteria

Our acquisition strategy is to identify and complete business combinations with companies that sit at the intersection of digital-asset infrastructure and enterprise artificial intelligence, where capital intensity, technical complexity and regulatory specialization create opportunities for a sector-specialist public sponsor to add value. We intend to look for target company by applying the following criteria:

•        We apply financial and operational criteria designed to identify businesses that can scale as public companies. Target companies should exhibit clear unit economics, defensible margins at scale, and a realistic three- to five-year plan to achieve positive operating cash flow; while early-stage technology companies may be considered, we will favor those with demonstrable customer traction, meaningful annual recurring revenue or transaction volume, and disciplined capital efficiency. We will evaluate historical and projected financials for revenue quality, customer concentration, churn, and the degree to which revenue is contractually committed versus transactional or speculative.

•        Technology, regulatory and governance readiness are core investment filters. We will prioritize targets with proprietary technology, defensible data moats, or regulatory positioning that creates barriers to entry, including formal compliance programs, licensing where required, and demonstrable engagement with relevant regulators. For payments and stablecoin businesses, we will require robust AML/KYC controls, custody arrangements, and legal opinions addressing token classification and settlement risk; for agentic

AI and infrastructure targets, we will require enterprise-grade security, auditability, and governance frameworks that meet large institutional procurement standards. We do not intend to consummate a transaction that would be prohibited by, or otherwise fall within the scope of, the U.S. Department of the Treasury’s Outbound Investment Security Program.

•        Our deal structure and capitalization approach emphasizes alignment and optionality. We will seek combinations that permit sponsor and management rollover equity, performance-based earn-outs where appropriate, and a PIPE syndication that secures committed capital at closing to support growth plans. We will maintain valuation discipline by benchmarking against comparable public and private transactions, insisting on conservative pro forma leverage and liquidity profiles, and structuring protections for public shareholders, including clear redemption mechanics and transparent disclosure of related-party arrangements.

•        Finally, our post-combination value creation plan focuses on rapid operational support and market access. Following closing, we will deploy the sponsor’s commercial channels, custody and treasury relationships, and institutional distribution capabilities to accelerate customer pilots, strategic partnerships and follow-on financings. We will work with target management to implement public-company governance, strengthen financial controls and execute scalable go-to-market strategies so that the combined company can realize durable, risk-adjusted growth in the public markets.

Our sponsor believes that conducting comprehensive due diligence on prospective investments is particularly important within the digital asset and enterprise technology sectors, where regulatory readiness, technical differentiation, and governance frameworks are critical to long-term success. In evaluating a prospective initial business combination, we expect to conduct a thorough diligence review that will encompass, among other things, meetings with incumbent management and employees, review of financial statements and operating metrics, inspection of facilities and technology infrastructure, assessment of regulatory compliance and licensing, and detailed analysis of proprietary technology, data assets, and governance systems. We will also leverage our sponsor’s advisor network in custody, trading, and macro research to validate market positioning and risk management practices. This multi-layered diligence process is designed to ensure that any target we pursue not only meets our financial and operational criteria but also demonstrates the regulatory, technological, and governance readiness necessary to succeed as a publicly listed company.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, our officers, or our directors, subject to certain approvals and consents. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers, or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm that our initial business combination is fair to us from a financial point of view.

Members of our management team may directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

We currently do not have any specific targets for an initial business combination selected. None of our officers and directors, nor has anyone on their behalf contacted or had any discussions with possible target businesses in which they directly or indirectly proposed or encouraged a potential target to consider a possible combination with us.

As described in “Management — Conflicts of Interest,” each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Our amended and restated memorandum and articles of association will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless (i) such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company, (ii) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue and (iii) the director or officer is permitted to refer the opportunity to us without violating another legal obligation. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she will honor his or her obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us. We do not believe, however, that the fiduciary, contractual or other obligations or duties of our officers or directors will materially affect our ability to complete our initial business combination.

Potential Conflicts of Interest with DDC

To the best of our and our management’s knowledge and belief, and based on publicly available information, DDC currently operates as a global Asian food platform that has adopted Bitcoin as a core treasury asset and is developing an AI-driven treasury intelligence platform primarily for the management of its corporate Bitcoin reserve, rather than as a standalone commercial agentic AI platform, stablecoin payment rail or institutional digital yield business of the type we intend to target for our initial business combination. DDC has described itself as a digital asset treasury company spearheading a corporate Bitcoin treasury strategy and has disclosed that it is building the DDC Treasury Intelligence Platform, an AI-driven operating system designed to optimize DDC’s Bitcoin treasury management and that may in the future support broader internal decision systems across DDC. As of the date of this prospectus, and to the best of our and our management’s knowledge and belief, DDC does not directly operate agentic AI platforms deployed as multi-tenant enterprise products, stablecoin payment rail businesses or institutional digital yield platforms that provide lending and structured credit products to third-party institutional clients in the manner described under “Proposed Business” beginning on page 119 of this prospectus.

However, DDC’s public disclosures indicate that it is actively expanding its Bitcoin treasury strategy, including through partnerships with regulated digital-asset service providers, and that it may explore yield-generating opportunities linked to its Bitcoin holdings, as well as potential commercialization of elements of its treasury intelligence platform over time. As a result, although DDC’s current core operations differ from our target business profile, there is no guarantee that DDC, its subsidiaries or its affiliates will not in the future pursue operating businesses, strategic investments, joint ventures, partnerships or technology commercialization initiatives that compete or overlap, in whole or in part, with the sectors we intend to focus on, including agentic AI platforms, stablecoin payment rails and digital yield platforms.

Because certain of our directors and officers, including our Chairwoman and Chief Executive Officer, also hold senior management positions and equity interests in DDC, and because DDC wholly owns our sponsor, potential conflicts of interest may arise in connection with the identification, evaluation and pursuit of business opportunities. These conflicts may relate to, among other things, the allocation of management time and attention between our company and DDC, the allocation of digital-asset- and AI-related opportunities between us and DDC, and the prioritization of capital-markets, strategic and commercial relationships that could benefit either us or DDC. We do not have a formal non-competition or exclusivity agreement with DDC that prohibits DDC from pursuing opportunities in our target sectors, and any conflicts of interest that arise will be addressed in accordance with our amended and restated memorandum and articles of association, our corporate governance policies and applicable law; however, these arrangements may not fully eliminate the potential for overlapping opportunities or ensure that any conflict will be resolved in our favor. For more details, see “Risk Factors — DDC Enterprise Limited’s evolving digital asset and AI strategy may create actual or potential conflicts of interest with our business, which could adversely affect our ability to identify and consummate an initial business combination.” and “Risk Factors — Because certain of our directors and officers also play key roles at DDC Enterprise Limited, their fiduciary or contractual duties to DDC may conflict with their duties to us.”

Our Sponsor

Our sponsor, DDC Acquisition Corp, is a British Virgin Islands business company incorporated as the sponsor of this offering and as an investment vehicle holding the insider shares and private units of the Company. Our sponsor is wholly-owned by DDC Enterprise Limited (NYSE AMERICAN: DDC). DDC Enterprise Limited (“DDC”) is a publicly listed company that has repositioned its corporate strategy toward building operating platforms in the digital asset and AI ecosystem. Through this affiliation, Arca Nova will have access to DDC’s capital markets profile, sector expertise, and Asia-focused advisor network, while Arca Nova will operate as an independent special purpose acquisition company with its own board and governance. Ms. Norma Ka Yin Chu, our Chairwoman and Chief Executive Officer, is the controlling individual of our sponsor by virtue of her position as the Chief Executive Officer and Chairwoman of DDC, her ownership of more than 30% of the voting power of DDC, and her role as the sole director of the sponsor.

In July 2026, we issued an aggregate of 3,833,333 insider shares to our sponsor and management team for a purchase price of $25,000, or approximately $0.007 per share, of which 3,233,334 insider shares are held by our sponsor. The insider shares held by our sponsor include an aggregate of up to 500,000 insider shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part. Our sponsor is not expected to effect any direct transfer of the insider shares it held prior to the offering, and DDC is not expected to effect any indirect transfer of such insider shares by transferring any securities of the sponsor prior to the offering. As a result, immediately prior to the offering, the sponsor holds 3,233,334 insider shares, or 84.35% of our issued and outstanding shares. Immediately after the offering, the sponsor will hold 2,733,334 insider shares, representing 82.00% of the issued and outstanding insider shares (without the exercise of the over-allotment option and assuming 500,000 insider shares forfeited as a result thereof). Upon the consummation of this offering, our insiders will own approximately 25.0% of our issued and outstanding ordinary shares (without giving effect to the sale of the private units, and assuming our insiders do not purchase units in this offering). If we increase or decrease the size of this offering, we will effect a share capitalization or a compulsory redemption or redemption or other appropriate mechanism, as applicable, with respect to our insider shares immediately prior to the consummation of this offering in such amount so as to maintain the number of insider shares, on an as-converted basis, at approximately 25.0% of our issued and outstanding ordinary shares upon the consummation of this offering (without giving effect to the sale of the private units, and assuming our insiders do not purchase units in this offering).

The insider shares are identical to the ordinary shares included in the units being sold in this offering, except that our initial shareholders (including our sponsor) have agreed, pursuant to written letter agreements with us (A) to vote their insider shares and any public shares acquired in or after this offering (other than shares acquired outside the redemption process in connection with our initial business combination, in compliance with Rule 14e-5 of the Exchange Act) in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association that would stop our public shareholders from converting or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 21 months from the closing of this offering unless we provide public shareholders with the opportunity to redeem their public shares from the trust account in connection with any such vote, (C) not to convert any insider shares (as well as any other shares acquired in or after this offering) into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the insider shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. Additionally, our initial shareholders have agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until 180 days after the date of the consummation of our initial business combination. Notwithstanding the foregoing, the insider shares will be released from the Lock-Up on the earlier of (1) after the date of the consummation of our initial business combination if the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination or (2) after the date of the consummation of our initial business combination, and subsequently, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Our sponsor has also committed to purchase from us an aggregate of 176,500 units (or up to 184,000 units if the underwriters’ over-allotment option is exercised in full) or “private units,” at $10.00 per private unit for a total purchase price of $1,765,000 (or $1,840,000, if the underwriters’ over-allotment option is exercised in full). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. These private units are identical to the units sold as part of the units in this offering, subject to limited exceptions as further described herein. A portion of the proceeds we receive from these purchases will be placed in the trust account described below. The private units (including the underlying securities) will not be transferable, assignable or saleable until after the completion of our initial business combination.

Although our sponsor is not expected to effect any transfer of the insider shares or private units its holds during the relevant lock-up terms, certain transfers prior to the completion of our initial business combination are permitted for the insider shares and private units (including the underlying securities):

•        The permitted transferees, with respect to the insider shares, shall mean (i) the initial shareholders or our officers, directors, advisors and employees, (ii) if the initial shareholder is an entity, as a distribution to partners, members or shareholders of the initial shareholder upon the liquidation and dissolution of the initial shareholder, (iii) by bona fide gift to a member of the initial shareholder’s immediate family or to a trust, the beneficiary of which is the initial shareholder or a member of the initial shareholder’s immediate family for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death of the initial shareholder, (v) pursuant to a qualified domestic relations order, (vi) by certain pledges to secure obligations incurred in connection with purchases of our securities, (vi) by private sales made in connection with the consummation of our business combination at prices no greater than the price at which the shares were originally purchased or (vii) to us for cancellation if the underwriter does not exercise the over-allotment option in full or in connection with the consummation of a business combination, in each case, except for (vii), on the condition that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the escrow agreement and of the letter agreement signed by the initial shareholder transferring the insider shares.

•        The permitted transferees, with respect to the private units, shall mean (i) the initial shareholders or our officers, directors, advisors and employees, (ii) transfers to the sponsor’s affiliates or its members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) by certain pledges to secure obligations incurred in connection with purchases of our securities, (vii) by private sales made in connection with the consummation of our business combination at prices no greater than the price at which the private units were originally purchased or (viii) to us for cancellation in connection with the consummation of our business combination, in each case (except for (viii)) where the transferee agrees to the terms of the transfer restrictions.

Except for the contractual restriction of the lock-up, there is no other restriction on the sponsor or their beneficial owner’s ability to share, sell or otherwise dispose of part or all of the interests in our sponsor. Some permissible transactions, such as the transfer of insider shares from our sponsor to an officer or consultant of the Company, or the transfer of the securities of the sponsor by a securities holder of the sponsor to a third party, or the issuance of new securities of the sponsor to a third party, may change the ownership structure or control among the sponsor and the management, or result in the control of the Company by another party. In such scenarios, the public shareholders may have very limited influence over the management of the Company. For further information, see “Risk Factor — Before a prospective target business is identified or the initial business combination is consummated, our sponsor or management may change or divest their ownership interests in us. Such change or divestment could deprive us of key personnel and advisors, and the public shareholders may have very limited influence over the management of the Company as a result.” on page 63 of this prospectus.

We have agreed to pay our sponsor (or its affiliate) a monthly fee of $10,000 for general and administrative services such as office space, utilities and secretarial and administrative services. However, we may delay payment of such monthly fee upon a determination by our board of directors that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination. We believe that the fee charged by our sponsor (or its affiliate) is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon the earlier of (i) the completion of our initial business combination or, (ii) our liquidation.

Further, in order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our initial shareholders (including our sponsor), officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The promissory notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the promissory notes may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit. Such working capital units would be identical to the private units sold in the private placement. As such, such promissory notes will result in the issuance of up to 50,000 working capital units that will result in the issuance of up to an additional 50,000 ordinary shares and, upon exercise of the warrants comprising the working capital units, a further 25,000 ordinary shares.

Following this offering, assuming the over-allotment option is not exercised, our sponsor will own a total of 2,733,334 insider shares and 176,500 private units, representing 21.54% of the issued and outstanding shares following this offering. In total, the sponsor will pay for an aggregate purchase price of $1,786,087 for an aggregate of 2,909,834 shares and 88,250 private warrants (which will result in the issuance of 88,250 shares upon the consummation of our initial business combination). However, other than the foregoing, our sponsor or its affiliates have not received and will not receive any other form of compensation.

For a summary of the securities owned by the sponsor and the relevant terms, see illustration below:

Types of Securities	Number of Securities Before Offering Held	Number of Securities After Offering Held (assuming no over-allotment option exercised)	Purchase Price To be Paid
Insider Shares(1)	3,233,334	2,733,334	$0.01 per share
Private Units(2)	0	176,500	$10.00 per unit (including one private share and one-half of one redeemable private warrant)
Working Capital Units	0	Up to 50,000	$10 per working capital unit (including one share and one-half of one redeemable warrant)

____________

(1)      The insider shares are subject to transfer restrictions as described above.

(2)      The private units are subject to transfer restrictions as described above.

On July 6, 2026, we issued an unsecured promissory note to the Sponsor, pursuant to which we may borrow up to an aggregate principal amount of $500,000 (the “Promissory Note”). The Promissory Note is non-interest bearing and payable on the earlier of consummation of an initial public offering of our securities or the date on which we determine not to conduct an initial public offering of our securities. As of May 31, 2026, DDC Acquisition Corp, our sponsor, loaned to us an aggregate of $4,000, on a non-interest-bearing and due on demand basis for payment of formation expenses and offering expenses associated with this offering on our behalf. The loans will be repaid out of the proceeds of this offering not being placed in the trust account.

Except as disclosed under this section, the sponsor does not have any agreement, arrangement, or understanding with the Company regarding any compensation, reimbursement, or transfer of interests in relation to our initial business combination, nor is there any agreement between the sponsor and any unaffiliated shareholders of the Company regarding redemptions, payments, compensation, reimbursement, or transfer of interests.

In addition to the insider shares, the compensation received or to be received and the amount of securities issued or to be issued to our insiders, including the issuance of working capital units that may be converted from the working capital notes and the issuance of extension units that may be converted from the extension notes, will have dilutive effect on the public shares you hold. However, the extent of such dilutive effect is uncertain. For further information, see “Risk Factor — Our initial shareholders paid an aggregate of $25,000, or approximately $0.007 per share, for the insider shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.” and “Risk Factor — Our outstanding warrants or the conversion of the promissory notes upon consummation of our business combination into working capital units may have an adverse effect on the market price of our ordinary shares and make it more difficult to effect a business combination..” on pages 64 and 64 of the prospectus.

We are a British Virgin Islands holding company with no material operations of our own. Our sponsor is predominantly controlled by a Hong Kong national, Norma Ka Yin Chu, our Chairwoman and Chief Executive Officer, who is deemed to have sole voting and investment discretion with respect to the insider shares held by our sponsor. As a result, we may be considered a “foreign person” under rules promulgated by the Committee on Foreign Investment in the United States (CFIUS), and may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as CFIUS), or ultimately prohibited. As a result, the pool of potential targets with which we could complete an initial business combination may be limited. For further information, see “Risk Factor — We may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity, such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.” on page 51 of this prospectus.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of private units, our share capital, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering and the private placement of private units are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various U.S. Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, initial shareholders and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, share exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible business combination with our company.

Subject to the limitations that a target business have a fair market value of at least 80% of the balance in the trust account (excluding any deferred underwriting fees and commissions and taxes payable on the income earned on the trust account, and net of funds previously released to the company to pay our taxes) at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings which will not commence until after the completion of this offering. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their respective affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our existing officers, directors, special advisors or initial shareholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction). If we decide to enter into a business combination with a target business that is affiliated with our officers, directors or initial shareholders, we will do so only if we have obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. However, as of the date of this prospectus, there is no affiliated entity that we consider a business combination target.

Selection of a Target Business and Structuring of a Business Combination

Subject to the limitations that a target business have a fair market value of at least 80% of the balance in the trust account (excluding any deferred underwriting fees and commissions and taxes payable on the income earned on the trust account, and net of funds previously released to the company to pay our taxes) at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses.

We believe such factors will be important in evaluating prospective target businesses, regardless of the location or industry in which such target business operates. However, this list is not intended to be exhaustive. Furthermore, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Value of Target Business

Pursuant to NYSE listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding any deferred underwriting fees and commissions and taxes payable on the income earned on the trust account, and net of funds previously released to the company to pay our taxes) at the time of the execution of a definitive agreement for our initial business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance. We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital of a target. In this case, we could acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, only the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, assuming that we obtain and maintain a listing for our securities on NYSE. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund-raising arrangement and have no current intention of doing so. The fair market value of the target business will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

We will not be required to comply with the 80% fair market value requirement if we are delisted from NYSE. If NYSE delists our securities from trading on its exchange after this offering, we would not be required to satisfy the fair market value requirement described above and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the trust account.

Lack of Business Diversification

Our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•        subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•        result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full-time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, our officers and directors may not have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve an Initial Business Combination

In connection with any proposed business combination, we will either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which public shareholders may seek to convert their public shares, regardless of whether they vote for or against or abstain from voting on the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable on the income earned on the trust account and funds previously released to the company to pay our taxes) or (2) provide our public shareholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable on the income earned on the trust account and funds previously released to the company to pay our taxes), in each case subject to the limitations described herein. Notwithstanding the foregoing, our initial shareholders have agreed, pursuant to written letter agreements with us, not to convert any public shares held by them into their pro rata share of the aggregate amount then on deposit in the trust account. If we determine to engage in a tender offer, such tender offer will be structured so that each shareholder may tender any or all of his, her or its public shares rather than some pro rata portion of his, her or its shares. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us based on a variety of factors such as the timing of the transaction, or whether the terms of the transaction would otherwise require us to seek shareholder approval. If we so choose and we are legally permitted to do so, we have the flexibility to avoid a shareholder vote and allow our shareholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 (after payment of underwriting fees and commissions and net of taxes payable on the income earned on the trust account and funds previously released to the company to pay our taxes) upon such consummation and, solely if we seek shareholder approval, a majority of the issued and outstanding ordinary shares voted are voted in favor of the business combination.

We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares converted or sold to us) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait 21 months from the closing of this offering in order to be able to receive a pro rata share of the trust account.

Our initial shareholders and our officers and directors have agreed (1) to vote any ordinary shares owned by them in favor of any proposed business combination, (2) not to convert any ordinary shares in connection with a shareholder vote to approve a proposed initial business combination and (3) not sell any ordinary shares in any tender in connection with a proposed initial business combination. As a result, if we sought shareholder approval of a proposed transaction, assuming only the minimum number of shares representing a quorum (which under our amended and restated memorandum and articles of association is one-third of the outstanding shares) is present and voted at such meeting held to vote on our initial business combination, the insider shares and private shares would constitute the majority of the votes casted and thus no public shares sold in this offering are needed to be voted in favor of a transaction, or assuming all issued and outstanding shares are present and vote, we could need as little as 3,245,085 of our public shares (or approximately 32.5% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming the over-allotment option is not exercised, that the insiders do not purchase any units in this offering or units or shares in the after-market).

Permitted Purchases of Our Securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, officers or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination.

Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material non-public information), our sponsor, initial shareholders, directors, officers or their affiliates may enter into transactions with investors and others to provide them incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. There is no limit on the number of shares our initial shareholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and NYSE rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase shares in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Our sponsor, directors, officers, advisors or any of their affiliates will not make any purchases if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.

In addition, our officers, directors, initial shareholders and their affiliates would structure such purchases to be in compliance with the requirements of Rule 14e-5 under the Exchange Act, including, in pertinent part, through adherence to the following:

•        our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, directors, officers, advisors or their affiliates may purchase shares from public stockholders outside the redemption process, along with the purpose of such purchases;

•        if our sponsor, directors, officers, advisors or their affiliates were to purchase shares from public stockholders, they would do so at a price no higher than the price offered through our redemption process;

•        our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, directors, officers, advisors or their affiliates would not be voted in favor of approving the business combination transaction;

•        our sponsor, directors, officers, advisors or their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

•        we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

•        the amount of our securities purchased outside of the redemption offer by our sponsor, directors, officers, advisors or their affiliates, along with the purchase price;

•        the purpose of the purchases by our sponsor, directors, officers, advisors or their affiliates;

•        the impact, if any, of the purchases by our sponsor, directors, officers, advisors or their affiliates on the likelihood that the business combination transaction will be approved;

•        the identities of company security holders who sold to our sponsor, directors, officers, advisors or their affiliates (if not purchased on the open market) or the nature of company security holders (e.g., 5% security holders) who sold to our sponsor, directors, officers, advisors or their affiliates; and

•        the number of company securities for which we received redemption requests pursuant to its redemption offer.

Our sponsor, initial shareholders, directors, officers and their affiliates anticipate that they may identify the shareholders with whom our sponsor, initial shareholders, directors, officers and their affiliates may pursue privately negotiated transactions by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, initial shareholders, directors, officers and their affiliates enter into a private transaction, they would identify and contact only potential selling or redeeming shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the meeting related to our initial business combination. Our sponsor, initial shareholders, directors, officers and their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws, as described above.

The purpose of any such purchases could be to (1) increase the likelihood of obtaining shareholder approval of the business combination or (2) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

See “Risk Factors — If we seek shareholder approval of our business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares from shareholders, which may result in the completion of our initial business combination that may not otherwise have been possible.”

Conversion/Tender Rights

At any meeting called to approve an initial business combination, public shareholders may seek to convert their public shares, regardless of whether they vote for or against or abstain from voting on the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid. Notwithstanding the foregoing, our initial shareholders have agreed, pursuant to written letter agreements with us, not to convert any public shares held by them into their pro rata share of the aggregate amount then on deposit in the trust account. The redemption rights will be effected under our amended and restated memorandum and articles of association and British Virgin Islands law as redemptions. If we hold a meeting to approve an initial business combination, a holder will always have the ability to vote against a proposed business combination and not seek conversion of its shares.

Alternatively, if we engage in a tender offer, each public shareholder will be provided the opportunity to sell his public shares to us in such tender offer. The tender offer rules require us to hold the tender offer open for at least 20 business days. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether they want to sell their public shares to us in the tender offer or remain an investor in our company.

Our initial shareholders, officers and directors will not have redemption rights with respect to any ordinary shares owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket.

We may also require public shareholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at any time at or prior to the vote on the business combination. Once the shares are converted by the holder, and effectively redeemed by us under BVI law, the share registrar in the BVI will then update our register of members to reflect all conversions. The proxy solicitation materials that we will furnish to shareholders in connection with the vote for any proposed business combination will indicate whether we are requiring shareholders to satisfy such delivery requirements. Accordingly, a shareholder would have from the time our proxy statement is mailed through the vote on the business combination to deliver his shares if he wishes to seek to exercise his redemption rights. Under our amended and restated memorandum and articles of association, we will be required to provide at least 7 clear calendar days’ advance notice of any shareholder meeting, which would be the minimum amount of time a shareholder would have to determine whether to exercise redemption rights. As a result, if we require public shareholders who wish to convert their ordinary shares into the right to receive a pro rata portion of the funds in the trust account to comply with the foregoing delivery requirements, holders may not have sufficient time to receive the notice and deliver their shares for conversion. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain our securities when they otherwise would not want to.

There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated. However, in the event we require shareholders seeking to exercise redemption rights to deliver their shares prior to the consummation of the proposed business combination and the proposed business combination is not consummated, this may result in an increased cost to shareholders.

Any request to convert or tender such shares once made, may be withdrawn at any time up to the vote on the proposed business combination or expiration of the tender offer. Furthermore, if a holder of a public share delivered its certificate in connection with an election of their conversion or tender and subsequently decides prior to the vote on the business combination or the expiration of the tender offer not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their conversion or tender rights would not be entitled to convert their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders.

Redemption of Public Shares and Liquidation of Trust Account if No Business Combination

If we do not complete a business combination within 21 months from the closing of this offering, our amended and restated memorandum and articles of association will provide that we will: (i) as promptly as practicable cease all operations except for the purpose of making redemption and the subsequent winding up of the Company’s affairs; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to our obligations under BVI law to provide for claims of creditors and the requirements of other applicable law. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not necessary to pay our taxes, then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our liquidation and subsequent dissolution, the public warrants will expire and will be worthless.

The amount in the trust account will be treated as funds distributable under the Companies Act provided that immediately following the date on which the proposed distribution is proposed to be made, we are able to pay our debts as they fall due in the ordinary course of business. If we are forced to liquidate the trust account, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two (2) days prior to the distribution date (including any accrued interest net of taxes payable and any portion thereof that is released to us). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable.

Each of our initial shareholders and our officers and directors have agreed to waive their respective rights to participate in any liquidation of our trust account or other assets with respect to the insider shares and private units and to vote their insider shares, private shares and any public shares purchased in or after this offering (other than shares acquired outside the redemption process in connection with our initial business combination, in compliance with Rule 14e-5 of the Exchange Act) in favor of any dissolution and plan of distribution which we submit to a vote of shareholders. There will be no distribution from the trust account with respect to our warrants, which will expire worthless.

If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share redemption price from the trust account would be $10.00.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would be prior to the claims of our public shareholders. Although we will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Our sponsor has agreed that, if we liquidate the trust account prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the trust account and only if such parties have not executed a waiver agreement. However, we cannot assure you that it will be able to satisfy those obligations if it is required to do so. Accordingly, the actual per-share redemption price could be less than $10.00 due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $10.00 per share.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources.

The following also may not be viewed favorably by certain target businesses:

•        our obligation to seek shareholder approval of a business combination or obtain the necessary financial information to be sent to shareholders in connection with such business combination may delay or prevent the completion of a transaction;

•        our obligation to redeem public shares held by our public shareholders may reduce the resources available to us for a business combination;

•        NYSE may require us to file a new listing application and meet its initial listing requirements to maintain the listing of our securities following a business combination;

•        our outstanding warrants and the potential future dilution they represent;

•        our obligation to pay the deferred underwriting fees and commissions to the underwriters upon consummation of our initial business combination;

•        our obligation to either repay or issue units upon conversion of up to $500,000 of working capital loans that may be made to us by our initial shareholders, officers, directors or their affiliates;

•        our obligation to register the resale of the insider shares, as well as the private units (and underlying securities) and any securities issued to our initial shareholders, officers, directors or their affiliates upon conversion of working capital loans; and

•        the impact on the target business’ assets as a result of unknown liabilities under the securities laws or otherwise depending on developments involving us prior to the consummation of a business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive office at 301 S McDowell Street Suite 125, Charlotte, NC 28204 United States.

Employees

We have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). We do not intend to have any full-time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We will register our units, ordinary shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of any proxy solicitation sent to shareholders to assist them in assessing the target business. In all likelihood, the financial information included in the proxy solicitation materials will need to be prepared in accordance with U.S. GAAP or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. The financial statements may also be required to be prepared in accordance with U.S. GAAP for the Form 8-K announcing the closing of an initial business combination, which would need to be filed within four business days thereafter. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have the necessary financial information. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act beginning for the fiscal year ending December 31, 2027. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are an emerging growth company as defined in in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile. We will remain such for up to five years. However, we issue our non-convertible debt within a three-year period or our total revenues exceed $1.235 billion or the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any of our officers or directors in their capacity as such, and we and our officers and directors have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

Enforceability of Civil Liabilities

There are enforcement risks related to civil liabilities due to our sponsor having ties to Hong Kong. Moreover, two of our six officers and directors are based in China, or have ties to the PRC and/or Hong Kong. Specifically, Norma Ka Yin Chu, our Chairwoman and Chief Executive Officer, is located in Hong Kong, and Ethan Yong Kang Yu, our Chief Financial Officer, is located in mainland China. Because of such ties of our sponsor, officers and directors to the PRC and/or Hong Kong, we may be governed by PRC laws and regulations. In addition, we may seek to acquire a company that is based in mainland China or Hong Kong in an initial business combination, in which circumstance the uncertainties in the interpretation and enforcement of PRC laws, rules and regulations would apply to us regardless of whether we have a VIE structure or direct ownership structure post-business combination.

There is uncertainty as to whether the courts of the mainland China or Hong Kong would recognize or enforce judgments of U.S. courts against the officers and directors predicated upon the civil liability provisions of the securities laws of the United States or any state. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In Hong Kong, judgment of United States courts against us or against our directors or executive officers residing in Hong Kong, including those based on the civil liability provisions of the U.S. federal securities laws, will not be directly enforceable in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States.

Furthermore, there would be additional costs and issues with bringing an original action in foreign courts against the combined company or the officers and directors to enforce liabilities based upon the U.S. Federal securities laws, and they still may be fruitless.

As a result of all of the above, public shareholders may find it more difficult to enforce liabilities and enforce judgments on individual directors and executive officers, and may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

See “Enforceability of Civil Liabilities” and “Risk Factors — Because we are incorporated under the laws of the British Virgin Islands, and most of our executive officers and directors are located outside the United States, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal or state courts may be limited.”

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will be listed on a national securities exchange, we will have net tangible assets in excess of $5,000,001 (after payment of deferred underwriting fees and commissions and net of taxes payable on the income earned on the trust account and funds previously released to the company to pay our taxes) upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact.

	Terms of the Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$100,000,000 (or $115,000,000 if the underwriters’ over-allotment option is exercised in full) of the net offering proceeds and proceeds from the sale of the private units will be deposited into a trust account in the United States, maintained by Continental Stock Transfer & Trust Company, acting as trustee.

$87,961,500 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $100,000,000 (or $115,000,000 if the underwriters’ over-allotment option is exercised in full) of the net offering proceeds and proceeds from the sale of the private units held in trust will only be invested in United States government treasury bills, bonds or notes with a maturity of 180 days or less or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in United States government treasury securities.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of the Offering	Terms Under a Rule 419 Offering
Limitation on fair value or net assets of target business

The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in our trust account (excluding any deferred underwriting fees and commissions and taxes payable on the income earned on the trust account, and net of funds previously released to the company to pay our taxes) at the time of the execution of a definitive agreement for our initial business combination. We will not be required to comply with the 80% fair market value requirement if we are delisted from NYSE.

We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin to trade separately on the 52nd business day after the date of this prospectus unless the underwriters informs us of their decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization and blank check companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering.

No trading of the units or the underlying securities would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Election to remain an investor

We will either (1) give our shareholders the opportunity to vote on the business combination or (2) provide our public shareholders with the opportunity to sell their public shares to us in a tender offer for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account less taxes payable. If we hold a meeting to approve a proposed business combination, we will send each shareholder a proxy statement containing information required by the SEC. Under our amended and memorandum and articles of association, we must provide at least 7 clear calendar days advance notice of any meeting of shareholders. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether to exercise their rights to convert their shares into cash at such a meeting or

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of the Offering	Terms Under a Rule 419 Offering

to remain an investor in our company. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as we would have included in a proxy statement. The tender offer rules require us to hold the tender offer open for at least 20 business days. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether they want to sell their shares to us in the tender offer or remain an investor in our company.

Business combination deadline

Pursuant to our amended and restated memorandum and articles of association, if we do not complete an initial business combination within 21 months from the closing of this offering, we will (i) as promptly as practicable cease all operations except for the purpose of making redemption and the subsequent winding up of the Company’s affairs; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under British Virgin Islands law to provide for claims of creditors and the requirements of other applicable law.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of the Offering	Terms Under a Rule 419 Offering
Interest earned on the funds in the trust account

There can be released to us, from time to time any interest earned on the funds in the trust account that we may need to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our entry into liquidation upon failure to effect a business combination within the allotted time.

All interest earned on the funds in the trust account will be held in trust for the benefit of public shareholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

Release of funds

Except for interest earned on the funds held in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination (in which case, the proceeds released to us will be net of the funds used to pay converting or tendering shareholders, as the trustee will directly send the appropriate portion of the amount held in trust to the converting or tendering shareholders at the time of the business combination) and the liquidation of our trust account upon failure to effect a business combination within the allotted time.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers, their ages and positions are as follows:

Name	Age	Position
Norma Ka Yin Chu	44	Chief Executive Officer, Director and Chairwoman of the Board of Directors
Ethan Yong Kang Yu	33	Chief Financial Officer
Duknam Ohnuki	42	Chief Operating Officer
Chris Bradley	48	Independent Director
Jaime Leverton	48	Independent Director
Albert Park	50	Independent Director

Below is a summary of the business experience of each our executive officers and directors:

Norma Ka Yin Chu has served as Chairwoman, Chief Executive Officer, and a member of our board of directors since April 2026. Ms. Chu is the Founder, Chairwoman, and Chief Executive Officer of DDC Enterprise Limited (NYSE American: DDC), a global Asian food platform and corporate Bitcoin treasury company, positions she has held since founding the company in 2012. Under Ms. Chu’s leadership, DDC Enterprise Limited operates a portfolio of culinary brands, and has pioneered the adoption of Bitcoin as a core corporate treasury reserve asset among NYSE American-listed consumer companies. Prior to founding DDC Enterprise Limited, Ms. Chu served as Head of Equities Research at HSBC Private Bank from June 2010 to June 2012. Ms. Chu currently serves as an Independent Director of Oxley Bridge Acquisition Limited (Nasdaq: OBA), a special purpose acquisition company, a position she has held since 2025, and as an independent non-executive director of GoGoX Holdings Limited (HKEX: 2246), a position she has held since 2023. Ms. Chu previously served as a member of the board of directors of YPO North Asia Region and the Hong Kong Shanghai Youth Association, and is a current member of the YPO Global One Chapter. Ms. Chu received a Bachelor of Arts with a major in Economics and Business (Finance) from the University of Washington in 2004 and completed the General Management Program (GMP 35) at Harvard Business School in 2023.

Ethan Yong Kang Yu has served as our Chief Financial Officer since April 2026. Since September 2020, Mr. Yu has served at several important capacity at DDC Enterprise Limited, where he is responsible for the company’s financial management and capital raising. In November 2024, he was promoted to lead the finance function for DDC Enterprise Limited. From 2018 to July 2020, Mr. Yu worked at BakerTilly International Certified Public Accountants (Special General Partnership) Shanghai branch, assisting client companies with several successful IPOs. Mr. Yu has been engaged in finance-related work since obtaining his bachelor’s degree from Jilin Agricultural Science and Technology University in 2018.

Duknam Ohnuki has served as our Chief Operating Officer since April 2026. Mr. Ohnuki is a seasoned equities professional with extensive experience in Japanese capital markets and global institutional client coverage. From July 2013 to June 2025, Mr. Ohnuki served as a Director in International Sales Trading at Mizuho Securities, where he led the firm’s high-touch sales trading team covering Japanese equities for foreign institutional clients. In that capacity, he was responsible for the firm’s foreign client relationships in Japanese equities, oversaw the corporate cross-shareholding unwind business, and delivered year-over-year growth in annual commission revenues. Prior to joining Mizuho Securities, Mr. Ohnuki served as a Vice President in sales trading at Nomura Securities from September 2008 to March 2013, and as a Sales Trader Analyst at Lehman Brothers Japan from April 2007 to September 2008. Mr. Ohnuki received a Bachelor of Science in Sports Management from New York University and previously studied at Waseda University in Tokyo, Japan.

Jaime Leverton was appointed as a member of our board of directors in July 2026. Ms. Leverton has served as Chief Executive Officer of ReserveOne, Inc. since July 2025. She previously served as Chief Executive Officer of Ulys Holdings from July 2024 to February 2025. Prior to that, Ms. Leverton served as Chief Executive Officer of Hut 8 Mining Corp. (now Hut 8 Corp., Nasdaq: HUT) from December 2020 to February 2024, where she led the company’s growth into one of North America’s largest publicly traded digital asset mining companies. Ms. Leverton is also the Founder and Chief Executive Officer of Jaime Leverton Ventures & Advisory Inc., a position she has held since April 2024. Earlier in her career, Ms. Leverton held senior executive roles at eStruxture Data Centers, Inc., Cogeco Peer 1, Inc., National Bank of Canada, and BlackBerry Limited. Ms. Leverton currently serves on the board of directors of Riot Platforms, Inc. (Nasdaq: RIOT) since February 2025, where she is a member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. She holds a Bachelor of Social Sciences in Psychology and Political Science from the University of Ottawa, a Master of Business Administration in Marketing Informatics from Dalhousie University, and completed the ICD.D Directors Education Program at the University of Toronto Rotman School of Management in 2022. The Company believes Ms. Leverton qualifies as a director for her extensive experience leading public technology companies and her active public board service.

Christopher Bradley was appointed as a member of our board of directors in July 2026. Mr. Bradley is a Managing Director at Mistral Equity Partners, a private equity firm he joined in 2008, where he brings over 20 years of experience in identifying acquisition candidates, due diligence, and transaction structuring. Mr. Bradley has served in executive roles with several special purpose acquisition companies. He served as Chief Executive Officer, Chief Financial Officer, and Chairman of Haymaker Acquisition Corp. 4 until its business combination with Concrete Partners Holdings, LLC in April 2026, following which the combined company became Suncrete, Inc. (Nasdaq: RMIX). He served as Chief Financial Officer of Haymaker Acquisition Corp. III until its business combination with BioTE Holdings, LLC in May 2022, and as an advisor to the resulting public company, biote Corp. (Nasdaq: BTMD), in 2025. He served as Chief Financial Officer and Secretary of Haymaker Acquisition Corp. II from 2019 until its business combination with ARKO Corp. (Nasdaq: ARKO) in December 2020, and of Haymaker Acquisition Corp. from 2017 until its business combination with OneSpaWorld Holdings Ltd. (Nasdaq: OSW) in March 2019.

Mr. Bradley currently serves on the boards of directors of SUMA Acquisition Corp. (Nasdaq: SUMAU) since March 2026, Cambridge Acquisition Corp. (Nasdaq: CAQ) since February 2026, and CSLM Acquisition Corp. III (Nasdaq: KOYN) since August 2025. He previously served on the board of Roth CH Acquisition Corp. from September 2023 until its business combination with SharonAI Inc. in December 2025 (Nasdaq: SHAZ). He also serves on the boards of Insomnia Cookies since July 2024, WhoBrew, LLC since January 2024, Carnegie Park Capital since October 2021, Timber Grove Ventures since September 2024, and Roth Principal Investments since August 2025. Mr. Bradley has served on the board of directors of the Division of the Arts & Humanities of the University of Chicago since March 2023. Earlier in his career, Mr. Bradley served as an investment banker at Bank of America Securities from 2005 to 2006, as a manager in Burger King’s strategy group in 2004, and as a manager in PricewaterhouseCoopers’ management consulting practice from 1999 to 2004. Mr. Bradley holds an A.B. in Philosophy and Economics from the University of Chicago and a Master of Business Administration from Harvard Business School. The Company believes Mr. Bradley qualifies as a director for his deep private equity expertise, SPAC leadership, and broad public board experience.

Albert Park was appointed as a member of our board of directors in July 2026. Mr. Park has served as Chief Executive Officer of Wnw Capital, a private investment firm he founded, since 2010, where he oversees investments across special purpose acquisition companies, blockchain, real estate, and venture capital. Prior to founding Wnw Capital, Mr. Park was a portfolio manager at Millennium Management LLC, a multi-strategy investment management firm, from 2007 to 2009, and was a founding member of Centrecourt Asset Management, LLC from 2005 to 2007, where he was an active investor in special purpose acquisition companies. Earlier in his career, Mr. Park held principal investing roles at Citigroup Inc. and The Goldman Sachs Group, Inc., and began his career in investment banking at Lehman Brothers. Mr. Park previously served on the board of directors of Hanchang Co., Ltd., a publicly listed company on the Korea Exchange (Seoul, Korea), from 2006 to 2023, where he served on the Compensation Committee and the Nominating and Corporate Governance Committee. He has also served on the board of directors of the Korean American Family Service Center, a non-profit organization, since 2016. Mr. Park holds a Bachelor of Arts in Biology from Princeton University and a Master of Business Administration in Finance from The Wharton School of the University of Pennsylvania. The Company believes Mr. Park qualifies as a director for his long-standing investment career, leadership of Wnw Capital, and prior public board service.

Other SPAC Experience

Norma Ka Yin Chu, our Chief Executive Officer and director, brings extensive experience in business leadership and capital markets. She is the Founder, Chairwoman, and Chief Executive Officer of DDC Enterprise Limited (NYSE American: DDC), a global Asian food platform and corporate Bitcoin treasury company, positions she has held since founding the company in 2012. Ms. Chu currently serves as an Independent Director of Oxley Bridge Acquisition Limited (NASDAQ: OBA), a special purpose acquisition company, a position she has held since 2025.

Christopher Bradley has extensive experience in special purpose acquisition company transactions, having served in executive and board roles across multiple SPACs. He served as Chief Executive Officer, Chief Financial Officer, and Chairman of Haymaker Acquisition Corp. 4 until its business combination with Concrete Partners Holdings, LLC in April 2026, following which the combined company became Suncrete, Inc. (NASDAQ: RMIX). He served as Chief Financial Officer of Haymaker Acquisition Corp. III until its business combination with BioTE Holdings, LLC in May 2022, and as an advisor to the resulting public company, biote Corp. (NASDAQ: BTMD), in 2025. He served as Chief Financial Officer and Secretary of Haymaker Acquisition Corp. II from 2019 until its business combination with ARKO Corp. (NASDAQ: ARKO) in December 2020, and of Haymaker Acquisition Corp. from 2017 until its business combination with OneSpaWorld Holdings Ltd. (NASDAQ: OSW) in March 2019.

Mr. Bradley currently serves on the boards of directors of SUMA Acquisition Corp. (NASDAQ: SUMAU) since March 2026, Cambridge Acquisition Corp. (NASDAQ: CAQ) since February 2026, and CSLM Acquisition Corp. III (NASDAQ: KOYN) since August 2025. He previously served on the board of Roth CH Acquisition Corp. from September 2023 until its business combination with SharonAI Inc. in December 2025 (NASDAQ: SHAZ).

Albert Park has experience in special purpose acquisition company investments. As Chief Executive Officer of Wnw Capital, a private investment firm he founded in 2010, he oversees investments across special purpose acquisition companies, blockchain, real estate, and venture capital. Prior to founding Wnw Capital, Mr. Park was a founding member of Centrecourt Asset Management, LLC from 2005 to 2007, where he was an active investor in special purpose acquisition companies.

Executive Officer and Director Compensation

No compensation was awarded to, earned by, or paid to our officers or directors for the last completed fiscal year. Commencing on the date that our securities are first listed on NYSE through the earlier of consummation of our initial business combination and our liquidation, we will pay to our sponsor $10,000 per month for office space, utilities, secretarial and administrative support services provided to members of our management team. In addition, our sponsor, officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. All these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined by a compensation committee constituted solely of independent directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Clawback Policy

We will adopt a compensation recovery policy that is compliant with NYSE listing rules as required by the Dodd-Frank Act.

Director Independence

NYSE requires that a majority of our board must be composed of “independent directors.” Currently, Chris Bradley, Jaime Leverton, and Albert Park would each be considered an “independent director” under the NYSE listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Independent Directors will have regularly scheduled meetings at which only independent directors are present.

We will only enter into a business combination if it is approved by a majority of our independent directors. Additionally, we will only enter into transactions with our officers and directors and their respective affiliates that are on terms no less favorable to us than could be obtained from independent parties. Any related-party transactions must also be approved by our audit committee and a majority of disinterested independent directors.

Audit Committee

Under the NYSE listing standards and applicable SEC rules, we are required to have three members of the audit committee all of whom must be independent. Effective as of the date of this prospectus, we have established an audit committee of the board of directors, which will consist of Chris Bradley, Jaime Leverton, and Albert Park, each of whom is an independent director under NYSE’s listing standards. Jaime Leverton is the Chairperson of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•        reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•        discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•        discussing with management major risk assessment and risk management policies;

•        monitoring the independence of the independent auditor;

•        verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•        inquiring and discussing with management our compliance with applicable laws and regulations;

•        pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•        appointing or replacing the independent auditor;

•        determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•        establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of independent directors who are “financially literate” as defined under NYSE listing standards. NYSE listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to NYSE that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Jaime Leverton is qualified as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Corporate Governance and Nominating Committee

Effective as of the date of this prospectus, we have established a corporate governance and nominating committee of the board of directors, which will consist of Chris Bradley, Jaime Leverton, and Albert Park, each of whom is an independent director under NYSE’s listing standards. Albert Park is the Chairperson of the corporate governance and nominating committee. The corporate governance and nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The corporate governance and nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Corporate Governance and Nominating Committee Charter, generally provide that persons to be nominated:

•        should have demonstrated notable or significant achievements in business, education or public service;

•        should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•        should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The corporate governance and nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The corporate governance and nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders). Our shareholders that wish to nominate a director for election to the board of directors should follow the procedures set forth in our memorandum and articles of association. The corporate governance and nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee

Effective as of the date of this prospectus, we will establish a compensation committee of the board of directors, which will consist of Chris Bradley, Jaime Leverton, and Albert Park, each of whom is an independent director under NYSE’s listing standards. Chris Bradley is the Chairperson of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and approving the compensation of all of our other executive officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        reviewing and approving the compensation disclosure and analysis prepared by Company management to be included in our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

Code of Conduct and Ethics

Upon consummation of this offering, we will adopt a code of conduct and ethics that applies to all of our executive officers, directors and employees. The code of conduct and ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•        Our insiders, including members of our management team, directly or indirectly own founder shares and, accordingly may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•        The per share price that the members of management team paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if the Company selects an acquisition target that subsequently declines in value and is unprofitable for public investors.

•        In the event we do not consummate a business combination within the completion window, the founder shares, the warrants, the private units, and their underlying securities will expire worthless, which could create an incentive for our officers and directors to complete any transaction, regardless of its ultimate value.

•        None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management has pre-existing fiduciary duties and contractual obligations and may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•        Our CEO and CFO have pre-existing fiduciary duties and contractual obligations to DDC, which is our sole sponsor shareholder and a publicly listed company focused on its global Asian food platform as well as its corporate Bitcoin treasury and an internal AI-driven treasury intelligence platform, and may have conflicts of interest in determining to which entity a particular business opportunity should be presented. To the best of our and our management’s knowledge and belief, DDC does not currently operate agentic AI platforms, stablecoin payment rails or institutional digital yield platforms of the type we intend to target; however, DDC’s digital asset and AI initiatives are evolving, and it has indicated it may extend its AI infrastructure beyond treasury use and explore yield-generating and commercialization opportunities linked to its Bitcoin holdings. As a result, opportunities in the digital asset and AI ecosystem — including agentic AI, stablecoin rails and digital yield — could reasonably be viewed as suitable for either us or DDC, and there is no guarantee that DDC will not pursue, directly or indirectly, overlapping businesses that compete with our acquisition criteria. Because we do not have a non-competition or exclusivity agreement with DDC, and because our officers and directors must balance their duties to us and to DDC, conflicts may arise in the allocation of opportunities, management time, financing relationships and strategic partnerships, and such conflicts may not necessarily be resolved in our favor. See “Proposed Business — Potential Conflicts of Interest with DDC.”

•        Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•        Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•        We will reimburse our sponsor or its affiliate an amount equal to $10,000 per month for office space and administrative services made available to us, as described elsewhere in this prospectus.

•        The insider shares owned by our officers and directors will be released from escrow only if a business combination is successfully completed and subject to certain other limitations. Additionally, our officers and directors will not receive distributions from the trust account with respect to any of their insider shares if we do not complete a business combination. Furthermore, our initial shareholders have agreed that the private units will not be sold or transferred by them until after we have completed our initial business combination. In addition, our officers and directors may loan funds to us after this offering and may be owed reimbursement for expenses incurred in connection with certain activities on our behalf which would only be repaid if we complete an initial business combination. For the foregoing reasons, the personal and financial interests of our directors and executive officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their shares.

•        Our shareholders prior to this offering have agreed to waive their redemption rights with respect to any founder shares, private shares and any public shares held by them in connection with the consummation of our initial business combination. Additionally, they have agreed to waive their redemption rights with respect to any founder shares and private shares held by them if we fail to consummate our initial business combination within 21 months from the closing of this offering. If we do not complete our initial business combination within such applicable time period, the funds held in the trust account will be used to fund the redemption of only our public shares, and the private units and underlying securities will not be redeemed. The founder shares held by our sponsor and management team will not, subject to certain exceptions, be transferred, assigned, sold or released from escrow until 180 days after the date of the consummation of the initial business combination, or on the earlier of (1) after the date of the consummation of our initial business combination if the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination or (2) after the date of the consummation of our initial business combination and subsequently, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Since members of our management may directly or indirectly own ordinary shares and rights following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to complete our initial business combination.

Under British Virgin Islands law, directors owe the company the following fiduciary responsibilities:

•        duty to act in good faith in and with a view to what the director believes to be in the best interests of the company as a whole;

•        duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose and directors shall not act, or agree to act, in a matter that contravenes the Companies Act or the memorandum and articles of association;

•        duty to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation:

(a)    the nature of the company;

(b)    the nature of the decision; and

(c)    the position of the director and the nature of the responsibilities undertaken by him;

•        directors should not improperly fetter the exercise of future discretion;

•        duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•        duty to exercise independent judgment.

The Companies Act provides that, a director of a company shall, immediately after becoming aware of the fact that he is interested in a transaction entered into, or to be entered into, by the company, disclose the interest to the board of the company. However, the failure of a director to disclose that interest does not affect the validity of a transaction entered into by the director or the company, so long as the transaction was not required to be disclosed because the transaction is between the company and the director himself and is in the ordinary course of business and on usual terms and conditions. Additionally, the failure of a director to disclose an interest does not affect the validity of the transaction entered into by the company if (1) the material facts of the interest of the director in the transaction are known by the shareholders and the transaction is approved or ratified by a resolution of shareholders entitled to vote at a meeting of shareholders or (2) the company received fair value for the transaction.

Pursuant to the Companies Act and the company’s amended and restated memorandum and articles of association, so long as a director has disclosed any interests in a transaction entered into or to be entered into by the company to the board, he/she may:

(1)    vote on a matter relating to the transaction;

(2)     attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(3)     sign a document on behalf of the company or do any other thing in his capacity as a director, that relates to the transaction.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor. Furthermore, most of our officers and directors have pre-existing fiduciary obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities which may be suitable for the entities to which they owe pre-existing fiduciary obligations, our officers and directors will honor those fiduciary obligations. Accordingly, it is possible they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe pre-existing fiduciary obligations and any successors to such entities have declined to accept such opportunities.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has contractually agreed, pursuant to a written agreement with us, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have.

The following table summarizes the other relevant pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Individual	Name of Affiliated Company	Affiliation
Norma Ka Yin Chu	DDC Enterprise Limited (NYSE American: DDC)	Founder, Chairwoman, and CEO
	Oxley Bridge Acquisition Limited (NASDAQ: OBA)	Independent Director
Ethan Yong Kang Yu	DDC Enterprise Limited (NYSE American: DDC)	Finance Lead
Duknam Ohnuki	N/A	N/A
Jaime Leverton	ReserveOne, Inc.	CEO
	Jaime Leverton Ventures & Advisory Inc.	Founder and CEO
	Riot Platforms, Inc. (NASDAQ: RIOT)	Director
	Synteq HPC, Inc.	Director
	Vertical Data Inc.	Director
	New West Data Corp.	Director
	Qu Data Centres Ltd.	Director
Christopher Bradley	Mistral Equity Partners	Managing Director
	SUMA Acquisition Corp. (NASDAQ: SUMAU)	Director
	Cambridge Acquisition Corp. (NASDAQ: CAQ)	Director
	CSLM Acquisition Corp. III (NASDAQ: KOYN)	Director
Albert Park	Wnw Capital	Founder and CEO
	Korean American Family Service Center	Director

In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective insider shares and any shares purchased in this offering or following this offering in the open market (other than shares acquired outside the redemption process in connection with our initial business combination, in compliance with Rule 14e-5 of the Exchange Act) in favor of any proposed business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those ordinary shares acquired by them prior to this offering. If they purchase ordinary shares in this offering or in the open market, however, they would be entitled to participate in any liquidation distribution in respect of such shares but have agreed not to convert such shares (or sell their shares in any tender offer) in connection with the consummation of our initial business combination or an amendment to our amended and restated memorandum and articles of association relating to pre-business combination activity.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our officers, directors or initial shareholders, unless we have obtained (i) an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view and (ii) the approval of a majority of our disinterested and independent directors (if we have any at that time). Furthermore, in no event will any of our initial shareholders, officers, directors, special advisors or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our memorandum and articles of association provide that, subject to certain limitations, the company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to what the person believes is in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our memorandum and articles of association. Our memorandum and articles of association also will permit us to purchase and maintain insurance on behalf of any officer or director who at the request of the Company is or was serving as a director or officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability as provided in the memorandum and articles of association. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary responsibilities. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, shareholders’ investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•        each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

•        each of our officers and directors; and

•        all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record of beneficial ownership of any ordinary shares issuable upon exercise of warrants as the warrants are not exercisable within sixty days of the date of this prospectus.

	Prior to Offering		After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares
DDC Acquisition Corp(3)	3,233,334	84.35%	2,909,834	21.54%
Norma Ka Yin Chu	280,000	7.30%	280,000	2.07%
Ethan Yong Kang Yu	120,000	3.13%	120,000	0.89%
Duknam Ohnuki	100,000	2.61%	100,000	0.74%
Chris Bradley	33,333	0.87%	33,333	0.25%
Jaime Leverton	33,333	0.87%	33,333	0.25%
Albert Park	33,333	0.87%	33,333	0.25%
All directors and executive officers (five individuals) as a group	599,999	15.65%	599,999	4.44%

____________

*        Less than 1%.

(1)      Unless otherwise indicated, the business address of each of the individuals is c/o Arca Nova Acquisition Corp, 301 S McDowell Street Suite 125, Charlotte, NC 28204 United States.

(2)      These shares represent the founder shares held by our initial stockholders, an aggregate of 500,000 of which are subject to forfeited by the sponsor depending on the extent to which the underwriters’ over-allotment option is not exercised in full or in part.

(3)      Represents shares held by DDC Acquisition Corp, our sponsor. Our sponsor is wholly owned by DDC Enterprise Limited, a Cayman Islands company listed on the NYSE American (DDC). Norma Chu is the controlling individual of our sponsor by virtue of her position as the Chief Executive Officer and Chairwoman of DDC, her ownership of more than 30% of the voting power of DDC, and her role as the sole director of the sponsor. The registered address for our sponsor is Corporate Registrations Limited of Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

Immediately after this offering and after consummation of the private placement, our initial shareholders will beneficially own approximately 26.0% of the then issued and outstanding ordinary shares (assuming none of them purchase any units offered by this prospectus and no over-allotment option is exercised). None of our initial shareholders, officers and directors has indicated to us that he or she intends to purchase securities in this offering. Because of the ownership block held by our initial shareholders, such individuals may be able to effectively exercise control over all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, our sponsor will have up to an aggregate of 500,000 ordinary shares subject to forfeiture. Our initial shareholders will be required to have redeemed by us only a number of shares necessary to maintain their collective 25.0% ownership interest in our ordinary shares (excluding the private units) after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

All of the insider shares issued and outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent until 180 days after the date of the consummation of our initial business combination; Notwithstanding the foregoing, the insider shares will be released from the Lock-Up and escrow on the earlier of (1) after the date of the consummation of our initial business combination if the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination or (2) after the date of the consummation of our initial business combination, and subsequently, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Up to 500,000 of the insider shares may also be released from escrow earlier than this date for forfeiture and cancellation if the over-allotment option is not exercised in full as described above.

During the escrow period, the holders of the insider shares will not be able to sell or transfer their securities except to permitted transferees. The permitted transferees, with respect to the insider shares, shall mean (i) the initial shareholders, Maxim Group LLC or our officers, directors, advisors and employees, (ii) if the initial shareholder is an entity, as a distribution to partners, members or shareholders of the initial shareholder upon the liquidation and dissolution of the initial shareholder, (iii) by bona fide gift to a member of the initial shareholder’s immediate family or to a trust, the beneficiary of which is the initial shareholder or a member of the initial shareholder’s immediate family for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death of the initial shareholder, (v) pursuant to a qualified domestic relations order, (vi) by certain pledges to secure obligations incurred in connection with purchases of our securities, (vii) by private sales made in connection with the consummation of our business combination at prices no greater than the price at which the shares were originally purchased or (viii) to us for cancellation if the underwriter does not exercise the over-allotment option in full or in connection with the consummation of a business combination, in each case, except for (vii), on the condition that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the escrow agreement and of the letter agreement signed by the initial shareholder transferring the insider shares.

Additionally, our sponsor has also agreed not to transfer, assign or sell any of private units (including the ordinary shares issuable upon exercise of the private units) until after the completion of our initial business combination (except with respect to permitted transferees as described herein), except to permitted transferees.

The permitted transferees, with respect to the private units, shall mean (i) the initial shareholders, Maxim Group LLC or our officers, directors, advisors and employees, (ii) transfers to the sponsor’s affiliates or its members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) by certain pledges to secure obligations incurred in connection with purchases of our securities, (vii) by private sales made in connection with the consummation of our business combination at prices no greater than the price at which the private units were originally purchased or (viii) to us for cancellation in connection with the consummation of our business combination, in each case (except for (viii)) where the transferee agrees to the terms of the transfer restrictions.

Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any insider shares and private units, as applicable. However, if after our initial business combination, there is a transaction whereby all the outstanding shares are exchanged or redeemed for cash (as would be the case in a post-asset sale liquidation) or another issuer’s shares, then the insider shares or the private units (or any shares of Ordinary Shares thereunder) shall be permitted to participate.

Our sponsor has committed to purchase from us an aggregate of 176,500 private units at $10.00 per private unit (for a total purchase price of $1,765,000). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from these purchases will be placed in the trust account described below. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters, it will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 7,500 additional private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public (or 100.0% of the gross proceeds) in this offering is held in trust regardless of whether the over-allotment option is exercised in full or in part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private units are identical to the units sold in this offering. Furthermore, our sponsor has agreed (A) to vote the ordinary shares underlying the private units, or “private shares,” in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association that would stop our public shareholders from converting or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 21 months from the closing of this offering unless we provide public shareholders with the opportunity to redeem their public shares from the trust account in connection with any such vote, (C) not to convert any private shares for cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination or a vote to amend the provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. The purchasers of the private units have also agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the insider shares) until after the completion of our initial business combination.

In order to meet our working capital needs following the consummation of this offering, our initial shareholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit. Such working capital units would be identical to the private units sold in the private placement. Our shareholders have approved the issuance of the working capital units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete a business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available.

Our sponsor and our executive officers and directors are deemed to be our “promoters,” as that term is defined under the Federal securities laws.

CERTAIN TRANSACTIONS

As of the date of this prospectus, we have issued an aggregate of 3,833,333 insider shares for $25,000, or approximately $0.007 per share. In April 2026, we issued 1 ordinary shares to Norma Chu as an initial subscriber. In July 2026, the 1 subscriber share was surrendered by Norma Chu and simultaneously, we issued an aggregate of 3,833,333 insider shares to our sponsor, directors and officers for an aggregate purchase price of $25,000.

If the underwriters do not exercise all or a portion of their over-allotment option, our sponsor has agreed that up to an aggregate of 500,000 ordinary shares in proportion to the portion of the over-allotment option that was not exercised are subject to forfeiture and would be immediately cancelled.

If the underwriters determine the size of the offering should be increased (including pursuant to Rule 462(b) under the Securities Act) or decreased, a share capitalization or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial shareholders’ ownership at a percentage of the number of shares to be sold in this offering.

Our sponsor has committed to purchase from us an aggregate of 176,500 private units at $10.00 per private unit (for a total purchase price of $1,765,000). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from these purchases will be placed in the trust account described below. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters, it will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 7,500 additional private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public (or 100.0% of the gross proceeds) in this offering is held in trust regardless of whether the over-allotment option is exercised in full or in part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The purchase price for the private units being purchased by our sponsor will be delivered to Loeb & Loeb LLP, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of such units, at least 24 hours prior to the date of this prospectus to hold in a non-interest-bearing account until we consummate this offering. Loeb & Loeb LLP will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The private units are identical to the units sold in this offering except as otherwise described in this prospectus. The purchasers have agreed not to transfer, assign or sell any of the private units or the underlying securities (except to the same permitted transferees as the insider shares) until after the completion of our initial business combination.

In order to meet our working capital needs following the consummation of this offering, our initial shareholders, officers and directors and their respective affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit. Such working capital units would be identical to the private units sold in the private placement. Our shareholders have approved the issuance of the working capital units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete a business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available.

The holders of our insider shares issued and outstanding on the date of this prospectus, as well as the holders of the private units (and all underlying securities) and any securities our initial shareholders, officers, directors or their affiliates may be issued in payment of working capital loans, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to three demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the private units or securities issued in payment of working capital loans made to us can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of 31 May, 2026, our sponsor had loaned us an aggregate of $4,000, respectively to be used to pay formation expenses and a portion of the expenses of this offering. The loan is payable without interest on the date on which we consummate our initial public offering. We intend to repay this loan from the proceeds of this offering not being placed in the trust account. If we determine not to proceed with the offering, such amounts would not be repaid.

Other than the fees described above, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our initial shareholders, officers or directors who owned our ordinary shares prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to any initial shareholder or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions, including the payment of any compensation, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our Code of Conduct and Ethics, which we will adopt upon consummation of this offering, will require us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial shareholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors or initial shareholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

DESCRIPTION OF SECURITIES

General

We are a BVI business company (company number 2205680) and our affairs will be governed by our amended and restated memorandum and articles of association (to be adopted by the Company with effect on or prior to the effectiveness of this registration statement), the Companies Act and common law of the British Virgin Islands. Based upon our amended and restated memorandum and articles of association, our authorized share capital consists of 500,000,000 ordinary shares with no par value each of a single class. As of the date of this prospectus, 3,833,333 ordinary shares are issued and outstanding, held by our initial shareholders. No preferred shares are issued or outstanding or authorized by our constitutional documents. The following description summarizes the material terms of our shares as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit consists of one ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of the Company’s ordinary shares. This means only a whole warrant may be exercised at any given time by a warrant holder. For example, if a warrant holder holds one-half of one warrant to purchase an ordinary share, such warrant will not be exercisable. If a warrant holder holds two one-halves of one warrant, such whole warrant will be exercisable for one ordinary share at a price of $11.50 per share.

The ordinary shares and warrants will begin to trade separately on the 52nd Business Day after the date of this prospectus unless the underwriters determine that an earlier date is acceptable (based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will the underwriters allow separate trading of the ordinary shares and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.

We will file a Current Report on Form 8-K which includes an audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K, or a new Form 8-K, to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating when separate trading of the ordinary shares and warrants has commenced.

Ordinary Shares

Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. In connection with any vote held to approve our initial business combination, all of our initial shareholders, as well as all of our officers and directors, have agreed to vote their respective ordinary shares owned by them immediately prior to this offering and any shares purchased in this offering or following this offering in the open market (other than shares acquired outside the redemption process in connection with our initial business combination, in compliance with Rule 14e-5 of the Exchange Act) in favor of the proposed business combination.

We will proceed with the business combination only if we have net tangible assets of at least $5,000,001 (after payment of deferred underwriting fees and commissions, and net of taxes payable on the income earned on the trust account and funds previously released to the company to pay our taxes) upon consummation of such business combination and a majority of the ordinary shares voted are voted in favor of the business combination. At least seven clear calendar days’ notice must be given for each general meeting (although we will provide whatever minimum number of days are required under federal securities laws). Shareholders may vote at meetings in person or by proxy.

The members of our board of directors serve for the term, if any, fixed by the resolutions of shareholders or resolutions of directors appointing him/her. If no term is fixed on the appointment of a director, the director serves indefinitely until his/her earlier death, resignation or removal. There is no cumulative voting with respect to the election of directors. After the closing of a business combination, the Company may by ordinary resolution appoint any person to be a director or may by ordinary resolution remove any director.

Pursuant to our amended and restated memorandum and articles of association, if we do not consummate a business combination within 21 months from the closing of this offering, we will (i) as promptly as practicable cease all operations except for the purpose of making redemption and the subsequent winding up of the Company’s affairs; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under British Virgin Islands law to provide for claims of creditors and the requirements of other applicable law. Our initial shareholders have agreed to waive their rights to share in any distribution from the trust account with respect to their insider shares upon our winding up, liquidation and subsequent dissolution.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their public shares converted to cash equal to their pro rata share of the trust account if they vote on the proposed business combination and the business combination is completed.

Register of Members

Under the Companies Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members will be maintained by our transfer agent, Continental Stock Transfer & Trust Company, which will enter the name of Cede & Co in our register of members on the closing of this offering as nominee for each of the respective public shareholders. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

Warrants

Each whole warrant entitles the registered holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of (i) the completion of our initial business combination and (ii) 12 months from the closing of this offering, provided that we have an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to issue any ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue an ordinary share upon exercise of a warrant unless the ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the ordinary share underlying such unit.

We are not registering the ordinary shares issuable upon exercise of the warrants at this time. We have agreed that, as soon as practicable, but in no event later than 20 business days, after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the registration under the Securities Act of the ordinary shares issuable upon exercise of the warrants and thereafter will use our commercially reasonable efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60) business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the volume weighted average price of the ordinary shares for the 10 trading days ending on the day prior to the date of exercise.`

Notwithstanding the above, if our ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per ordinary share equals or exceeds $18.00.    Once the warrants become exercisable, we may redeem the outstanding warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant; upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•        if, and only if, the closing price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Redemption Procedures — Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period commencing at least 30 days after completion of our initial business combination and ending three business days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those ordinary shares is available throughout the measurement period. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such ordinary shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering. We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption Procedures

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of ordinary shares issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of our ordinary shares (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below. A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the ordinary shares outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments.    If the number of outstanding ordinary shares is increased by a share capitalization payable in ordinary shares, or by a sub-division of ordinary shares or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase ordinary shares at a price less than the fair market value will be deemed a share capitalization of a number of ordinary shares equal to the product of (i) the number of ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for ordinary shares) and (ii) the quotient of (x) the price per ordinary share paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for ordinary shares, in determining the price payable for ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of ordinary shares on account of such ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of ordinary shares in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each ordinary share in respect of such event.

If the number of outstanding ordinary shares is decreased by a consolidation, combination or reclassification of ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding ordinary shares.

Whenever the number of ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of ordinary shares so purchasable immediately thereafter.

In addition, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per ordinary share, (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds (including from such issuances and this offering), and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the Market Value of our ordinary shares is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices described above under “Description of Securities — Warrants — Public Warrants — Redemption of warrants when the price per ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding ordinary shares (other than those described above or that solely affects the par value of such ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event (the “Alternative Issuance”). If less than 70% of the consideration receivable by the holders of ordinary shares in such a transaction is payable in the form of securities in the successor entity that are listed for trading on a national securities exchange or quoted in an established over-the-counter market, or are to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the warrant agreement, (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants or (iv) to provide for the delivery of the Alternative Issuance. All other modifications or amendments require the vote or written consent the holders of at least 50% of the then issued and outstanding public warrants, except that amending our warrant agreement will require a vote of holders of at least 50% of the private placement warrants (including the vote or written consent of the underwriters) or working capital warrants solely with respect to any amendment to the terms of the private placement warrants or working capital warrants (including, for the avoidance of doubt, the forfeiture or cancellation of any private placement warrants or working capital warrants). You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York located in the County of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrants holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Private Warrants

The private warrants will be identical to the warrants sold in this offering except that, so long as they are held by our sponsors or their permitted transferees, the private warrants (i) may not (including the ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until after the completion of our initial business combination and (ii) will be entitled to registration rights.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 1 State Street 30th Floor, New York, NY 10004-1561.

Listing of our Securities

There is presently no public market for our units, ordinary shares, or warrants. We have reserved the following trading symbols for the units, and the ordinary shares and warrants once they begin separate trading: “[ANAC]U,” “[ANAC],” and “[ANAC]R,” respectively. Although, after giving effect to this offering, we meet on a pro forma basis the minimum initial listing standards of NYSE, which generally only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on NYSE as we might not meet certain continued listing standards.

Certain Differences in Corporate Law

Our corporate affairs will be governed by our amended and restated memorandum and articles of association and the provisions of applicable British Virgin Islands law, including the Companies Act. The Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    The Companies Act provides for mergers as that expression is understood under United States corporate law. Under the Companies Act, two or more companies may either merge into one of such existing companies (the “surviving company”) or consolidate with both existing companies ceasing to exist and forming a new company (the “consolidated company”). The procedure for a merger or consolidation between the company and another company (which need not be a British Virgin Islands company, and which may be the company’s parent or subsidiary, but need not be) is set out in the Companies Act. The directors of the British Virgin Islands company or British Virgin Islands companies which are to merge or consolidate must approve a written plan of merger or consolidation which, with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders who are entitled to vote and actually vote at a quorate meeting of shareholders or by written resolution of the shareholders of the British Virgin Islands company or British Virgin Islands companies which are to merge. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the Companies Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The company must then execute articles of merger or consolidation, containing certain prescribed details. The plan and articles of merger or consolidation are then filed with the Registrar of Corporate Affairs in the British Virgin Islands. The Registrar then registers the articles of merger or consolidation and any amendment to the memorandum and articles of the surviving company in a merger or the memorandum and articles of association of the new consolidated company in a consolidation and issue a certificate of merger or consolidation (which is conclusive evidence of compliance with all requirements of the Companies Act in respect of the merger or consolidation). The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

As soon as a merger becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its amended memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation.

If the directors determine it to be in the best interests of the company, it is also possible for a merger to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the Companies Act. However, we do not anticipate the use of such statutory provisions because we expect the required terms of the initial business combination will be capable of being achieved through other means, such as a merger or consolidation (as described above), a share exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Poison Pill Defenses.    Under the Companies Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other ‘poison pill’ measures. The amended and restated memorandum and articles of association of the Company also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of ordinary shares may issue preferred shares (if such shares have been created and authorized for issue by the Company) that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, as noted above under the Companies Act, a director in the exercise of his powers and performance of his duties is required to act honestly and in good faith in what the director believes to be the best interests of the Company.

Directors.    Our directors are appointed by our shareholders. However, the directors may by resolution appoint a replacement director to fill a casual vacancy arising on the resignation, disqualification or death of a director. The replacement director will then hold office until the next annual general meeting at which the director he replaces would have been subject to retirement by rotation. Under our amended and restated memorandum and articles of association, a director may not be removed from office by a resolution of our shareholders prior to the consummation of our business combination. There is nothing under the laws of the British Virgin Islands, which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors. Our amended and restated memorandum and articles of association do not provide for cumulative voting for such elections.

There are no share ownership qualifications for directors. Meetings of our board of directors may be convened at any time by any of our directors.

A meeting of our board of directors will be quorate if at least a majority of the directors are present. At any meeting of our directors, each director, by his or her presence, is entitled to one vote. Questions arising at a meeting of our board of directors are required to be decided by simple majority votes of the directors present or represented at the meeting. In the case of an equality of votes, the chairman of the meeting shall have a second or deciding vote. Our board of directors also may pass resolutions without a meeting by unanimous written consent.

Agents.    Our board of directors has the power to appoint any person (whether or not a director or other officer of the company) to be an agent of the company except that, as stated in our amended and restated memorandum and articles of association and the Companies Act, no agent shall be given any power or authority to amend the memorandum or the articles of association in place of the directors or members; to designate committees of directors; to delegate powers to a committee of directors; to appoint directors; to appoint an agent; to approve a plan of merger, consolidation or arrangement; or to make a declaration of solvency or to approve a liquidation plan. The resolution of directors appointing the agent may authorize the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent. Our directors may remove an agent and may revoke or vary a power conferred on the agent.

Indemnification of Directors.    Our amended and restated memorandum and articles of association will provide that, subject to certain limitations, the company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to what the person believed were in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

Directors and Conflicts of Interest.    As noted in the table above, pursuant to the Companies Act and the amended and restated memorandum and articles of association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)     vote on a matter relating to the transaction;

(b)     attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)     sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

Shareholders’ Suits.    Our British Virgin Islands counsel is not aware of any reported class action having been brought in a British Virgin Islands court. The enforcement of the company’s rights will ordinarily be a matter for its directors.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the Companies Act. Pursuant to Section 184B of the Companies Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the Companies Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the Companies Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

The Companies Act provides for a series of remedies available to shareholders. Where a company incorporated under the Companies Act conducts some activity, which breaches the Act or the company’s memorandum and articles of association, the court can issue a restraining or compliance order. Under the Companies Act, a shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a member. A shareholder also may, with the permission of the British Virgin Islands Court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. As noted above, the British Virgin Islands Court may only grant permission to bring a derivative action where the following circumstances apply:

•        the company does not intend to bring, diligently continue or defend or discontinue proceedings; and

•        it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

•        when considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

•        whether the shareholder is acting in good faith;

•        whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;

•        whether the action is likely to proceed;

•        the costs of the proceedings; and

•        whether an alternative remedy is available.

Any member of a company may apply to the British Virgin Islands Court under the Insolvency Act for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The Companies Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10 per cent, or fewer of the issued shares of the company required by the holders of 90 percent, or more of the shares of the company pursuant to the terms of the Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the British Virgin Islands or their individual rights as shareholders as established by the company’s memorandum and articles of association. There are common law rights for the protection of shareholders that may be invoked, largely derived from English common law. Under the general English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following:

•        a company is acting or proposing to act illegally or beyond the scope of its authority;

•        the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;

•        the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

•        those who control the company are perpetrating a “fraud on the minority.”

Under the law of Delaware, the rights of minority shareholders are similar to that which will be applicable to the shareholders of the company.

Compulsory Acquisition.    Under the Companies Act, subject to any limitations in a company’s memorandum or articles, members holding 90% of the votes of the outstanding shares entitled to vote, and members holding 90% of the votes of the outstanding shares of each class of shares entitled to vote, may give a written instruction to the company directing the company to redeem the shares held by the remaining members. Upon receipt of such written instruction, the company shall redeem the shares specified in the written instruction, irrespective of whether or not the shares are by their terms redeemable. The company shall give written notice to each member whose shares are to be redeemed stating the redemption price and the manner in which the redemption is to be effected. A member whose shares are to be so redeemed is entitled to dissent from such redemption, and to be paid the fair value of his shares, as described under “Shareholders’ Suits” above.

Share Repurchases and Redemptions.    As permitted by the Companies Act and our amended and restated memorandum and articles of association, shares may be repurchased, redeemed or otherwise acquired by us. Depending on the circumstances of the redemption or repurchase, our directors may need to determine that immediately following the redemption or repurchase we will be able to satisfy our debts as they fall due and the value of our assets exceeds our liabilities. Our directors may only exercise this power on our behalf, subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the SEC, the NYSE or any other stock exchange on which our securities are listed.

Dividends.    Subject to the Companies Act and our amended and restated memorandum and articles of association, our directors may declare dividends at a time and amount they think fit if they are satisfied, on reasonable grounds, that, immediately after distribution of the dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. No dividend shall carry interest against us.

Rights of Non-resident or Foreign Shareholders and Disclosure of Substantial Shareholdings.    There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Untraceable Shareholders.    Under our amended and restated memorandum and articles of association, we are entitled to sell any shares of a shareholder who is untraceable, as long as: (a) all checks, not being less than three in total number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of 12 years; (b) we have not during that time or before the expiry of the three-month period referred to in (c) below received any indication of the existence of the shareholder or person entitled to such shares by death, bankruptcy or operation of law; and (c) upon expiration of the 12-year period, we have caused an advertisement to be published in newspapers, giving notice of our intention to sell these shares, and a period of three months or such shorter period has elapsed since the date of such advertisement. The net proceeds of any such sale shall belong to us, and when we receive these net proceeds we shall become indebted to the former shareholder for an amount equal to such net proceeds.

Transfer of Shares.    Subject to any applicable restrictions set forth in our amended and restated memorandum and articles of association or contractually agreed, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form, in the case of listed shares, in any manner permitted by and in accordance with the rules of the relevant exchange, or in any other form which our directors may approve.

Inspection of Books and Records.    Under the Companies Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register. A member of a company is entitled, on giving written notice to the company, to inspect: (a) the memorandum and articles; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records referred to in (a) to (d) above.

Subject to the amended and restated memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) or (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the British Virgin Islands Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Dissolution; Winding Up.    As permitted by the Companies Act and our amended and restated memorandum and articles of association, we may be voluntarily liquidated under Part XII of the Companies Act by resolution of directors and resolution of shareholders if we have no liabilities or we are able to pay our debts as they fall due.

We also may be wound up in circumstances where we are insolvent in accordance with the terms of the Insolvency Act.

Anti-Money Laundering — British Virgin Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Our Second Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a resolution of members. As a matter of British Virgin Islands law, a resolution of members is passed where it has been approved by the affirmative vote of a majority of the votes of the shares of a company’s shareholders who, being entitled to do so, attend and vote at a general meeting.

Our sponsor, who will beneficially own 21.5% of our ordinary shares upon the closing of this offering and after consummation of the private placement (assuming it does not purchase units in this offering and no over-allotment option is exercised), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner it chooses. Specifically, our amended and restated memorandum and articles of association will provide, among other things, that:

•        if we are unable to complete our initial business combination within 21 months from the closing of this offering, we will (i) as promptly as practicable cease all operations except for the purpose of making redemption and the subsequent winding up of the Company’s affairs, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable on the income earned on the trust account and funds previously released to the Company to pay our taxes) divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to the Company’s obligations under the laws of the British Virgin Islands to provide for claims of creditors and the requirements of other applicable law;

•        prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

•        although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, that such a business combination is fair to the unaffiliated shareholders from a financial point of view and (ii) the approval of a majority of our disinterested and independent directors (if we have any at that time);

•        we must (1) seek shareholders’ approval of the initial business combination at a meeting called for such purpose pursuant to a proxy statement meeting the requirements of Regulation 14A of the Exchange Act, or (2) provide the shareholders with the opportunity to sell their ordinary shares to the Company by means of a tender offer, the documents for which will contain substantially the same financial and other information about the initial Business Combination as is required under Regulation 14A of the Exchange Act;

•        so long as we obtain and maintain a listing for our securities on the NYSE and the approval by a majority of our board, including a majority of the independent directors, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the balance of funds in the trust account (excluding the deferred underwriting fees and commissions and taxes payable on the income earned on the trust account, and net of funds previously released to the company to pay our taxes) at the time of the agreement to enter into the initial business combination;

•        If our shareholders approve an amendment to our amended and restated memorandum and articles of association that would (i) modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the closing of this offering or (ii) with respect to the other provisions relating to shareholders’ rights or pre-business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable on the income earned on the trust account and funds previously released to the company to pay our taxes) divided by the number of then issued and outstanding public shares; and

•        we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated memorandum and articles of association will provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (after payment of deferred underwriting fees and commissions and net of taxes payable on the income earned on the trust account and funds previously released to the company to pay our taxes) upon consummation of our initial business combination.

Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association

We are authorized to issue a maximum of 500,000,000 ordinary shares which, unless already issued, are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. However, our amended and restated memorandum and articles of association will provide that following the Company’s IPO, the Company will not issue any securities (other our public shares issued pursuant to this offering) prior to a business combination that would entitle the holder thereof to (i) receive funds from the trust account; or (ii) vote on any business combination.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 13,509,833 ordinary shares issued and outstanding, or 15,517,333 shares if the over-allotment option is exercised in full. Of these shares, the 10,000,000 shares sold in this offering, or 11,500,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares will not be transferable except in limited circumstances described elsewhere in this prospectus.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted ordinary shares for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•        1% of the number of ordinary shares then issued and outstanding, which will equal 135,098 shares immediately after this offering (or 155,173 if the over-allotment option is exercised in full); and

•        the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company.

The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our initial shareholders will be able to sell their insider shares freely without registration one year after we have completed our initial business combination assuming they are not an affiliate of ours at that time.

Registration Rights

The holders of our insider shares issued and outstanding on the date of this prospectus, as well as the holders of the private units (and underlying securities) and any securities issued to our initial shareholders, officers, directors or their affiliates in payment of working capital loans made to us, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to three demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the private units (and underlying securities) and securities issued in payment of working capital loans (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

TAXATION

The following summary of the certain British Virgin Islands and U.S. federal income tax considerations generally applicable to an investment in our units, ordinary shares and warrants to acquire our ordinary shares, sometimes referred to, individually or collectively, in this summary as our “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

British Virgin Islands Taxation

The Government of the British Virgin Islands does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon our Company or our security holders who are not tax resident in the British Virgin Islands.

Our company and all distributions, interest and other amounts paid by our company to persons who are not tax resident in the British Virgin Islands will not be subject to any income, withholding or capital gains taxes in the British Virgin Islands, with respect to the shares in our company owned by them and dividends received on such shares, nor will they be subject to any estate or inheritance taxes in the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not tax resident in the British Virgin Islands with respect to any shares, debt obligations or other securities of our company.

Except to the extent that we have any interest in real property in the British Virgin Islands, all instruments relating to transactions in respect of the shares, debt obligations or other securities of our company and all instruments relating to other transactions relating to the business of our company are exempt from the payment of stamp duty in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to our company or our security holders.

Material United States Federal Income Tax Considerations

General

The following discussion summarizes certain material United States federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units (each consisting of one ordinary share and one-half of one redeemable warrant) that are purchased in this offering, which we refer to collectively as our securities, by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a unit are generally separable at the option of the holder, the holder of a unit generally should be treated, for United States federal income tax purposes, as the owner of two separate securities (i.e., the underlying ordinary share and one-half of one redeemable warrant components of the unit). See “— Allocation of Purchase Price and Characterization of a Unit” below. This disclosure assumes this treatment is appropriate and will be respected and, as a result, the discussion below with respect to actual holders of ordinary shares and warrants also should apply to holders of units (as the deemed owners of the underlying ordinary shares and warrants that constitute the units).

This discussion is limited to certain material United States federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as a capital asset within the meaning of Section 1221 of the Code. This discussion assumes that the ordinary shares and warrants will trade separately and that any distributions made (or deemed made) by us on our ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

This discussion does not address the United States federal income tax consequences to our founders, sponsors, officers or directors, or to holders of our founder shares or private placement warrants. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances, including but not limited to, the alternative minimum tax, the Medicare tax on net investment income and the different consequences that may apply to investors that are subject to special rules under U.S. federal income tax laws, including but not limited to:

•        banks, financial institutions or financial services entities;

•        broker-dealers;

•        taxpayers that are subject to the mark-to-market tax accounting rules;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        grantor trusts;

•        personal holding companies;

•        cooperatives;

•        pension plans;

•        dealers or traders in securities, commodities or currencies;

•        “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        expatriates or former long-term residents of the United States;

•        persons that directly, indirectly, or constructively own five percent or more (by vote or value) of any class of our shares;

•        persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•        persons that hold our securities as part of a straddle, constructive sale, hedge, wash sale, conversion or other integrated or similar transaction;

•        persons that are subject to the “applicable financial statement” accounting rules under Section 451 of the Code;

•        U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•        subchapter S corporations;

•        controlled foreign corporations;

•        passive foreign investment companies; and

•        partnerships (including entities or arrangements classified as partnerships) for U.S. federal income tax purposes and any beneficial owners of such partnerships.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder (whether final, temporary, or proposed) and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, which may result in United States federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of United States federal non-income tax laws, such as gift or estate tax laws, or state, local or non-United States tax laws and does not address, except as discussed herein, any tax reporting obligations of a holder of ordinary shares or warrants.

We have not sought, and do not expect to seek, a ruling from the United States Internal Revenue Service (“IRS”) as to any United States federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

If a partnership (including any entity or arrangement classified as a partnership) for United States federal income tax purposes is the beneficial owner of our securities, the United States federal income tax treatment of a partner in such a partnership generally will depend on the status of the partner, the activities of the partnership and upon certain determinations made at the partnership level and the partner level. Partners of such a partnership considering the purchase of or holding our securities are urged to consult their own tax advisors regarding the tax consequences of the acquisition, ownership and disposition of our securities.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-UNITED STATES TAX LAWS.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or any instrument similar to a unit for United States federal income tax purposes, and therefore, that treatment is not entirely clear. The available authorities, however, generally support the treatment of the acquisition of a unit for United States federal income tax purposes as the acquisition of one ordinary share and one-half of one warrant, and we intend to treat the acquisition of a unit in such manner. By purchasing a unit, you agree to adopt such treatment for United States federal income tax purposes. Accordingly, for United States federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one ordinary share and the one-half of one warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make such investor’s own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult such investor’s tax advisor regarding the determination of value for these purposes. The price allocated to each ordinary share and the one-half of one warrant generally should be the holder’s initial tax basis in such share and the fraction of a warrant. Any disposition of a unit generally should be treated for United States federal income tax purposes as a disposition of the ordinary share and one-half of one warrant comprising the unit, and the amount realized on the disposition should be allocated between the ordinary share and one-half of one warrant based on their respective fair market values (as determined by each such unit holder based on all the relevant facts and circumstances) at the time of disposition. The separation of the ordinary share and the one-half of one warrant comprising a unit and the combination of halves of one warrant into a single warrant generally should not be a taxable event for United States federal income tax purposes.

The foregoing treatment of the units, ordinary shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address the U.S. federal income tax implications of instruments that are similar to the units, no assurance can be given that your tax advisor, the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above will be respected for United States federal income tax purposes.

U.S. Holders

This section applies to you if you are a “U.S. Holder.” A U.S. Holder is a beneficial owner of our units, ordinary shares or warrants who or that is, for United States federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for United States federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is subject to United States federal income tax regardless of its source; or

•        a trust, if: (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have authority to control all substantial decisions of the trust, or (ii) it has a valid election in effect under Treasury regulations to be treated as a United States person (within the meaning of Section 7701(a)(30) of the Code).

Taxation of Distributions

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends in the year actually or constructively received by the U.S. Holder the amount of any distribution of cash or other property paid on our ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares (the treatment of which is described under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants” below). In the event that we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect that all distributions will be reported as dividends for U.S. federal income tax purposes.

Any portion of a distribution that is treated as a dividend paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), any portion of a distribution that is treated as a dividend generally will be “qualified dividend income” taxed at the preferential applicable long-term capital gains rate (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants” below) only if (i) our ordinary shares are readily tradable on an established securities market in the United States, (ii) we are not a PFIC in the taxable year in which the dividend was paid or in the previous year, and (iii) certain other requirements, including holding period requirements, are met. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period of the ordinary shares for this purpose. If the applicable holding period requirements are not satisfied, a non-corporate U.S. Holder may be subject to tax on the dividend at regular ordinary income tax rates instead of the preferential income tax rate that applies to qualified dividend income. U.S. Holders should consult their tax advisors regarding the availability of such preferential rate for any dividends paid with respect to our ordinary shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our ordinary shares or warrants (including a redemption of our ordinary shares (as described below) or warrants that is treated as a taxable disposition, including pursuant to our dissolution and liquidation if we do not consummate an initial business combination within the required time period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such ordinary shares or warrants exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder may be taxed at preferential rates of taxation. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period of the ordinary shares or warrants, as applicable, for this purpose. If the running of the holding period for the ordinary shares or warrants, as applicable, is suspended, then non-corporate U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or other taxable disposition of the ordinary shares or warrants, as applicable would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. The deductibility of capital losses is subject to certain limitations.

The amount of gain or loss recognized by a U.S. Holder on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the ordinary shares or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the ordinary shares or warrants based upon the then relative fair market values of the ordinary shares and the warrants comprising the units) and (ii) the U.S. Holder’s adjusted tax basis in its ordinary shares or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its ordinary shares or warrants generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to a ordinary share or one-half of one warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) reduced, in the case of a ordinary share, by any prior distributions (including deemed distributions) treated as a return of capital. See “— Exercise, Lapse or Redemption of a Warrant” below for a discussion regarding a U.S. Holder’s tax basis in the ordinary share acquired pursuant to the exercise of a warrant.

Redemption of Ordinary Shares

Subject to the PFIC rules discussed below, in the event that a U.S. Holder’s ordinary shares are redeemed pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Ordinary Shares” or if we purchase a U.S. Holder’s ordinary shares in an open market transaction (such open market purchase of ordinary shares by us is referred to as a “redemption” for the remainder of this discussion), the treatment of the transaction for United States federal income tax purposes will depend on whether the redemption qualifies as a sale of the ordinary shares under Section 302 of the Code. If the redemption qualifies as a sale of ordinary shares, the U.S. Holder will be treated as described under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants” above. If the redemption does not qualify as a sale of ordinary shares, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “— Taxation of Distributions.” Whether a redemption qualifies for sale treatment will generally depend on the total number of our shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder per the constructive ownership rules described in the following paragraph, including as a result of owning warrants) relative to all of our shares outstanding both before and after such redemption. A redemption of ordinary shares generally will be treated as a sale of the ordinary shares (rather than as a corporate distribution) if such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only our shares directly owned by the U.S. Holder, but also our shares that are constructively owned by such U.S. Holder. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which generally would include ordinary shares that could be acquired by such U.S. Holder pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares directly and constructively owned by the U.S. Holder immediately following the redemption of ordinary shares must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting shares directly and constructively owned by the U.S. Holder immediately before the redemption. Prior to our initial business combination, it is possible that the ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares directly and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares directly owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of ours (including any shares constructively owned by the U.S. Holder as a result of owning our warrants). The redemption of the ordinary shares generally will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption of any ordinary shares.

If none of the foregoing tests are satisfied, then the redemption of any ordinary shares will be treated as a corporate distribution and the tax effects will be as described under “— Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other shares constructively owned by it.

Exercise, Lapse or Redemption of a Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a ordinary share upon the exercise of a warrant for cash. A U.S. Holder’s tax basis in a ordinary share received upon exercise of the warrant generally will equal the sum of the U.S. Holder’s initial investment in the warrant (that is, the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrant. It is unclear whether a U.S. Holder’s holding period for the ordinary share received upon the exercise of the warrant will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for United States federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the ordinary shares received generally should equal the U.S. Holder’s tax basis in the warrants exercised therefor. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the ordinary shares received would be treated as commencing on the date of exercise of the warrants or the day following the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. Holder held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares received would include the holding period of the warrants exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration of the exercise price of the remaining warrants, which would be deemed to be exercised. For this purpose, a U.S. Holder could be deemed to have surrendered a number of warrants having an aggregate value equal to the exercise price for the total number of warrants deemed exercised. In such case, subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss with respect to the warrants deemed surrendered in an amount equal to the difference between the exercise price of the warrants deemed exercised and the U.S. Holder’s adjusted tax basis in the warrants deemed surrendered. In this case, a U.S. Holder’s aggregate tax basis in the ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the warrants deemed exercised (i.e., the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrants, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the aggregate exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the ordinary shares would commence on the date of exercise of the warrants or the day following the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. Holder held the warrants.

Due to the absence of authority on the United States federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the ordinary share received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally should generally be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants.”

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities — Warrants.” An adjustment that has the effect of preventing dilution generally is not taxable. The U.S. Holders of the warrants could, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases such U.S. Holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise or through a decrease in the exercise price of the warrants), including as a result of a distribution of cash or other property to the holders of our ordinary shares that is taxable to the holders of such ordinary shares as a distribution. Such constructive distribution to a U.S. Holder of warrants would be treated as if such U.S. Holder had received a cash distribution from us generally equal to the fair market value of such increased interest (taxed as described above under “— Taxation of Distributions”). Generally, a U.S. Holder’s adjusted tax basis in its warrant would be increased to the extent any such constructive distribution to the U.S. Holder is treated as a dividend.

Passive Foreign Investment Company Rules

Adverse U.S. federal income tax rules apply to U.S. Holders that hold shares in a foreign (i.e., non-U.S.) corporation classified as a PFIC for U.S. federal income tax purposes. A foreign corporation will be classified as a PFIC for United States federal income tax purposes if, after applying certain look-through rules, either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income.

Because we are a blank check company, we may meet the PFIC asset or income test during the taxable years prior to our acquisition of a company or assets in a business combination (including any short taxable year that might result from a business combination). However, pursuant to a startup exception, a corporation will not be a PFIC for the first taxable year in which the corporation has gross income (the “startup year”), if (i) no predecessor of the corporation was a PFIC; (ii) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the startup year; and (iii) the corporation is not in fact a PFIC for either of those years. If the start-up exception were to apply to us, we would not be a PFIC during our start-up year. The applicability of the startup exception to us is uncertain and will not be known until after the close of our current taxable year and, perhaps, until after the end of our two taxable years following our startup year. Depending upon the structure and domicile of the target company, it is possible that our taxable year may close at approximately the same time as the closing date, which would result in a short taxable year. Therefore, we cannot assure you that we will qualify for the startup exception. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition, the amount of our passive income and assets in the year of the acquisition, whether we combine with a U.S. or non-U.S. target company, and the amount of passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the startup exception and will be a PFIC for our current taxable year. Our PFIC status for our current taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year (and, in the case of the startup exception to our current taxable year, perhaps until after the end of our two taxable years following our startup year). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. In addition, our U.S. counsel expresses no opinion with respect to our PFIC status for our current or future taxable years.

It is not entirely clear how various aspects of the PFIC rules apply to the warrants. Section 1298(a)(4) of the Code provides that, to the extent provided in Treasury regulations, any person who has an option to acquire stock in a PFIC shall be considered to own such stock in the PFIC for purposes of the PFIC rules. No final Treasury regulations are currently in effect under Section 1298(a)(4) of the Code. However, proposed Treasury regulations under Section 1298(a)(4) of the Code have been promulgated with a retroactive effective date (the “Proposed PFIC Option Regulations”). Each prospective investor is urged to consult its tax advisors regarding the possible application of the Proposed PFIC Option Regulations to an investment in the warrants. Solely for discussion purposes, the following discussion assumes that the Proposed PFIC Option Regulations will apply to the warrants.

Although our PFIC status is determined annually, a determination that our company is a PFIC for any taxable year generally will apply for subsequent years to a U.S. Holder who held (or was deemed to hold) ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares or warrants and, in the case of our ordinary shares, the U.S. Holder did not make either a timely mark-to-market election or a qualified electing fund (“QEF”) election (as discussed below) for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or warrants (which may include gain realized by reason of transfers of ordinary shares or warrants that would otherwise qualify as non-recognition transactions for U.S. federal income tax purposes) and (ii) any “excess distribution” made to the U.S. Holder (generally, the portion of any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, the portion of such U.S. Holder’s holding period for the ordinary shares that preceded the taxable year of the distribution) (together, the “excess distribution rules”).

Under these excess distribution rules:

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the portion of the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•        the amount allocated to each other taxable year (or portion thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for that year; and

•        an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year (or portion thereof) of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may be able to avoid the excess distribution rules described above in respect of our ordinary shares (but, under current law, not the warrants) by making a timely and valid QEF election (if eligible to do so) in the first taxable year in which the U.S. Holder held (or was deemed to hold) ordinary shares in which we are classified as a PFIC. If a U.S. Holder makes a timely QEF election with respect to our ordinary shares, each year such U.S. Holder will be required to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

If a U.S. Holder makes a QEF election with respect to its ordinary shares in a year after our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, then notwithstanding such QEF election, the adverse tax consequences including the rules relating to “excess distributions” discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such U.S. Holder’s ordinary shares, unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such ordinary shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of such purging election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the ordinary shares. U.S. Holders are strongly urged to consult their tax advisors regarding the application of the rules governing purging elections to their particular circumstances.

Under current law, a U.S. Holder may not make a QEF election with respect to its warrants to acquire our ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and we were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes and maintains a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election generally will apply to the newly acquired ordinary shares. Notwithstanding such QEF election, the excess distribution rules discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which, while not entirely clear, could be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. U.S. Holders are strongly urged to consult their tax advisors regarding the application of the rules governing purging elections to their particular circumstances (including the availability of a separate purging election available if we were a controlled foreign corporation for U.S. federal income tax purposes).

The QEF election is made on a shareholder-by-shareholder basis and, once made, will apply to all subsequent taxable years of the U.S. Holder during which we are a PFIC and such U.S. Holder holds ordinary shares, unless revoked by the U.S. Holder with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed United States federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, upon written request by a U.S. Holder, we will endeavor to provide such U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable such U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided. Accordingly, there can be no assurance that a U.S. Holder will have the information necessary to make a QEF election.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no additional tax or interest charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our ordinary shares for such a taxable year.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) ordinary shares in us and for which we are determined to be a PFIC, such U.S. Holder generally will not be subject to the excess distribution rules described above with respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income in each taxable year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over its adjusted basis in its ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized by such U.S. Holder on a sale or other taxable disposition of its ordinary shares will be treated as ordinary income, and any further loss recognized on the sale or other disposition of its ordinary shares will be treated as ordinary loss (but only to the extent of the net mark-to-market gains previously included by the U.S. Holder as a result of the mark-to-market election, and any loss in excess of such prior inclusions generally would be treated as capital loss). Under current law, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the NYSE (on which we intend to list the ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the ordinary shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders are urged to consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge under the excess distribution rules described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon written request by a U.S. Holder, we will endeavor to cause any lower-tier PFIC to provide such U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance, however, that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Department of the Treasury. Failure to do so, if required, may subject such U.S. Holder to substantial penalties and will extend the statute of limitations on the assessment and collection of all U.S. federal income taxes of such person for the related tax year until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF, purging, and mark-to-market elections are complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares and warrants under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement, and the period of limitations on assessment and collection of United States federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include our units, ordinary shares and warrants if they are not held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of United States federal income taxes may be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our units, ordinary shares and warrants.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our units, ordinary shares or warrants (other than a partnership (including any entity or arrangement treated as a partnership) for United States federal income tax purposes) that is for United States federal income tax purposes:

•        a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•        a foreign corporation; or

•        an estate or trust that is not a U.S. Holder; but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our units, ordinary shares or warrants. If you are such an individual, you should consult your tax advisor regarding the United States federal income tax consequences of the acquisition, ownership and disposition of our securities.

Any portion of a distribution that is treated as a dividend (including, as described under “— U.S. Holders — Possible Constructive Distributions” above, constructive distributions treated as dividends) paid or deemed paid to a Non-U.S. Holder in respect of our ordinary shares or warrants generally will not be subject to United States federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to United States federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or warrants (including pursuant to our dissolution and liquidation if we do not consummate an initial business combination within the required time period), unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States).

Dividends (including, as described under “— U.S. Holders — Possible Constructive Distributions” above, constructive distributions treated as dividends) and gains that are “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to United States federal income tax at the same regular United States federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for United States federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The United States federal income tax treatment of a Non-U.S. Holder’s receipt of any ordinary share upon the exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the United States federal income tax treatment of the receipt of a ordinary share on the exercise of a warrant or the lapse of a warrant held by a U.S. Holder, as described under “— U.S. Holders — Exercise, Lapse or Redemption of a Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of our ordinary shares and warrants.

The characterization for United States federal income tax purposes of the redemption of the Non-U.S. Holder’s ordinary shares or warrants generally will correspond to the United States federal income tax treatment of such a redemption of a U.S. Holder’s ordinary shares or warrants, as described under “— U.S. Holders — Redemption of Ordinary Shares” or “— U.S. Holders — Exercise, Lapse or Redemption of a Warrant” above, as applicable, and the consequences of the redemption to the Non-U.S. Holder will be as described in the paragraphs above under the heading “— Non-U.S. Holders” based on such characterization.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares or warrants may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number on an IRS Form W-9 and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Any amounts withheld as backup withholding may be credited against a holder’s United States federal income tax liability, if any, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

INVESTORS CONSIDERING THE PURCHASE OF OUR SECURITIES ARE URGED TO CONSULT WITH AND RELY SOLELY UPON THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS, INCLUDING BUT NOT LIMITED TO U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

UNDERWRITING

Maxim is acting as sole book-running manager of the offering and as the sole representative of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, the underwriters named below, through the representative, Maxim, have severally agreed to purchase on a firm commitment basis, and we have agreed to sell to the underwriters, the following respective number of units set forth opposite the underwriter’s name at a public offering price less the underwriting discounts set forth on the cover page of this prospectus.

Underwriters	Number of Units
Maxim Group LLC
Total	10,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to all applicable laws and regulations and certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions by their counsel. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Upon the execution of the underwriting agreement, the underwriters will be obligated to purchase the units at the prices and upon the terms stated therein, and, as a result, will thereafter bear any risk associated with changing the offering price to the public or other selling terms after completion of the initial public offering. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Maxim has advised us that the underwriters do not intend to make sales to discretionary accounts.

Over-allotment Option

If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 1,500,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriters’ initial purchase commitment. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

Lock-up

We, our sponsor and our executive officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the representative, offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any units, warrants, Insider Shares, ordinary shares or any other securities convertible into, or exercisable or exchangeable for, any units, ordinary shares, Insider Shares or warrants, subject to certain exceptions. The representative in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice, other than in the case of the officers and directors, which shall be with notice. Our sponsor, officers and directors are also subject to separate transfer restrictions on their founder shares and private placement warrants pursuant to the letter agreement described herein.

Our sponsor, officers, and directors are also subject to separate transfer restrictions on their insider shares and private units (and underlying securities) pursuant to the letter agreement as described herein. Our founders have agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until the earlier of (1) 180 days after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, share exchange, reorganization, or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after our initial business combination, the founder shares will be released from the lock-up. The private units (including the underlying securities) will not be transferable, assignable or salable until the completion of our initial business combination (except with respect to certain permitted transferees). We refer to such transfer restrictions throughout this prospectus as the lock-up.

Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Price to Public	Underwriting Discounts and Commissions(1)(2)	Proceeds, Before Expenses, to us(3)
Per Unit	$10.00	$0.15	$9.85
Total	$100,000,000	$1,500,000	$98,500,000

____________

(1)      Includes (a) $0.05 per unit, or $500,000 (or up to $575,000 if the underwriters’ over-allotment option is exercised in full) in the aggregate payable in cash to the underwriters upon the closing of this offering, (b) $0.10 per unit, or $1,000,000 (or up to $1,150,000 if the underwriters’ over-allotment option is exercised in full) in the aggregate payable in cash to the underwriters for deferred underwriting fees and commissions that will be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriters in cash only upon completion of an initial business combination, as described in this prospectus.

(2)      In addition, the Company will issue to Maxim 100,000 ordinary shares (or 115,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) as part of the deferred underwriting compensation (the “Deferred Representative Shares”) upon the completion of an initial business combination as described in this prospectus.

(3)      The offering expenses are estimated at approximately $765,000. See also “Use of Proceeds.”

In addition to the underwriting discount, we paid Maxim the sum of $10,000 upon the execution of the engagement letter, as an advance against out-of-pocket accountable expenses actually anticipated to be incurred by the underwriter, which is reimbursable to the extent not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). We have agreed to cover all fees, expenses and disbursements of Maxim, Maxim’s counsel and any third-party vendors selected by Maxim we have agreed to pay to the underwriter for “road show” expenses, expenses of the underwriter’s legal counsel and certain diligence and other fees up to $100,000 (inclusive of the advance of $10,000) (the “Expense Cap”). The Expense Cap will be reduced to $50,000, less than the advance and any amounts previously paid or reimbursed, upon the termination of the engagement of the underwriter, other than termination by us for cause.

No discounts or commissions will be paid on the sale of the private units.

Listing

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the underwriters. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, ordinary shares or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, ordinary shares or warrants will develop and continue after this offering.

We intend to apply to have our units listed on the NYSE LLC, or NYSE, under the symbol “[ANAC]U” on or promptly after the date of this prospectus. Our ordinary shares and warrants are expected to be listed under the symbols “[ANAC],” and “[ANAC]W,” respectively, once the ordinary shares and warrants begin separate trading.

Deferred Representative Shares

We have agreed to issue to Maxim and/or its designees, 100,000 ordinary shares (or up to 115,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) at the deemed price of $10.00 per share as deferred compensation shares upon the consummation of an initial business combination as described in this prospectus (the “Deferred Representative Shares”). The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the commencement of sales of this offering pursuant to FINRA Rule 5110(e)(1). Pursuant to this FINRA lock-up, these securities cannot be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days from the commencement of sales of this offering except as permitted under FINRA Rule 5110(e)(2), including to any underwriter and selected dealer participating in the offering and their officers or partners, registered persons or affiliates.

We will register the Deferred Representative Shares in connection with the initial business combination. Maxim has agreed not to transfer, assign or sell any of the Deferred Representative Shares (except to certain permitted transferees, if any) until 180 days after the completion of our initial business combination.

Tail

Unless the engagement letter dated April 7, 2026 between the Company and Maxim (the “Engagement Letter”) is terminated by the Company for cause, which shall mean (i) willful misconduct, (ii) gross negligence or (iii) a material breach of the Engagement Letter by Maxim that remains uncured for twenty (20) days following written notice thereof, if within six (6) months following the termination date or expiration of the Engagement Letter, if the Company completes any financing of equity or equity-linked securities (other than the exercise by any person or entity of any options, warrants or other convertible securities) raising activity (other than the exercise by any person or entity of any options, warrants or other convertible securities) with any of the investors contacted by Maxim and specifically identified in writing by Maxim in a list delivered to the Company within five (5) business days of written request by the Company following the termination of the Engagement Letter, then the Company will pay to Maxim upon the closing of such financing the compensation set forth in this prospectus.

Right of First Refusal

Subject to certain conditions, we granted the representative, for a period of 12 months after the consummation of our initial business combination, a right of first refusal to act as sole underwriter and sole book running manager, or sole placement agent, at the representative’s sole discretion, for each and every future private or public equity, equity-linked, convertible and debt offering, or any of our successors or subsidiaries (the “Covered Offerings”). Notwithstanding the foregoing, this right shall not apply to (i) bank debt, credit facilities or other traditional debt financings, (ii) securities issued as consideration in mergers, acquisitions or other strategic transactions, (iii) securities issued to strategic partners or joint venture partners in connection with commercial arrangements, or (iv) ordinary-course financings by subsidiaries, The Company shall provide Maxim with the bona fide material terms of any proposed Covered Offerings and Maxim shall have ten (10) business days to accept the proposed terms. In no event shall the Company offer to retain any entity or person in connection with any such Covered Offering on terms more favorable than the terms on which it proposes to retain Maxim. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the commencement of sales of this offering or the termination date of the engagement between the representative and us.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids, and purchases to cover positions created by short sales.

•        Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

•        Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

•        Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriters sell more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

•        Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on NYSE, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, underwriters, and selling group members may engage in passive market making transactions in our securities on NYSE in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other

Except as specifically set forth with respect to the right of first refusal and the tail financing, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but we may do so at our discretion. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 60 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of an initial business combination.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of units to the public in that Relevant Member State prior to the publication of a prospectus in relation to the units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of units to the public in that Relevant Member State at any time,

(a)     to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)    to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)     to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the manager for any such offer; or

(d)    in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of units to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe the units, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State;

Notice to Prospective Investors in the United Kingdom

Each of the underwriters severally represents, warrants and agrees as follows:

(a)     it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling with Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the company; and

(b)    it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the units in, from or otherwise involving the United Kingdom;

Notice to Residents of Japan

The underwriters will not offer or sell any of our units directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

Notice to Residents of Hong Kong

The underwriters and each of their affiliates have not (i) offered or sold, and will not offer or sell, in Hong Kong, by means of any document, our units other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32 of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance or (ii) issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere any advertisement, invitation or document relating to our units which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice;

Notice to Residents of Singapore

This prospectus or any other offering material relating to our units has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and the units will be offered in Singapore pursuant to exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly our units may not be offered or sold, or be the subject of an invitation for subscription or purchase, nor may this prospectus or any other offering material relating to our units be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, (b) to a sophisticated investor, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act;

Notice to Residents of Germany

Each person who is in possession of this prospectus is aware of the fact that no German sales prospectus (Verkaufsprospekt) within the meaning of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz, the “Act”) of the Federal Republic of Germany has been or will be published with respect to our units. In particular, each underwriter has represented that it has not engaged and has agreed that it will not engage in a public offering in (offentliches Angebot) within the meaning of the Act with respect to any of our units otherwise than in accordance with the Act and all other applicable legal and regulatory requirements;

Notice to Residents of France

The units are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any units to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France this prospectus or any other offering material relating to the units, and that such offers, sales and distributions have been and will be made in the Republic of France only to qualified investors (investisseurs qualifiés) in accordance with Article L.411-2 of the Monetary and Financial Code and decrét no. 98-880 dated 1st October, 1998; and

Notice to Residents of the Netherlands

Our units may not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to, individuals or legal entities situated in The Netherlands who or which trade or invest in securities in the conduct of a business or profession (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, collective investment institution, central governments, large international and supranational organizations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly invest in securities; hereinafter, “Professional Investors”), provided that in the offer, prospectus and in any other documents or advertisements in which a forthcoming offering of our units is publicly announced (whether electronically or otherwise) in The Netherlands it is stated that such offer is and will be exclusively made to such Professional Investors. Individual or legal entities who are not Professional Investors may not participate in the offering of our units, and this prospectus or any other offering material relating to our units may not be considered an offer or the prospect of an offer to sell or exchange our units.

Notice to Prospective Investors in the British Virgin Islands

We are not licensed to conduct investment business in the British Virgin Islands by the BVI Financial Services Commission and this prospectus does not constitute an offer to members of the public of our units, whether by way of sale or subscription, in the BVI. Our units have not been offered or sold, will not be offered or sold and no invitation to subscribe for our units will be made, directly or indirectly, to members of the public in the BVI. The units may be offered to companies incorporated under the Companies Act, but only where the offer will be made to, and received by, the relevant BVI company entirely outside of the BVI.

Notice to Canadian Residents

Resale Restrictions

The distribution of units in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the units in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing units in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•        the purchaser is entitled under applicable provincial securities laws to purchase the units without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 — Prospectus Exemptions,

•        the purchaser is a “permitted client” as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•        where required by law, the purchaser is purchasing as principal and not as agent, and

•        the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that Maxim is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of units should consult their own legal and tax advisors with respect to the tax consequences of an investment in the units in their particular circumstances and about the eligibility of the units for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

Loeb & Loeb LLP is acting as United States counsel in connection with the registration of our securities under the Securities Act and will pass on the validity of the warrants offered in the prospectus. Legal matters as to British Virgin Islands law, as well as the validity of the issuance of the ordinary shares offered in this prospectus, will be passed upon for us by Travers Thorp Alberga. Robinson & Cole LLP is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Arca Nova Acquisition Corp as of May 31, 2026 and for the period from April 8, 2026 (inception) through May 31, 2026 appearing in this prospectus have been audited by Audit Alliance LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Arca Nova Acquisition Corp to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

ARCA NOVA ACQUISITION CORP
INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder of
Arca Nova Acquisition Corp

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Arca Nova Acquisition Corp (the “Company”) as of May 31, 2026, the related statements of operations, changes in shareholder’s deficit and cash flows for the period from April 8, 2026 (Inception) to May 31, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2026, and the results of its operations and its cash flows for the period from April 8, 2026 (Inception) to May 31, 2026, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, its business plan is dependent on the completion of a financing and the Company’s cash and working capital as of May 31, 2026 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Audit Alliance LLP

We have served as the Company’s auditor since 2026

Singapore

July 31, 2026

ARCA NOVA ACQUISITION CORP
BALANCE SHEET
AS OF MAY 31, 2026

Assets
Current Assets
Prepaid expenses	$4,000
Total Current Assets	4,000
Non-current Assets
Deferred offering costs	25,000
Total Assets	$29,000

Liabilities and Shareholder’s Deficit
Current Liabilities
Accrued expenses	$27,496
Other payables – related party	4,000
Total Current Liabilities	31,496
Total Liabilities	31,496

Commitments and Contingencies (Note 6)

Shareholder’s Deficit:
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 3,833,333 shares issued and outstanding(1)(2)	383
Additional paid-in capital	24,617
Share subscription receivable	(25,000)
Accumulated deficit	(2,496)
Total Shareholder’s Deficit	(2,496)
Total Liabilities and Shareholder’s Deficit	$29,000

____________

(1)      This number includes an aggregate of up to 500,000 ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5 & 7).

(2)      Gives retroactive effect to the surrender of 1 ordinary share and an aggregate of 3,833,333 ordinary shares issued to the Sponsor, directors and officers on July 17, 2026.

The accompanying notes are an integral part of these financial statements.

ARCA NOVA ACQUISITION CORP
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM APRIL 8, 2026 (INCEPTION) THROUGH MAY 31, 2026

Formation and operating costs	$2,496
Net loss	$(2,496)

Basic and diluted weighted average ordinary shares outstanding(1)(2)	3,333,333

Basic and diluted net loss per ordinary share	$(0.001)

____________

(1)      This number includes an aggregate of up to 500,000 ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5 & 7).

(2)      Gives retroactive effect to the surrender of 1 ordinary share and an aggregate of 3,833,333 ordinary shares issued to the Sponsor, directors and officers on July 17, 2026.

The accompanying notes are an integral part of these financial statements.

ARCA NOVA ACQUISITION CORP
STATEMENT OF CHANGES IN SHAREHOLDER’S DEFICIT
FOR THE PERIOD FROM APRIL 8, 2026 (INCEPTION) THROUGH MAY 31, 2026

	Ordinary Shares		Additional Paid-in Capital	Share Subscription Receivable	Accumulated Deficit	Total Shareholder’s Deficit
	Shares(1)	Amount
Balance as of April 8, 2026 (inception)	—	$—	$—	$—	$—	$—
Issuance of ordinary shares to Sponsor, directors and officers(1)(2)	3,833,333	383	24,617	(25,000)	—	—
Net loss	—	—	—	—	(2,496)	(2,496)
Balance as of May 31, 2026	3,833,333	$383	$24,617	$(25,000)	$(2,496)	$(2,496)

____________

(1)      This number includes an aggregate of up to 500,000 ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5 & 7).

(2)      Gives retroactive effect to the surrender of 1 ordinary share and an aggregate of 3,833,333 ordinary shares issued to the Sponsor, directors and officers on July 17, 2026.

The accompanying notes are an integral part of these financial statements.

ARCA NOVA ACQUISITION CORP
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM APRIL 8, 2026 (INCEPTION) THROUGH MAY 31, 2026

Cash Flows from Operating Activities:
Net loss	$(2,496)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities:
Accrued expenses	2,496
Net Cash Used in Operating Activities	—

Net Change in Cash	—
Cash, Beginning of period	—
Cash, End of period	$—

Supplemental Disclosure of Non-Cash Information:
Prepaid expenses paid via other payables – related party	$4,000
Accrued deferred offering costs	$25,000

The accompanying notes are an integral part of these financial statements.

ARCA NOVA ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

Note 1 — ORGANIZATION AND BUSINESS DESCRIPTION

Arca Nova Acquisition Corp (the “Company”) is a blank check company incorporated on April 8, 2026 under the laws of the British Virgin Islands as a limited liability business company. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar initial business combination (the “Business Combination”) with one or more businesses that operate within the digital asset ecosystem. While the Company may consider opportunities in a broad range of industries and geographic regions, the Company’s primary focus will be on companies that are positioned to benefit from the structural expansion of digital infrastructure and financial rails supporting blockchain and artificial intelligence technologies.

As of May 31, 2026, the Company had not commenced any operations. All activities through May 31, 2026 are related to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which are described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest and dividend income from the proceeds derived from the Proposed Public Offering. The Company has selected May 31 as its fiscal year end.

The Company’s sponsor is DDC Acquisition Corp (the “Sponsor”), a wholly owned subsidiary of DDC Enterprise Limited (NYSE AMERICAN: DDC). DDC Enterprise Limited (“DDC”) is a publicly listed company that has repositioned its corporate strategy toward building operating platforms in the digital asset and AI ecosystem. The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 10,000,000 units (the “Units” and, with respect to the shares of ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 11,500,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 176,500 units (or 184,000 units if the underwriters’ over-allotment option is exercised in full) (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to the Sponsor that will close simultaneously with the Proposed Public Offering (see Note 4).

The Company’s initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the balance of funds in the Trust Account (excluding any deferred underwriting fees and commissions and taxes payable on the income earned on the trust account, and net of funds previously released to the company to pay our taxes) at the time of the agreement to enter into the initial Business Combination. If the Company no longer listed on NYSE, the Company will not be required to satisfy the 80% test. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for the post-transaction company not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

Upon closing of the Proposed Public Offering, management has agreed that $10.00 per Unit sold in the Proposed Public Offering, which will be deposited into a United States trust account (the “Trust Account”) a trustee and invested in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. The proceeds held in the Trust account will not be released until the earlier of: (1) the completion of the initial Business Combination within the required time period and (2) the redemption of 100% of the outstanding public shares if the Company has not completed a Business Combination in the required time period. Therefore, unless and until the initial Business Combination is consummated, the proceeds held in the Trust Account will not be available for the Company’s use for any expenses related to the Proposed Public Offering or expenses which the Company may incur related to the investigation and selection of a target business and the negotiation of an agreement in connection with the initial Business Combination. Notwithstanding the foregoing, there will be released to the Company from the Trust Account any interest earned on the funds in the Trust Account that the Company needs to pay its income or other tax obligations. With these exceptions, expenses incurred by the Company may be paid prior to a Business Combination only from the net proceeds of the Proposed Public Offering not held in the Trust Account; provided, however, that in order to meet the Company’s working capital needs following the consummation of the Proposed

ARCA NOVA ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

Note 1 — ORGANIZATION AND BUSINESS DESCRIPTION (cont.)

Public Offering if the funds not held in the Trust Account are insufficient, its initial shareholders, officers and directors or their affiliates may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion.

The ordinary shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 (after payment of deferred underwriting fees and commissions and net of taxes payable on the income earned on the Trust Account and funds previously released to the Company to pay our taxes) upon such consummation and, solely if the Company seeks shareholder approval, a majority of the issued and outstanding ordinary shares voted are voted in favor of the Business Combination. The Company will have 21 months from the consummation of the Proposed Public Offering to consummate its initial Business Combination. If the Company is unable to consummate its initial Business Combination within such time period, the Company will, (i) as promptly as practicable, to cease all operations except for the purpose of making redemption and the subsequent winding up of the Company’s affairs; (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of its outstanding public shares for a pro rata portion of the funds held in the Trust Account, including a pro rata portion of any interest earned on the funds held in the Trust Account and not previously released to the Company or necessary to pay its taxes, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its board of directors, seek to liquidate and dissolve. However, the Company may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of its public shareholders. In the event of the Company’s liquidation and subsequent dissolution, the public warrants will expire and will be worthless.

The Insider Shares (as defined in Note 5) except as described below, are identical to the ordinary shares included in the units being sold in the Proposed Public Offering. However, the Insider Shares are identical to the ordinary shares included in the units being sold in the Proposed Public Offering. However, the Company’s initial shareholders have agreed, pursuant to written letter agreements with us (A) to vote their insider shares and any public shares acquired in or after the Proposed Public Offering (other than shares acquired outside the redemption process in connection with the Company’s initial Business Combination, in compliance with Rule 14e-5 of the Exchange Act) in favor of any proposed Business Combination, (B) not to propose, or vote in favor of, an amendment to the Company’s amended and restated memorandum and articles of association that would stop its public shareholders from converting or selling their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company does not complete a Business Combination within 21 months from the closing of the Proposed Public Offering unless the Company provides public shareholders with the opportunity to redeem their public shares from the Trust Account in connection with any such vote, (C) not to convert any Insider Shares (as well as any other shares acquired in or after the Proposed Public Offering) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve its proposed initial Business Combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial Business Combination) or a vote to amend the provisions of the Company’s amended and restated memorandum and articles of association relating to shareholders’ rights or pre-Business Combination activity and (D) that the Insider Shares shall not participate in any liquidating distribution upon winding up if a Business Combination is not consummated. Additionally, the Company’s initial shareholders have agreed not to transfer, assign or sell any of the Insider Shares (except to certain permitted transferees) until 180 days after the date of the consummation of the Company’s initial Business Combination. Notwithstanding the foregoing, the Insider Shares will be released from the Lock-Up on the earlier of (1) after the date of the consummation of the Company’s initial Business Combination if the closing price of its ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Company’s initial Business Combination or (2) after the date of the consummation of the Company’s initial Business Combination, and subsequently, the Company consummates a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

ARCA NOVA ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

Note 1 — ORGANIZATION AND BUSINESS DESCRIPTION (cont.)

Additionally, the Sponsor has also agreed not to transfer, assign or sell any of Private Units (including the ordinary shares issuable upon exercise of the private units) until after the completion of the Company’s initial Business Combination, except with respect to permitted transferees. Any permitted transferees will be subject to the same restrictions and other agreements of the Company’s initial shareholders with respect to any Insider Shares and the Private Units, as applicable. However, if after the Company’s initial Business Combination, there is a transaction whereby all the outstanding shares are exchanged or redeemed for cash (as would be the case in a post-asset sale liquidation) or another issuer’s shares, then the Insider Shares or the Private Units (or any shares of Ordinary Shares thereunder) shall be permitted to participate.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share or 100.0% of the gross proceeds from the Proposed Public Offering and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor have the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company.

Going Concern Consideration

As of May 31, 2026, the Company had no cash and $27,496 of working capital deficit. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. On July 6, 2026, the Sponsor agreed to loan the Company an amount of up to $500,000 as discussed in Note 5 to be used, in part, for transaction costs incurred in connection with the Proposed Public Offering. The financial statements do not include any adjustments that might result from the Company’s inability to consummate the Proposed Public Offering or a Business Combination to continue as a going concern

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive

ARCA NOVA ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

In preparing these financial statements in conformity with U.S. GAAP, the Company’s management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Deferred Offering Costs

The Company complies with the requirements of ASC 340-10-S99-1. Deferred offering costs consist of legal and other costs (including underwriting discounts and commissions) incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to statement of operations. As of May 31, 2026, the Company had deferred offering costs of $25,000.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Net Loss Per Ordinary Share

Net loss per ordinary share is computed by dividing net loss by the weighted average number of shares of ordinary shares outstanding during the period, excluding shares of ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of up to 500,000 shares ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Notes 5). As of May 31, 2026, the

ARCA NOVA ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of ordinary shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period presented.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Recent Accounting Standards

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on April 8, 2026, date of incorporation.

In November 2024, the FASB has released ASU 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures. The purpose of this update is to improve the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses (including purchases of inventory, employee compensation, depreciation, amortization, and depletion) in commonly presented expense captions (such as cost of sales, selling expenses, general and administrative expenses, and research and development expenses). ASU 2024-03 is effective for all public business entities, for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Any entity qualified as public business entity shall apply ASU 2024-03 prospectively to financial statements issued for current period and all comparative periods. Early adoption is permitted. The Company is currently evaluating the impact of this ASU on its financial statements.

In January 2025, the FASB issued ASU No. 2025-01, Income Statement — Reporting Comprehensive Income —
Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date. This ASU amends the effective date of ASU 2024-03 to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of Update 2024-03 is permitted. The Company is currently evaluating the impact of this ASU on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

Note 3 — PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company intends to offer for sale of 10,000,000 Units (or 11,500,000 Units if the over-allotment option is exercised in full) at a price of $10.00 per Unit. Each Unit consists of one ordinary share and one-half of one redeemable warrant (“Public Warrant”). Each whole warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per share, subject to adjustment. Only whole warrants are exercisable.

ARCA NOVA ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

Note 4 — PRIVATE PLACEMENT

The Sponsor has agreed to purchase an aggregate of 176,500 Private Units (or 184,000 Private Units if the over-allotment option is exercised in full) at a price of $10.00 per Private Unit for an aggregate purchase price of $1,765,000, or $1,840,000, if the over-allotment option is exercised in full, in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. The Private Units are identical to the units sold in Proposed Public Offering. Each Private Unit will consist of one ordinary share (“Private Share”) and one-half of one redeemable warrant (“Private Warrant”). The proceeds from the Private Units will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), the Private Shares shall not participate in any liquidating distribution upon winding up, and the Private Units and all underlying securities will expire worthless.

Note 5 — RELATED PARTY TRANSACTIONS

Insider Shares

One ordinary share was issued to Norma Chu as the initial subscriber upon incorporation of the Company for no consideration. On July 17, 2026, the one subscriber share was surrendered by Norma Chu and the Company further issued an aggregate of 3,833,333 Insider Shares to the Company’s sponsor, directors and officers for an aggregate purchase price of $25,000. The Insider Shares held by the Company’s initial shareholders include an aggregate of up to 500,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Company’s initial shareholders will collectively own 25.0% of its issued and outstanding shares after the Proposed Public Offering (excluding the sale of the Private Units and the representative shares and assuming the Company’s initial shareholders do not purchase units in Proposed Public Offering). None of the Company’s initial shareholders has indicated any intention to purchase units in Proposed Public Offering.

The Company believed it is appropriate to reflect the surrender of the one subscriber share and the issuance of 3,833,333 Insider Shares on a retroactive basis similar to stock split or recapitalization pursuant to ASC 260-10-55. All shares and per share amounts used herein and in the accompanying consolidated financial statements have been retroactively adjusted to reflect the share recapitalization transaction.

The Company’s initial shareholders have agreed not to transfer, assign or sell any of Private Units (including the ordinary shares issuable upon exercise of the private units) until after the completion of the Company’s initial Business Combination, except with respect to permitted transferees. Any permitted transferees will be subject to the same restrictions and other agreements of the Company’s initial shareholders with respect to any Insider Shares and the Private Units, as applicable. However, if after the Company’s initial Business Combination, there is a transaction whereby all the outstanding shares are exchanged or redeemed for cash (as would be the case in a post-asset sale liquidation) or another issuer’s shares, then the Insider Shares or the Private Units (or any shares of Ordinary Shares thereunder) shall be permitted to participate.

Other payables — related party

The Sponsor has agreed to provide unsecured interest-free loans to cover formation and IPO-related expenses. All outstanding borrowings shall be fully repaid upon the Proposed Public Offering’s closing. As of May 31, 2026, the outstanding payable balances amounted to $4,000.

Promissory note — related party

On July 6, 2026, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $500,000 (the “Promissory Note”). The Promissory Note is non-interest bearing and payable on the earlier of consummation of an initial public offering of the Company’s securities or the date on which the Company determines not to conduct an initial public offering of its securities.

ARCA NOVA ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

Note 5 — RELATED PARTY TRANSACTIONS (cont.)

Administrative Support Services

The Company has agreed to pay the Sponsor a total of $10,000 per month for general and administrative services such as office space, utilities and secretarial and administrative services commencing on the closing date of Proposed Public Offering and continuing until the earlier of (i) the completion of the Company’s initial Business Combination or, (ii) the Company’s liquidation. However, pursuant to the terms of such agreement, the Company may delay payment of such monthly fee upon a determination by the Company’s board of directors that the Company lacks sufficient funds held outside the trust to pay actual or anticipated expenses in connection with the Company’s initial Business Combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of the Company initial Business Combination.

Note 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Company’s Insider Shares issued and outstanding on the date of the Proposed Public Offering, as well as the holders of the Private Units (and underlying securities) and any securities issued to the Company’s initial shareholders, officers, directors or their affiliates in payment of working capital loans made to the Company, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of a majority of these securities are entitled to make up to three demands that the Company registers such securities. The holders of the majority of the Insider Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the Private Units (and underlying securities) and securities issued in payment of working capital loans (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company has granted Maxim Group LLC, the representative of the underwriters, a 45-day option to purchase up to an additional 1,500,000 units (over and above the 10,000,000 units referred to above) solely to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of $0.05 per Unit, or $500,000 (or $575,000 if the over-allotment option is exercised in full) to be paid upon the closing of the Proposed Public Offering, and deferred underwriting fees of $0.10 per Unit (aggregate $1,000,000, or $1,150,000 if the over-allotment is fully exercised) will only be payable upon consummation of an initial Business Combination In addition, the underwriters are entitled to receive an aggregate of 100,000 ordinary shares (or up to 115,000 ordinary shares if the underwriters’ over-allotment option is exercised in full, the “Representative Shares”) to be issued to the underwriters at the completion of an initial Business Combination.

Note 7 — SHAREHOLDER’S DEFICIT

Ordinary shares

One ordinary share was issued to Norma Chu as the initial subscriber upon incorporation of the Company for no consideration. On July 17, 2026, the one subscriber share was surrendered by Norma Chu and the Company further issued an aggregate of 3,833,333 Insider Shares to the Company’s sponsor, directors and officers for an aggregate purchase price of $25,000. The Insider Shares held by the Company’s initial shareholders include an aggregate of up to 500,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Company’s initial shareholders will collectively own 25.0% of its

ARCA NOVA ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

Note 7 — SHAREHOLDER’S DEFICIT (cont.)

issued and outstanding shares after the Proposed Public Offering (excluding the sale of the Private Units and the representative shares and assuming the Company’s initial shareholders do not purchase units in Proposed Public Offering). None of the Company’s initial shareholders has indicated any intention to purchase units in Proposed Public Offering.

The Company believed it is appropriate to reflect the surrender of the one subscriber share and the issuance of 3,833,333 Insider Shares on a retroactive basis similar to stock split or recapitalization pursuant to ASC 260-10-55. All shares and per share amounts used herein and in the accompanying consolidated financial statements have been retroactively adjusted to reflect the share recapitalization transaction.

Note 8 — SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s Chief Operating Decision Maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company’s CODM is the Company’s Chief Executive Officer. The CODM reviews financial information of the Company on an overall basis for resource allocation and performance evaluation. Accordingly, management has determined that the Company operates in a single operating segment.

The CODM evaluates segment performance and allocates resources based on net loss presented in the statements of operations, which is the primary segment profit (loss) measure reviewed consistently with U.S. GAAP. The Company is a blank check company with no operating revenues generated to date and will not generate operating income prior to consummating an initial Business Combination. Substantially all of the Company’s material expenses consist of organizational and offering-related costs. Total assets per the balance sheet is the measure used for segment asset evaluation by the CODM.

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

For the Period from April 8, 2026 (Inception) through May 31, 2026
Formation and operating costs	$2,496

Formation and operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Proposed Public Offering and eventually a Business Combination within the business combination period. The CODM also reviews formation and operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. These expenses are monitored to manage and forecast cash available to complete a Business Combination within the required period. Formation and operating costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis. All other segment items included in net income or loss are reported on the statement of operations and described within their respective disclosures.

As of May 31, 2026, the Company had total assets of $29,000. See the Company’s accompanying balance sheet for additional information.

ARCA NOVA ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

Note 9 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based on the review, except as described below, management did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.

On July 17, 2026, the one subscriber share was surrendered by Norma Chu and the Company further issued an aggregate of 3,833,333 Insider Shares to the Company’s sponsor, directors and officers for an aggregate purchase price of $25,000. All shares and per share amounts used herein and in the accompanying consolidated financial statements have been retroactively adjusted to reflect this share recapitalization transaction.

$100,000,000

Arca Nova Acquisition Corp

10,000,000 Units

_______________________________

PROSPECTUS

_______________________________

Maxim Group LLC

________, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial trustee fee	$—
SEC Registration Fee/FINRA filing fee	40,000
Accounting fees and expenses	60,000
NYSE listing fees	110,000
Printing and engraving expenses	35,000
Legal fees and expenses	200,000
Other underwriter expenses	100,000
Miscellaneous	220,000	(1)
Total	$765,000

____________

(1)      This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our amended and restated memorandum and articles of association will provide that we shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

•        is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

•        is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, we sold the following ordinary shares without registration under the Securities Act:

•        In April 2026, we issued 1 ordinary shares to Norma Chu as an initial subscriber. In July 2026, the 1 subscriber share was surrendered by Norma Chu and simultaneously, we issued an aggregate of 3,833,333 insider shares to our sponsor, directors and officers for an aggregate purchase price of $25,000. All the aforementioned issuances were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

•        In addition, our sponsor has committed to purchase an aggregate of 176,500 private units from the company on a private placement basis simultaneously with the consummation of this offering. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they will purchase from the company at a price of $10.00 per private unit up to an additional 7,500 private units. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)     The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Memorandum and Articles of Association
3.2	Form of Second Amended and Restated Memorandum and Articles of Association
4.1	Specimen Unit Certificate
4.2	Specimen Ordinary Share Certificate
4.3	Specimen Warrants Certificate
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1	Opinion of Travers Thorp Alberga
5.2	Opinion of Loeb & Loeb LLP
10.1	Form of Letter Agreement among the Registrant, Underwriters and the Company’s officers, directors and shareholders
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.3	Form of Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Shareholders
10.4	Form of Registration Rights Agreement among the Registrant and the Initial Shareholders
10.5	Form of Subscription Agreement between the Registrant and the Sponsor
10.6	Form of Indemnification Agreement
10.7	Form of Administration Service Agreement between the Registrant and the Sponsor
10.8	Subscription Agreement by and among the Registrant and Initial Shareholders
10.9	Promissory Note dated July 6, 2026 issued to the Sponsor
14	Form of Code of Ethics
23.1	Consent of Audit Alliance LLP
23.2	Consent of Travers Thorp Alberga (included in Exhibit 5.1)
23.3	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)
24	Power of Attorney (included on signature page).
99.1	Form of Audit Committee Charter
99.2	Form of Corporate Governance and Nominating Committee Charter
99.3	Form of Compensation Committee Charter
107	Filing fee table

____________

*        To be filed by amendment.

Item 17. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)    That for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)    The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on October 2, 2026.

ARCA NOVA ACQUISITION CORP
By:	/s/ Norma Ka Yin Chu
Name:	Norma Ka Yin Chu
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ms. Norma Ka Yin Chu his or her true and lawful attorney-in-fact and agent, with full power of substitution, for her or him and in her or his name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-1 registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or her or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Norma Ka Yin Chu	Chief Executive Officer	October 2, 2026
Norma Ka Yin Chu	(Principal executive officer), Director
/s/ Ethan Yu	Chief Financial Officer	October 2, 2026
Ethan Yu	(Principal financial and accounting officer)
/s/ Chris Bradley	Independent Director	October 2, 2026
Chris Bradley
/s/ Jaime Leverton	Independent Director	October 2, 2026
Jaime Leverton
/s/ Albert Park	Independent Director	October 2, 2026
Albert Park

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Arca Nova Acquisition Corp has signed this registration statement in the City of New York, on October 2, 2026.

AUTHORIZED U.S. REPRESENTATIVE
Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.